As filed with the Securities and Exchange Commission on October 29, 2019

Registration No. 333-233586

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

Registration statement under the Securities Act of 1933

Gaucho Group Holdings, Inc.

Delaware	6552	52-2158952
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

135 Fifth Avenue, Floor 10, New York, New York 10010; telephone 212-739-7700

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Scott L. Mathis

President & Chief Executive Officer

Gaucho Group Holdings, Inc.

135 Fifth Avenue, Floor 10

New York, NY 10010

T. 212-739-7700

(Name, address, including zip code, and telephone number, including area code, of agent service)

Copies to:

Victoria B. Bantz Burns, Figa & Will, P.C. 6400 S. Fiddler’s Green Circle, Suite 1000 Greenwood Village, Colorado 80111 T. 303-796-2626	Joel D. Mayersohn Dickinson Wright PLLC 350 East Las Olas Boulevard Suite 1750 Ft. Lauderdale, Florida 33301 T. 954-991-5426

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock	1,840,000	$5.00	$9,200,000	$1,194.16	(2)
Shares Underlying Underwriters Warrants	147,200	$6.00	883,200	114.64	(3)
Total	1,987,200		10,083,200	$1,308.80

(1)	Includes shares that are issuable upon exercise of the underwriters’ overallotment options pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	As estimated solely for the purpose of calculating the registration statement fee pursuant to Rule 457(g) under the Securities Act. The underwriters’ warrants are exercisable at an as per share price equal to 120% of the public offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement will become effective on such date as the Securities and Exchange Commission, in accordance with Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ______________, ____, 2019

PRELIMINARY PROSPECTUS

Gaucho Group Holdings, Inc.

_______________ Shares of Common Stock

This is a firm commitment public offering of Gaucho Group Holdings, Inc. (the “Company”). We are offering _____________ shares of our common stock (the “Shares”). The public offering price is expected to be between $4.00 and $6.00 per Share (the “Offering”).

Our common stock is presently quoted on the OTCQB under the symbol “VINO.” On ________ ___, 2019, the last reported closing bid price of our common stock was $___________ per share. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “VINO” which listing is a condition to this Offering. No assurance can be given that our application will be approved.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus

	Per Share	Total
Public offering price		$
Underwriting discounts and commissions (1)		$
Proceeds, before expenses, to us		$

(1)	We have also agreed to reimburse the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all the shares offered by the Prospectus if any such shares are taken. The underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option to purchase additional shares of common stock.

We have granted the underwriters an option, exercisable, for 45 days from the date of this prospectus, to purchase up to an additional 15% of the Shares at the public offering price, less the underwriting discounts and commissions to cover over-allotment, if any.

The underwriters expect to deliver the Shares to purchasers in the Offering on or before ______________, 2019.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation. to the contrary is a criminal offense.

Book-Running Manager

Newbridge Securities Corp.
5200 Town Center Circle, Tower One
Suite 306
Boca Raton, FL 33486

The date of this prospectus is _______________, 2019

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GAUCHO GROUP HOLDINGS, INC.

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Initial Public Offering (IPO) to Qualify for a NASDAQ listing

A growing collection of luxury assets driven by an e-commerce high-end fashion and leather accessories brand, internationally acclaimed fine wines, with a foundation of legacy real estate holdings.

GAUCHO — BUENOS AIRES

ALGODON — MANSION — BUENOS AIRES

ALGODON — WINE ESTATES — WELLNESS RESORT

ALGODON — WINE ESTATES — PRIVATE ESTANCIAS

ALGODON — FINE WINES — SAN RAFAEL, MENDOZA

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ABOUT THIS PROSPECTUS

The registration statement as of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

Through and including ________________, 2019 _____________ (the 25th day after the date of this Prospectus) all dealers effecting transactions in the securities, whether or not participating in this Offering, may be required to deliver a prospectus). This is in addition to the dealer’s obligations to deliver this prospectus when acting as an underwriter with the respect to the unsold allotment or subscriptions.

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus and any free writing prospectus related to this Offering are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless the context otherwise requires, the terms “Gaucho Group Holdings,” “GGH,” the “Company,” “we,” “us” and “our” refer to Gaucho Group Holdings, Inc. and our subsidiaries. We have registered our name, logo and the trademarks “ALGODON®,” and “Gaucho – Buenos Aires™” in the United States. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® , © and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This prospectus includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications or other publicly available information. Although we believe each such source to have been reliable as of its respective date, we have not independently verified the information contained in such sources. Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be. Important factors that could cause such differences include, but are not limited to:

●	the risks and additional expenses associated with international operations and operations in a country (Argentina) which has had significantly high inflation in the past;

●	the uncertainties raised by a fluid political situation and fundamental policy changes that could be affected by presidential elections;

●	the risks associated with a business that has never been profitable, whose business model has been restructured from time to time, and which continues to have and has significant working capital needs;

●	the possibility of external economic and political factors preventing or delaying the acquisition, development or expansion of real estate projects, or adversely affecting consumer interest in our real estate offerings;

●	changes in external market factors, as they relate to our emerging e-commerce business;

●	changes in the overall performance of the industries in which our various business units operate;

●	changes in business strategies that could be necessitated by market developments as well as economic and political considerations;

●	possible inability to execute the Company’s business strategies due to industry changes or general changes in the economy generally;

●	changes in productivity and reliability of third parties, counterparties, joint venturers, suppliers or contractors; and

●	the success of competitors and the emergence of new competitors.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on forward-looking statements contained in this prospectus.

We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the “Risk Factors”, Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

A 1:[__] reverse stock split of our common stock will be effected in connection with the closing of this Offering and a listing with Nasdaq Capital Markets. In addition, all Series B Preferred Stock converted into common stock at the closing of this Offering.

Company Structure and History

Gaucho Group Holdings, Inc. (“GGH” or the “Company”) positions its e-commerce fashion, leather goods and accessories brand, Gaucho – Buenos Aires™, as one of luxury, creating a platform for the global consumer to access their piece of Argentine style and high-end products. With ambitious couture, a concentration on leather goods, ready-to-wear and high-street fashion and accessories, this is the luxury brand in which Argentina finds its contemporary expression. GGH seeks to grow its direct-to-consumer online products to global markets in the United States, Asia, the United Kingdom, Europe, and Argentina.

GGH’s goal is to become recognized as the LVMH (“Louis Vuitton Moët Hennessy”) of South America’s leading luxury brands. Through its wholly owned subsidiary ALGODON, GGH also owns and operates legacy investments in the boutique hotel, hospitality and luxury vineyard property markets. This includes a golf, tennis and wellness resort, as well as an award winning, wine production company concentrating on Malbecs and Malbec blends. Utilizing these wines as its ambassador, GGH seeks to further develop its legacy real estate, which includes developing residential vineyard lots located within its resort.

The Company’s senior management is based at its corporate offices in New York City, and its local operations are managed in Buenos Aires and San Rafael, Argentina by professional staff with considerable e-commerce, wine, hotel, hospitality and resort experience.

The Company was incorporated on April 5, 1999 in the State of Delaware as Investprivate.com, Inc. and subsequently changed its name several times. Effective March 11, 2019, the Company changed its name to Gaucho Group Holdings, Inc. to reflect its expanded growth strategy, progress, and transition to a diversified luxury goods company.

Our website is http://www.gauchoholdings.com. Information contained on our website does not constitute part of and is not incorporated into this prospectus.

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The current corporate organizational structure of GGH and how we have operated substantially for the past year appears below.

GAUCHO GROUP HOLDINGS, INC.
CORPORATE STRUCTURE

GAUCHO GROUP HOLDINGS, INC.
(VINO)
*79%
100%
100%
GAUCHO GROUP, INC. (GGI)
(Gaucho - Buenos Aires, e-commerce fashion and leather accessories brand)
ALGODON GLOBAL PROPERTIES, LLC (AGP)
(U.S. Investment Partnership)
InvestProperty GROUP, LLC (IPG)
(U.S. Holding Company)
37%
15%
39%
61%
100%
THE ALGODON RECOLETA, SRL (TAR)
(Algodon Mansion)
48%
ALGODON PROPERTIES II, SRL (AP II)
(Holding Company)
ALGODON EUROPE, LTD (AEU)
(Algodon wine distribution in Europe and the U.K.)
53%
47%
ALGODON WINE ESTATES, SRL (AWE)
(Real Estate Development Company)

*21% Startup capital funded by outside investors, including current investors of GGH.

Please Note: Not shown is DPEC Capital, a non-operating company that ceased broker-dealer operations December 31, 2016, as it was no longer necessary to the Company's operations.

The remaining 21% of Gaucho Group, Inc. (“GGI”) is held by certain affiliates and outside investors who provided the startup capital for GGI, a majority of which are stockholders of GGH. See “Certain Relationships and Related Transactions” on page 81.

For a more thorough discussion of the Company’s business, see “Business” on page 46.

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THE OFFERING

Issuer	Gaucho Group Holdings, Inc.

Securities offered by us	We are offering _________ shares of our common stock (the “Shares”).

Offering price per Share	$5.00, which is the midpoint of the price range set forth on the cover page of this prospectus

Trading symbol	Our common stock is currently quoted on the OTCQB under the symbol “VINO.”

Nasdaq Capital Market Symbol	VINO

Use of proceeds

We estimate that we will receive net proceeds, after deducting estimated underwriting discounts and commissions and estimated expenses payable by us of $7.115 million from this Offering assuming no exercise in the underwriter’s over-allotment option or the underwriters warrants.

We expect that the net proceeds of this Offering allow us to qualify for listing on Nasdaq, we intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to, inventory production and marketing for Gaucho Group, Inc., costs of this Offering, operating expenses and working capital. See “Use of Proceeds” on page 27 for more information.

Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment See “Risk Factors” beginning on page 7.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or outstanding warrants.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following tables present our summary consolidated financial and other data as of and for the periods indicated. The summary consolidated statements of operations data for the fiscal years ended December 31, 2018 and December 31, 2017, and the summary consolidated balance sheet data as of December 31, 2018, are derived from our audited financial statements included elsewhere in this prospectus. The consolidated statement of operations data for the six months ended June 30, 2019 and 2018 and the summary consolidated balance sheet data as of June 30, 2019, are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus and have been prepared on the same basis as the audited consolidated financial statements.

The summarized financial information presented below is derived from and should be read in conjunction with our audited consolidated financial statements including the notes to those financial statements, and our unaudited condensed consolidated financial statements including the notes to those financial statements, both of which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results are not necessarily indicative of our future results.

	June 30,	December 31,
	2019	2018	2017
Consolidated Balance Sheets Data:
Cash	$368,164	$58,488	$358,303
Total current assets	3,212,937	2,236,413	3,381,919
Total assets	6,714,228	5,647,491	8,344,806
Total current liabilities	5,014,373	6,425,337	3,344,383
Total liabilities	5,354,274	6,717,914	4,338,302
Total stockholders’ deficiency	(7,666,870)	(10,097,247)	(5,020,320)

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2019	2018	2018	2017
Statement of Operations:
Sales	$709,228	$1,674,315	$3,099,608	$1,817,302
Net loss	(3,393,975)	(3,931,889)	(5,678,418)	(7,806,761)

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Risk Factors

An investment in our securities involves certain risks relating to our structure and investment objective. The risks set forth below are the risks we have identified and which we currently deem material or predictable. We also may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. In general, you take more risk when you invest in the securities of issuers in emerging markets such as Argentina than when you invest in the securities of issuers in the United States. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the price of our common stock could decline, and you may lose all or part of your investment.

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks Relating to Argentina

As of the date of this registration statement, the majority of our operations, property and sales are located in Argentina. As a result, the quality of our assets, our financial condition and the results of our operations are dependent upon the macroeconomic, regulatory, social and political conditions prevailing in Argentina from time to time. These conditions include growth rates, inflation rates, exchange rates, taxes, foreign exchange controls, changes to interest rates, changes to government policies, social instability, and other political, economic or international developments either taking place in, or otherwise affecting, Argentina.

Economic and political instability in Argentina may adversely and materially affect our business, results of operations and financial condition.

The Argentine economy has experienced significant volatility in recent decades, characterized by periods of low or negative GDP growth, high and variable levels of inflation and currency depreciation and devaluation. The economy has experienced high inflation and GDP growth has been sluggish in the last few years. On October 8, 2018, the International Monetary Fund (IMF) published the “World Economic Outlook” report. The IMF noted that after growing by 2.9 percent in 2017, Argentina was expected to contract by 2.6 percent in 2018. The actual contraction in 2018 was 2.5 percent. Further, the IMF forecasted that the Argentinian economy is expected to contract by a further 1.6 percent in 2019 with growth of 3.2 percent expected over the medium term under the steady implementation of reforms and returning confidence.

The IMF noted that in Argentina, tighter global financial conditions, together with a domestic corruption scandal and persistent uncertainty over the success of the stabilization plan underlying the program with the IMF, have contributed to financial market volatility. The IMF estimated that inflation in Argentina was expected to reach 31.8 percent in 2018, driven by the significant currency depreciation. The actual 2018 inflation rate was 34.3%. The IMF projected the 2019 inflation rate to be approximately 40%.

The operating environment in Argentina continues to be a challenging business environment, including the continuing significant devaluation of Argentina’s currency, high inflation and economic recession. Volatility and declines in the exchange rate are expected in the future, which could have an adverse impact on our Argentine revenues, net earnings, cash flows and net monetary asset position.

On December 10, 2015, Mauricio Macri took office as the new president of Argentina, along with his former finance minister Alfonso Prat-Gay and Luis Caputo, who replaced Prat-Gay in late 2016. President Macri has made a number of decisions in pursuit of economic reform, including removing currency controls, which resulted in a 30% devaluation of the peso in 2015. By August 2019, inflation has risen to more than 50% this year. Mr. Macri’s approach to the economy has been one of gradualism, but the economy has suffered and his structural economic reforms have hurt poor and middle-class families in Argentina. As a result, Alberto Fernández won the election as President on October 27, 2019 and Cristina Fernández de Kirchner won as Vice President and both will take office on December 10, 2019.

Given the political climate, it is not certain what other changes may take place or what the impact of the changes may be on the economy of Argentina. Our discussion below is based on recent history.

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Economic and Political Risks Specific to Argentina

The Argentinian economy has been characterized by frequent and occasionally extensive intervention by the Argentinian government and by unstable economic cycles. The Argentinian government has often changed monetary, taxation, credit, tariff and other policies to influence the course of Argentina’s economy, and taken other actions which do, or are perceived to weaken the nation’s economy especially as it relates to foreign investors and other overall investment climate. For example, in 2008, the Argentine government assumed control over approximately $30 billion held in private pension funds, which caused a significant temporary decline in the Argentine stock market, a decline in the Argentine peso and prompted Standard & Poor’s to downgrade Argentina’s credit rating. The Argentine peso has devalued significantly against the U.S. dollar, from about 6.1 Argentine pesos per dollar in December 2013 to an average of 42.4 pesos per dollar in July 2019.

The overall state of Argentinian politics and the Argentina economy have resulted in numerous investment reports that warn about foreign investment in Argentina. In February 2019, the Morgan Stanley Capital International (MSCI) index allowed Argentina to remain in the frontier emerging market despite the country technically being ineligible based on available 2017 Gross National Income data. In May 2019, MSCI classified Argentina as an emerging market rather than a pure frontier market. Nonetheless, investors considering an investment in GGH should be mindful of these potential political and financial risks.

Argentina’s economy may not support foreign investment or our business.

The Argentine economy has experienced significant volatility in recent decades, characterized by periods of low or negative growth, high inflation and currency deflation. Currently there is significant inflation, labor unrest, and currency deflation. There has also been significant governmental intervention into the Argentine economy, including price controls and foreign currency restrictions. As a result, uncertainty remains as to whether economic growth in Argentina is sustainable and whether foreign investment will be successful.

As of July 1, 2018, Argentina has a highly inflationary economy which may continue to increase our accounting and legal costs.

The International Practices Task Force (“IPTF”) of the Center for Audit Quality discussed the inflationary status of Argentina at its meeting on May 16, 2018 and categorized Argentina as a country with a projected three-year cumulative inflation rate greater than 100%. Therefore, the Company has transitioned its Argentine operations to highly inflationary status as of July 1, 2018. As a result, the Company is required to change the functional currency of its Argentine operations to the U.S. dollar, effective as of July 1, 2018. For operations in highly inflationary economies, monetary asset and liabilities are translated at exchange rates in effect at the balance sheet date, and non-monetary assets and liabilities are translated at historical exchange rates. Income and expense accounts are translated at the weighted average exchange rate in effect during the period. Translation adjustments are reflected in loss on foreign currency translation on the accompanying statements of operations. The Company was delayed in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2018 as a result of this change and the Company has incurred from July 1, 2018 through June 30, 2019 approximately $50,000 in additional expense to adjust to this new method in the form of increased accounting and legal fees.

Past efforts by Argentina to nationalize businesses.

In April 2012, then Argentine President Cristina Fernández de Kirchner announced her decision to nationalize YPF, the country’s largest oil company, from its majority stakeholder, thus contributing to declining faith from foreign investors in the country and again resulting in a downgrade by Standard and Poor’s of Argentina’s economic and financial outlook to “negative”. There were other discussions in Argentina about the possibility of nationalizing other businesses and industries under former President Kirchner, and she was elected a Senator in late 2017. She has made several public statements about her intent to debate everything and take firm positions on her political ideals.

As a result of the primary held in August 2019, where Mr. Macri earned only 32% of the vote in primary elections due to voters’ anger over austerity measures, the deep recession and soaring inflation, the peso fell about 17% against the dollar and Argentina’s bonds and stocks plunged. As Alberto Fernández won as President of Argentina on October 27, 2019 and Ms. Kirchner as Vice President, we are unable to predict the impact and influence Ms. Kirchner will have on Argentine policies going forward and the ultimate impact on the economy and the effect on our company. There is no assurance that any investment in GGH will be safe from government control or nationalization if Mr. Macri’s policies are reversed.

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Current corruption investigations in Argentina could have an adverse impact on the development of the economy and investor confidence.

The Argentine Government has announced a large-scale corruption investigation in Argentina. The investigation relates to payments over the past decade to government officials from businessmen and companies who had been awarded large government contracts. As of the date of this registration statement, several Argentine businessmen, mainly related to public works, and over a dozen former government officials of the Fernández de Kirchner administration are being investigated for bribery to the State. As a result, on September 17, 2018, the former president of Argentina, Cristina Fernandez de Kirchner, and several businessmen were prosecuted for illegal association, and goods for 4 billion pesos were seized. Depending on the results of such investigations and the time it takes to conclude them, the companies involved could face, among other consequences, a decrease in their credit rating, be subject to claims by their investors, as well as experiencing restrictions on financing through the capital markets. These adverse effects could hamper the ability of these companies to meet their financial obligations on time. In connection with the aforementioned, the lack of future financing for these companies could affect the realization of the projects or works that are currently in execution.

In addition, the effects of these investigations could affect the investment levels in infrastructure in Argentina, as well as the continuation, development and completion of public works, which could ultimately lead to lower growth in the Argentine economy.

As of the date of this registration statement, we have not estimated the impact that this investigation could have on the Argentine economy. It is possible the corruption charges against Kirchner may have no effect during her Vice Presidency. Likewise, we cannot predict for how long corruption investigations could continue, what other companies might be involved, or how important the effects of these investigations might be. In turn, the decrease in investors’ confidence, among other factors, could have a significant adverse impact on the development of the Argentine economy, which could adversely affect our business, financial condition and the results of our operations.

Due to the Company’s operations in Argentina, the Company is exposed to the risk of changes in foreign exchange rates.

Due to the international nature of Gaucho Group Holdings’ business, movements in foreign exchange rates may impact the consolidated statements of operations, consolidated balance sheets and cash flows of the Company. Since almost all of the Company’s sales are located in Argentina, the Company’s consolidated net sales are impacted negatively by the strengthening or positively by the weakening of the U.S. dollar as compared to Argentina’s currencies. Additionally, movements in the foreign exchange rates may unfavorably or favorably impact the Company’s results of operations, financial condition and liquidity. On April 29, 2019, Argentina’s central bank said it would step up intervention in the currency market by starting to sell dollars to stabilize the peso.

Argentina’s ability to obtain financing from international markets is limited, which may impair its ability to implement reforms and foster economic growth.

After the economic crisis in 2002, the Argentine government has maintained a policy of fiscal surplus. To be able to repay its debt, the Argentine government may be required to continue adopting austere fiscal measures that could adversely affect economic growth.

In 2005 and 2010, Argentina restructured over 91% of its sovereign debt that had been in default since the end of 2001. Some of the creditors who did not participate in the 2005 or 2010 exchange offers continued their pursuit of a legal action against Argentina for the recovery of debt.

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In April 2010, a New York court granted an attachment over reserves of the Argentine Central Bank in the United States requested by creditors of Argentina on the basis that the Central Bank was its alter ego. In subsequent court rulings, Argentina was ordered to pay $1.33 billion to hedge fund creditors who refused to participate in the debt restructuring along with those who did. In February 2014, Argentina filed an appeal to the U.S. Supreme Court seeking to reverse these lower court decisions, but the U.S. Supreme Court declined to consider Argentina’s appeal.

A U.S. Court of Appeals blocked the most recent debt payment made by Argentina in June 2014 because it was improperly structured, giving Argentina through the end of July 2014 to find a way to pay to fulfill its obligations. On or about July 30, 2014, credit rating agencies Fitch and S&P declared Argentina to be in “selective default” after a U.S. judge blocked trustee Bank of New York Mellon from making payments to Argentine bond holders, after Argentina deposited the $539 million in funds due to bond holders with the trustee. The court’s reason for blocking the payments was due to Argentina failing to reach an agreement with a group of hedge funds that are holding out for better terms on old Argentine defaulted debt. In March 2015, more than 500 creditors, separate from the hedge fund creditors, filed suit against Argentina for payment on the debt of $5.4 billion. Argentina filed a motion opposing those claims noting that there were now $10 billion in judgments and claims before the court. In February 2016, Argentina and four of its major bond creditors entered into a settlement agreement whereby Argentina agreed to pay roughly $4.65 billion to those creditors to resolve the fifteen-year litigation. Subsequently, Argentina has also entered into settlement agreements with other bond default creditors who were not party to the original settlement which, in the aggregate, could have an estimated dollar value upwards of $10 billion.

As a result of Argentina’s default and its aftermath of litigation, the government may not have the financial resources necessary to implement reforms and foster economic growth, which, in turn, could have a material adverse effect on the country’s economy and, consequently, our businesses and results of operations. Furthermore, Argentina’s inability to obtain credit in international markets could have a direct impact on our own ability to access international credit markets to finance our operations and growth.

In April of 2016, after settling the litigation, Argentina was able to return to the international debt markets with a $16.5 billion century bond. The attractiveness of a century bond is debatable amongst investment advisers and its impact over the long-term in is this case unknown. In 2017, Argentina engaged in additional sales of bonds on international markets for around $13.4 billion. There can be no assurance that the Argentine government will not default on its obligations under these or any of its bonds if it experiences another economic crisis or has a change in political control. A new default by the Argentine government could lead to a new recession, even higher inflation, restrictions on Argentine companies access to financing and funds, limit the operations of Argentine companies in the international markets, higher unemployment and social unrest, which would negatively affect our financial condition, results of operations and cash flows.

In June 2018, the Argentine Government entered into a US$50 billion, 36-month stand-by arrangement with the IMF. This measure was intended to halt the significant depreciation of the peso during the first half of 2018. In December 2018, the IMF completed a second review under the stand-by arrangement and although there were indications that the financial markets in Argentina have stabilized since the end of September 2018 following the adoption of the new monetary policy framework, the IMF noted that external risks are centered around an unanticipated tightening of global financial conditions, which could resurface concerns about Argentina’s ability to meet its large gross financing needs. The IMF also warned that greater than expected inertia in the inflation process may delay the expected easing of monetary policy and generate a greater economic loss during the needed disinflation and that a deeper recession or more persistent inflation could generate a more forceful opposition to the policies underpinning the program and hinder their implementation. Finally, the IMF noted that uncertainty associated with the 2019 electoral cycle may trigger new rounds of financial market turbulence and capital account pressures.

10

The Argentine government may again place currency limitations on withdrawals of funds.

Through 2015, the Argentine government, led by then president Cristina Fernández, instituted economic controls that included limiting the ability of individuals and companies to exchange local currency (Argentine peso) into U.S. dollars and to transfer funds out of the country. At the time, public reports stated that government officials were micromanaging money flows by limiting dollar purchases and discouraging dividend payments and international wire transfers. As a result of these controls, Argentine companies had limited access to U.S. dollars through regular channels (e.g., banks) and consumers faced difficulty withdrawing and exchanging invested funds. Given the Company’s investment in Argentine projects and developments, its ability to mobilize and access funds may be adversely affected by the above-mentioned political actions, despite the efforts to repeal economic controls in the recent past.

In December 2015, newly elected President Mauricio Macri ended the central bank’s support of the peso and removed the currency controls that limited the ability of Argentines to buy dollars, resulting in a 30% devaluation of the Argentine peso. In January 2017, the country lifted the 120-day holding period for incoming funds hoping to increase the flow of money into the country and ease access for tourists, citizens and businesses. However, Argentina is still feeling the impact of removing currency controls and has continued experiencing a decrease in the value of the Argentine peso throughout 2019.

With Alberto Fernández as President and Christina Kirchner as Vice President effective December 10, 2019, it is possible that the Argentine government may, in the future, impose additional controls on the foreign exchange market and on capital flows from and into Argentina, in response to capital flight or depreciation of the peso. These restrictions may have a negative effect on the economy and on our business if imposed in an economic environment where access to local capital is constrained.

The stability of the Argentine banking system is uncertain.

Adverse economic developments, even if not related to or attributable to the financial system, could result in deposits flowing out of the banks and into the foreign exchange market, as depositors seek to shield their financial assets from a new crisis. Any run on deposits could create liquidity or even solvency problems for financial institutions, resulting in a contraction of available credit.

Additionally, unrest among the employment sector of the banking industry has led to strikes led by strong labor unions. This makes it difficult for citizens and businesses to conduct banking activities and decreases the level of trust people put into the Argentine banking system.

In the event of a future shock, such as the failure of one or more banks or a crisis in depositor confidence, the Argentine government could impose further exchange controls or transfer restrictions and take other measures that could lead to renewed political and social tensions and undermine the Argentine government’s public finances, which could adversely affect Argentina’s economy and prospects for economic growth which could adversely affect our business.

Government measures to preempt or respond to social unrest may adversely affect the Argentine economy and our business.

The Argentine government has historically exercised significant influence over the country’s economy. Additionally, the country’s legal and regulatory frameworks have at times suffered radical changes, due to political influence and significant political uncertainties. In April 2014, there were nationwide strikes that paralyzed the Argentine economy, shutting down air, train and bus traffic, closing businesses and ports, emptying classrooms, shutting down non-emergency hospital attention and leaving trash uncollected. This is consistent with past periods of significant economic unrest and social and political turmoil.

Future government policies to preempt, or in response to, social unrest may include expropriation, nationalization, forced renegotiation or modification of existing contracts, suspension of the enforcement of creditors’ rights, new taxation policies, including royalty and tax increases and retroactive tax claims, and changes in laws and policies affecting foreign trade and investment. Such policies could destabilize the country and adversely and materially affect the economy, and thereby our business.

11

The Argentine economy could be adversely affected by economic developments in other global markets.

Financial and securities markets in Argentina are influenced, to varying degrees, by economic and market conditions in other global markets. Although economic conditions vary from country to country, investors’ perception of the events occurring in one country may substantially affect capital flows into other countries. Lower capital inflows and declining securities prices negatively affect the real economy of a country through higher interest rates or currency volatility.

In addition, Argentina is also affected by the economic conditions of major trade partners, such as Brazil and/or countries that have influence over world economic cycles, such as the United States. If interest rates rise significantly in developed economies, including the United States, Argentina and other emerging market economies could find it more difficult and expensive to borrow capital and refinance existing debt, which would negatively affect their economic growth. In addition, if these developing countries, which are also Argentina’s trade partners, fall into a recession the Argentine economy would be affected by a decrease in exports. All of these factors would have a negative impact on us, our business, operations, financial condition and prospects.

The Argentine government may order salary increases to be paid to employees in the private sector, which would increase our operating costs.

There have been nationwide strikes in Argentina over wages and benefits paid to workers which workers believe to be inadequate in light of the high rate of inflation and rising utility rates. In the past, the Argentine government has passed laws, regulations and decrees requiring companies in the private sector to maintain minimum wage levels and provide specified benefits to employees and may do so again in the future. In the aftermath of the Argentine economic crisis, employers both in the public and private sectors have experienced significant pressure from their employees and labor organizations to increase wages and to provide additional employee benefits. Due to the high levels of inflation, the employees and labor organizations have begun again demanding significant wage increases. It is possible that the Argentine government could adopt measures mandating salary increases and/or the provision of additional employee benefits in the future. Any such measures could have a material and adverse effect on our business, results of operations and financial condition. To management’s knowledge, currently there are no pending measures.

Restrictions on the supply of energy could negatively affect Argentina’s economy.

As a result of a prolonged recession, and the forced conversion into pesos and subsequent freeze of gas and electricity tariffs in Argentina, there has been a lack of investment in gas and electricity supply and transport capacity in Argentina in recent years. At the same time, demand for natural gas and electricity has increased substantially, driven by a recovery in economic conditions and price constraints, which has prompted the government to adopt a series of measures that have resulted in industry shortages and/or cost increases. In 2017, the government increased the tariffs on electricity and gas hoping to spur an increase in domestic energy production which increased the cost for these utilities for citizens. Scheduled increases in electricity tariffs in May and August 2019 were canceled and the government committed to no further gas tariff increases in 2019.

The federal government has been taking a number of measures, including the tariff increase, to alleviate the short-term impact of energy shortages on residential and industrial users. If these measures prove to be insufficient, or if the investment that is required to increase natural gas production and transportation capacity and energy generation and transportation capacity over the medium-and long-term fails to materialize on a timely basis, economic activity in Argentina could be limited, which could have a significant adverse effect on our business.

12

We are exposed to risks in relation to compliance with anti-corruption and anti-bribery laws and regulations.

Our operations are subject to various anti-corruption and anti-bribery laws and regulations, including the Corporate Criminal Liability Law 27,401 effective March 1, 2018 and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Both the Corporate Criminal Liability Law and the FCPA impose liability against companies who engage in bribery of government officials, either directly or through intermediaries. The Corporate Criminal Liability Law establishes a system of criminal liability of private legal persons which include companies created under any legal form (LLCs, PLCs, partnerships, etc.) whether of national or foreign capital for criminal offenses against public administration and national and cross-border bribery committed by, among others, its shareholders, attorneys-in-fact, directors, managers, employees, or representatives. The anti-corruption laws generally prohibit providing anything of value to government officials for the purposes of obtaining or retaining business or securing any improper business advantage. By late September 2019, it is expected that legislation will be introduced to strengthen the anti-money laundering law to freeze funds and other assets when there are suspicions of money laundering, terrorism financing, or evidence of funds or assets linked to corruption. As part of our business, we may deal with entities in which the employees are considered government officials. We have a compliance program that is designed to manage the risks of doing business in light of these new and existing legal and regulatory requirements.

Although we have internal policies and procedures designed to ensure compliance with applicable anti-corruption and anti-bribery laws and regulations, there can be no assurance that such policies and procedures will be sufficient. Violations of anti-corruption laws and sanctions regulations could lead to financial penalties being imposed on us, limits being placed on our activities, our authorizations and licenses being revoked, damage to our reputation and other consequences that could have a material adverse effect on our business, results of operations and financial condition. Further, litigations or investigations relating to alleged or suspected violations of anti-corruption laws and sanctions regulations could be costly.

Real Estate Considerations and Risks Associated with the International Projects that GGH Operates

The Real Estate Industry and International Investing

Investments in real estate are subject to numerous risks, including the following:

●	Increased expenses and uncertainties related to international operations;
●	Risks associated with Argentina’s past political uncertainties, economic crises, and high inflation;
●	Risks associated with currency, exchange, and import/export controls;
●	Adverse changes in national or international economic conditions;
●	Adverse local market conditions;
●	Construction and renovation costs exceeding original estimates;
●	Price increases in basic raw materials used in construction;
●	Delays in construction and renovation projects;
●	Changes in availability of debt financing;
●	Risks due to dependence on cash flow;
●	Changes in interest rates, real estate taxes and other operating expenses;
●	Changes in the financial condition of tenants, buyers and sellers of properties;
●	Competition with others for suitable properties;
●	Changes in environmental laws and regulations, zoning laws and other governmental rules and fiscal policies;
●	Changes in energy prices;
●	Changes in the relative popularity of properties;
●	Risks related to the potential use of leverage;
●	Costs associated with the need to periodically repair, renovate and re-lease space;
●	Increases in operating costs including real estate taxes;
●	Risks and operating problems arising out of the presence of certain construction materials;
●	Environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which inadequate reserves had been established;
●	Uninsurable losses and acts of terrorism;
●	Acts of God; and
●	Other factors beyond the control of the Company.

Investment in Argentine real property is subject to economic and political risks.

Investment in foreign real estate requires consideration of certain risks typically not associated with investing in the United States. Such risks include, among other things, trade balances and imbalances and related economic policies, unfavorable currency exchange rate fluctuations, imposition of exchange control regulation by the United States or foreign governments, United States and foreign withholding taxes, limitations on the removal of funds or other assets, policies of governments with respect to possible nationalization of their industries, political difficulties, including expropriation of assets, confiscatory taxation and economic or political instability in foreign nations or changes in laws which affect foreign investors. Any one of these risks has the potential to reduce the value of our real estate holdings in Argentina and have a material adverse effect on the Company’s financial condition.

13

The real estate market is uncertain in Argentina.

President Macri has attempted to boost the real estate market in Argentina by lifting various currency restrictions. However, the real estate market has not rebounded from the crippling effect of past currency controls. As a result, the real estate market in Argentina is uncertain. It is possible that with time the efforts of President Macri will be fruitful, but it is too soon to evaluate what the impact will be as the economy continues to change. Continued investment in real estate in Argentina is very risky and could never materialize in the way our business model plans. However, waiting to act on certain real estate endeavors will have negative consequences if the market sees an increase in competitiveness. The main competitive factors in the real estate development business include availability and location of land, price, funding, design, quality, reputation and partnerships with developers. Although there is little to no leverage used to acquire real estate in Argentina, thereby greatly lessening the impact of foreclosures in the market, the practice of cash acquisitions can be a barrier to entry in the real estate market. A number of residential and commercial developers and real estate services companies may desire to enter the market and compete with the Company in seeking land for acquisition, financial resources for development and prospective purchasers. To the extent that one or more of the Company’s competitors are able to acquire and develop desirable properties, as a result of greater financial resources or otherwise, the Company’s business could be materially and adversely affected. If the Company is not able to acquire and develop sought-after property as promptly as its competitors, or should the level of competition increase, its financial position and results of operations could be adversely affected.

An adverse economic environment for real estate companies such as a credit crisis may adversely impact our results of operations and business prospects significantly.

The success of our business and profitability of our operations depend on continued investment in real estate and access to capital and debt financing. A prolonged crisis of confidence in real estate investments and lack of credit for acquisitions may constrain our growth. In order to pursue acquisitions, we may need access to equity capital and/or debt financing. Any disruptions in the financial markets may adversely impact our ability to refinance existing debt and the availability and cost of credit in the near future. Any consideration of sales of existing properties or portfolio interests may be offset by lower property values. Our ability to make scheduled payments or to refinance our existing debt obligations depends on our operating and financial performance, which in turn is subject to prevailing economic conditions. If a recurrence of the disruptions in financial markets remains or arises in the future, there can be no assurances that government responses to such disruptions will restore investor confidence, stabilize the markets or increase liquidity and the availability of credit.

There are limitations on the ability of foreign persons to own Argentinian real property.

In December 2011, the Argentine Congress passed Law 26.737 (Regime for Protection of National Domain over Ownership, Possession or Tenure of Rural Land) limiting foreign ownership of rural land, even when not in border areas, to a maximum of 15 percent of all national, provincial or departmental productive land. Ownership by the same foreign owner (i.e., foreign individuals, foreign entities or local entities controlled by a foreign person) may not exceed 1,000 hectares (2,470 acres) of the ‘core area’ or the ‘equivalent surface’ determined according to the location of the lands. The Interministerial Council of Rural Lands, the enforcement agency, defines the ‘equivalent surface’ taking into consideration: (1) the proportion of the ‘rural lands’ in relation to the municipality, department and province; and (2) the potential and quality of the rural lands for their use and exploitation. Every non-Argentine national must request permission from the National Land Registry of Argentina in order to acquire non-urban real property.

As approved, the law has been in effect since February 28, 2012 but is not retroactive. Furthermore, the general limit of 15 percent ownership by non-nationals must be reached before the law is applicable and each provincial government may establish its own maximum area of ownership per non-national.

14

In the Mendoza province, the maximum area allowed per type of production and activity per non-national is as follows: Mining—25,000 hectares (61,776 acres), cattle ranching—18,000 hectares (44,479 acres), cultivation of fruit or vines—15,000 hectares (37,066 acres), horticulture—7,000 hectares (17,297 acres), private lot—200 hectares (494 acres), and other—1,000 hectares (2,471 acres). A hectare is a unit of area in the metric system equal to approximately 2.471 acres. However, these maximums will only be considered if the total 15 percent is reached. Currently, the Company owns approximately 4,138 acres of Argentine rural land through AWE, 2,050 acres are considered land held for cultivation of fruit or vines and 2,088 was purchased during 2017 to provide additional access to AWE. Because the maximum area for this type of land allowed per non-national is 25,000 hectares, the Company is compliant with the law’s limit, were it to apply today. Costs of compliance with the law may be significant in the future. Although currently, the area under foreign ownership in Mendoza is approximately 8.6 percent, this law may apply to the Company in the future and could affect the Company’s ability to acquire additional real property in Argentina. The inability to acquire additional land could curtail the Company’s growth strategy. Management is not currently aware of any change that would require the Company to divest itself of its properties.

Our business is subject to extensive regulation and additional regulations may be imposed in the future.

Our activities are subject to Argentine federal, state and municipal laws, and to regulations, authorizations and licenses required with respect to construction, zoning, use of the soil, environmental protection and historical patrimony, consumer protection, antitrust and other requirements, all of which affect our ability to acquire land, buildings and shopping malls, develop and build projects and negotiate with customers.

In addition, companies in this industry are subject to increasing tax rates, the creation of new taxes and changes in the taxation regime. We are required to obtain licenses and authorizations with different governmental authorities in order to carry out our projects. Maintaining our licenses and authorizations can be a costly provision. In the case of non-compliance with such laws, regulations, licenses and authorizations, we may face fines, project shutdowns, and cancellation of licenses and revocation of authorizations.

In addition, public authorities may issue new and stricter standards, or enforce or construe existing laws and regulations in a more restrictive manner, which may force us to make expenditures to comply with such new rules. Development activities are also subject to risks relating to potential delays in obtaining or an inability to obtain all necessary zoning, environmental, land-use, development, building, occupancy and other required governmental permits and authorizations. Any such delays or failures to obtain such government approvals may have an adverse effect on our business.

There may be a lack of liquidity in the underlying real estate.

Because a substantial part of the assets managed by the Company will be invested in illiquid real estate, there is a risk that the Company will be unable to realize its investment objectives through the sale or other disposition of properties at attractive prices or to do so at a desirable time. This could hamper the Company’s ability to complete any exit strategy with regard to investments it has structured or participated in.

There is limited public information about real estate in Argentina.

There is generally limited publicly available information about real estate in Argentina, and the Company will be conducting its own due diligence on future transactions. Moreover, it is common in Argentinian real estate transactions that the purchaser bears the burden of any undiscovered conditions or defects and has limited recourse against the seller of the property. Should the pre-acquisition evaluation of the physical condition of any future investments have failed to detect certain defects or necessary repairs, the total investment cost could be significantly higher than expected. Furthermore, should estimates of the costs of developing, improving, repositioning or redeveloping an acquired property prove too low or estimates of the market demand or the time required to achieve occupancy prove too optimistic, the profitability of the investment may be adversely affected.

Our construction projects may be subject to delays in completion.

Algodon Wine Estates has required significant redevelopment construction (including potentially building residential units for Algodon Wine Estates). The quality of the construction and the timely completion of these projects are factors affecting operations and significant delays or cost overruns could materially adversely affect the Company’s operations. Delays in construction or defects in materials and/or workmanship have occurred and may continue to occur. Defects could delay completion of one or all of the projects or, if such defects are discovered after completion, expose the Company to liability. In addition, construction projects may also encounter delays due to adverse weather conditions, natural disasters, fires, delays in the provision of materials or labor, accidents, labor disputes, unforeseen engineering, environmental or geological problems, disputes with contractors and subcontractors, or other events. If any of these materialize, there may be a delay in the commencement of cash flow and/or an increase in costs that may adversely affect the Company.

15

The Company may be subject to certain losses that are not covered by insurance.

GGH, its affiliates and/or subsidiaries currently maintain insurance coverage against liability to third parties and property damage as is customary for similarly situated businesses, however the Company does not hold any country-risk insurance. There can be no assurance, however, that insurance will continue to be available or sufficient to cover any such risks. Insurance against certain risks, such as earthquakes, floods or terrorism may be unavailable, available in amounts that are less than the full market value or replacement cost of the properties or subject to a large deductible. In addition, there can be no assurance the particular risks which are currently insurable will continue to be insurable on an economic basis.

Boutique Hotel

In addition to the risks that apply to all real estate investments, hotel and hospitality investments are subject to additional risks which include:

●	Competition for guests from other hotels based upon brand affiliations, room rates offered including those via internet wholesalers and distributors, customer service, location and the condition and upkeep of each hotel in general and in relation to other hotels in their local market;

●	Specific competition from well-established operators of “boutique” or “lifestyle” hotel brands which have greater financial resources and economies of scale;

●	Adverse effects of general and local political and/or economic conditions;

●	Dependence on demand from business and leisure travelers, which may fluctuate and be seasonal;

●	Increases in energy costs, airline fares and other expenses related to travel, which may deter travel;

●	Impact of financial difficulties of the airline industry and potential reduction in demand on hotel rooms;

●	Overbuilding in the hotel industry, especially in individual markets; and

●	Disruption in business and leisure travel patterns relating to perceived fears of terrorism or political unrest.

The boutique hotel market is highly competitive.

The Company competes in the boutique hotel segment, which is highly competitive, is closely linked to economic conditions and may be more susceptible to changes in economic conditions than other segments of the hospitality industry. Competition within the boutique hotel segment is also likely to continue to increase in the future. Competitive factors include name recognition, quality of service, convenience of location, quality of the property, pricing, and range and quality of dining, services and amenities offered. Additionally, success in the boutique hotel market depends, largely, on an ability to shape and stimulate consumer tastes and demands by producing and maintaining innovative, attractive, and exciting properties and services. The Company competes in this segment against many well-known companies that have established brand recognition and significantly greater financial resources. If it is unable to achieve and maintain consumer recognition for its brand and otherwise compete with well-established competitors, the Company’s business and operations will be negatively impacted. There can be no assurance that the Company will be able to compete successfully in this market or that the Company will be able to anticipate and react to changing consumer tastes and demands in a timely manner.

Historically, the Company’s hotel incurs overhead costs higher than the total gross margin.

Currently, the overhead costs for the Algodon Mansion hotel do not exceed its total gross margin, however historically the Algodon Mansion hotel has operated at a loss. There can be no assurance that the Algodon Mansion hotel will continue to operate at a profit or that the Company will be able to continue increasing revenues and lowering the hotel’s overhead cost in the future.

16

The profitability of the Company’s hotels will depend on the performance of hotel management.

The profitability of the Company’s hotel and hospitality investment will depend largely upon the ability of management that it employs to generate revenues that exceed operating expenses. The failure of hotel management to manage the hotels effectively would adversely affect the cash flow received from hotel and hospitality operations.

We are subject to risks affecting the hotel industry.

In addition, the profitability of our hotels depends on:

●	our ability to form successful relationships with international and local operators to run our hotels;

●	changes in tourism and travel trends, including seasonal changes and changes due to pandemic outbreaks, weather phenomena or other natural events and social unrest;

●	affluence of tourists, which can be affected by a slowdown in global economy; and

●	taxes and governmental regulations affecting wages, prices, interest rates, construction procedures and costs.

Algodon Wine Estates and Land Development

The tourism industry is highly competitive and may affect the success of the Company’s projects.

The success of the tourism and real estate development projects underway at Algodon Wine Estates depends primarily on recreational and secondarily on business tourists and the extent to which the Company can attract tourists to the region and to its properties. The Company is in competition with other hotels and developers based upon brand affiliations, room rates, customer service, location, facilities, and the condition and upkeep of the lodging in general, and in relation to other lodges/hotels/investment opportunities in the local market. Algodon Wine Estates operates as a multi-functional resort and winery and serves a niche market, which may be difficult to target. Algodon Wine Estates may also be disadvantaged because of its geographical location in the greater Mendoza region. While the San Rafael area continues to increase in popularity as a tourist destination, it is currently less traveled than other regions of Mendoza, where tourism is more established.

The profitability of Algodon Wine Estates will depend on consumer demand for leisure and entertainment.

Algodon Wine Estates is dependent on demand from leisure and business travelers, which may be seasonal and fluctuate based on numerous factors. Demand may decrease with increases in energy costs, airline fares and other expenses related to travel, which may deter travel. Business and leisure travel patterns may be disrupted due to perceived fears of local unrest or terrorism both abroad and in Argentina. General and local economic conditions and their effects on travel may adversely affect Algodon Wine Estates.

17

Development of the Company’s projects will proceed in phases and is subject to unpredictability in costs and expenses.

It is contemplated that the expansion and development plans of Algodon Wine Estates will be completed in phases and each phase will present different types and degrees of risk. Algodon Wine Estates may be unable to acquire the property it needs for further expansion or be unable to raise the property to the standards anticipated for the ALGODON® brand. This may be due to difficulties associated with obtaining required future financing, purchasing additional parcels of land, or receiving the requisite zoning approvals. Algodon Wine Estates may have problems with local laws and customs that cannot be predicted or controlled. Development costs may also increase due to inflation or other economic factors.

The ability of the Company to operate its businesses may be adversely affected by U.S. and Argentine government regulations.

Many aspects of the Company’s businesses face substantial government regulation and oversight. For example, hotel properties are subject to numerous laws, including those relating to the preparation and sale of food and beverages, including alcohol and those governing relationships with employees such as minimum wage and maximum working hours, overtime, working conditions, hiring and firing employees and work permits. Additionally, hotel properties may be subject to various laws relating to the environment and fire and safety. Compliance with these laws may be time consuming and costly and may adversely affect hotel operations in Argentina.

Another example is the wine industry which is subject to extensive regulation by local and foreign governmental agencies concerning such matters as licensing, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. New or revised regulations in Argentina, or other foreign countries and U.S. import laws could have a material adverse effect on Algodon Wine Estates’ financial condition or operations.

Finally, because many of the Company’s properties are located in Argentina, they are subject to its laws and to the laws of various local districts that affect ownership and operational matters. Compliance with applicable rules and regulations requires significant management attention and any failure to comply could jeopardize the Company’s ability to operate or sell a particular property and could subject the Company to monetary penalties, additional costs required to achieve compliance, and potential liability to third parties. Regulations governing the Argentinian real estate industry as well as environmental laws have tended to become more restrictive over time. The Company cannot assure that new and stricter standards will not be adopted or become applicable to the Company, or that stricter interpretations of existing laws and regulations will not be implemented.

Algodon Wine Estates—Vineyard and Wine Production

Competition within the wine industry could have a material adverse effect on the profitability of wine sales.

The operation of a winery is a highly competitive business and the dollar amount and unit volume of wine sales through the ALGODON® label could be negatively affected by a variety of competitive factors. Many other local and foreign producers of wine have significantly greater financial, technical, marketing and public relations resources and wine producing expertise than the Company, and many have more refined, developed and established brands. The wine industry is characterized by fickle demand and success in this industry relies heavily on successful branding. Thus, the ALGODON® brand concept may not appeal to a large segment of the market, preventing the Company from successfully competing against other Argentinian and foreign brands. Wholesaler, retailer and consumer purchasing decisions are also influenced by the quality, pricing and branding of the product, as compared to competitive products. Unit volume and dollar sales could be adversely affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by competitors, which could affect the supply of, or consumer demand for, product produced under the ALGODON® brand.

18

Algodon Wine Estates is subject to import and export rules and taxes which may change.

Algodon Wine Estates primarily exports its products to the United States and Europe. In countries to which Algodon Wine Estates intends to export its products, Algodon Wine Estates will be subject to excise and other taxes on wine products in varying amounts, which are subject to change. Significant increases in excise or other taxes could have a material adverse effect on Algodon Wine Estates’ financial condition or operations. Political and economic instabilities of foreign countries may also disrupt or adversely affect Algodon Wine Estates’ ability to export or make profitable sales in that country. Moreover, exporting costs are subject to macro-economic forces that affect the price of transporting goods (e.g., the cost of oil and its impact on transportation systems), and this could have an adverse impact on operations.

The Company’s business would be adversely affected by natural disasters.

Natural disasters, floods, hurricanes, fires, earthquakes, hailstorms or other environmental disasters could damage the vineyard, its inventory, or other physical assets of the Algodon Wine Estates’ resort, including the golf course. If all or a portion of the vineyard or inventory were to be lost prior to sale or distribution as a result of any adverse environmental activity, or if the golf course and facilities were damaged, Algodon Wine Estates would become significantly less attractive as a destination resort and therefore lose a substantial portion of its anticipated profit and cash flow. Such a loss would seriously harm the business and reduce overall sales and profits. The Company is not insured against crop losses as a result of weather conditions or natural disasters. Moderate, but irregular weather conditions may adversely affect the grapes, making any one season less profitable than expected. In addition to weather conditions, many other factors, such as pruning methods, plant diseases, pests, the number of vines producing grapes, and machine failure could also affect the quantity and quality of grapes. Any of these conditions could cause an increase in the price of production or a reduction in the amount of wine Algodon Wine Estates is able to produce and a resulting reduction in business sales and profits.

Climate change, or legal, regulatory or market measures to address climate change, may negatively affect our business, operations or financial performance, and water scarcity or poor water quality could negatively impact our production costs and capacity.

Our wine business depends upon agricultural activity and natural resources. There has been much public discussion related to concerns that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. Severe weather events and climate change may negatively affect agricultural productivity in the regions from which we presently source our agricultural raw materials such as grapes. Decreased availability of our raw materials may increase the cost of goods for our products. Severe weather events or changes in the frequency or intensity of weather events can also disrupt our supply chain, which may affect production operations, insurance cost and coverage, as well as delivery of our products to wholesalers, retailers and consumers.

Water is essential in the production of our products. The quality and quantity of water available for use is important to the supply of grapes and our ability to operate our business. Water is a limited resource in many parts of the world and if climate patterns change and droughts become more severe, there may be a scarcity of water or poor water quality that may affect our production costs or impose capacity constraints. Management is unaware of any current water issues in Argentina.

Various diseases, pests and certain weather conditions may negatively affect our business, operations or financial performance.

Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions could affect the quality and quantity of grapes other agricultural raw materials available, decreasing the supply of our products and negatively impacting profitability. We cannot guarantee that our grape suppliers or our suppliers of other agricultural raw materials will succeed in preventing contamination in existing vineyards or fields or that we will succeed in preventing contamination in our existing vineyards or future vineyards we may acquire. Future government restrictions regarding the use of certain materials used in growing grapes or other agricultural raw materials may increase vineyard costs and/or reduce production of grapes or other crops. Growing agricultural raw materials also requires adequate water supplies. A substantial reduction in water supplies could result in material losses of grape crops and vines or other crops, which could lead to a shortage of our product supply.

Contamination could adversely affect our sales.

The success of our brands depends upon the positive image that consumers have of those brands. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could adversely affect their sales. Contaminants in raw materials, packaging materials or product components purchased from third parties and used in the production of our wine or defects in the fermentation or distillation process could lead to low beverage quality as (i) a perceived failure to maintain high ethical, social and environmental standards for all of our operations and activities; (ii) a perceived failure to address concerns relating to the quality, safety or integrity of our products; our environmental impact, including use of agricultural materials, packaging, water and energy use, and waste management; or (iii) effects that are perceived as insufficient to promote the responsible use of alcohol.

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Gaucho Group—Buenos Aires

(e-commerce, fashion & leather accessories brand)

Gaucho Group, Inc. has no significant operating history and no revenue and we may not recognize any revenue from the Gaucho line of business in the future.

Though a majority-owned subsidiary of Gaucho Holdings, Gaucho Group (“GGI”) operates as a standalone business, responsible for its own financing and operations and therefore subject to all the risks inherent in a newly established business venture. GGI has few assets and little operating history. It has not yet had any significant sales or been able to confirm that its business model can or will be successful. It has not had any revenue from inception through June 30, 2019. Our projections for growth have been developed internally and may not prove to be accurate. As such, given its start-up status with an unproven business model, there is a substantial risk regarding GGI’s ability to succeed and the risk that the Gaucho line of business may never recognize revenue in the future. The risk of a total loss exists when dealing with start-up companies.

The markets in which we plan to operate are highly competitive, and such competition could cause our business to be unsuccessful.

We expect to face intense competition for our Argentine-sourced and designed products. There are many companies around the world that produce similar high-end products, though not necessarily with the Gaucho style that we plan to incorporate into our products. However, whether or not consumers find our products superior or more desirable than other high-end producers, including many branded products with established worldwide reputations and brands, such as Coach, Ralph Lauren, Hermès, Louis Vuitton, Gucci, Prada, Kate Spade and Calvin Klein, cannot yet be determined. In addition, we face competition through third party distribution channels, such as e-commerce, department stores and specialty stores.

Competition is based on a number of factors, including, without limitation, the following:

●	Anticipating and responding to changing consumer demands in a timely manner
●	Establishing and maintaining favorable brand-name recognition
●	Determining and maintaining product quality
●	Maintaining and growing market share
●	Developing quality and differentiated products that appeal to consumers
●	Establishing and maintaining acceptable relationships with retail customers
●	Pricing products appropriately
●	Providing appropriate service and support to retailers
●	Optimizing retail and supply chain capabilities
●	Protecting intellectual property

In addition, many of our anticipated competitors will be significantly larger and more diversified than us and will likely have significantly greater financial, technological, manufacturing, sales, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to better withstand periodic downturns in the high-end product sector in which we plan to compete. They may also be able to compete more effectively on the basis of price and production, and to develop new products more quickly. The general availability of manufacturing contractors and agents also allows new entrants easy access to the markets in which we compete, which may increase the number of our competitors and adversely affect our competitive position and our business. Any increased competition, or our failure to adequately address any of these competitive factors, could result in the ability to generate significant revenues, which could adversely affect our business, results of operations and financial condition.

If we are unable to continue to compete effectively on any of the factors mentioned above, we may never be able to generate operating profits and our business, financial condition and results of operations would be adversely affected.

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Our business is subject to risks associated with importing products, and the imposition of additional duties and any changes to international trade agreements could have a material adverse effect on our business, results of operations and financial condition.

There are risks inherent to importing our products. We anticipate that virtually all of our products will be manufactured in Argentina and thus could be subject to duties when imported into the United States, Canada, Europe and Asia, as applicable. Furthermore, if the United States imposes import duties or other protective import measures, other countries could retaliate in ways that could harm the international distribution of our products.

We may not be able to protect our intellectual property rights, which may cause us to incur significant costs.

The success of our future business will in part be dependent on intellectual property rights. We rely primarily on copyright, trade secret and trademark law to protect our intellectual property. The process for obtaining federal trademark registration of our service mark “Gaucho—Buenos Aires™” is underway, but there can be no guarantee that we will successfully obtain trademark status and protection for our primary brand terms. Similarly, a third party may copy or otherwise obtain and use our proprietary information without our authorization. Policing unauthorized use of our intellectual property is difficult, particularly in light of the global nature of the Internet and because the laws of other countries may afford us little or no effective protection of our intellectual property. Potentially expensive litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity.

Privacy breaches and other cyber security risks related to our business could negatively affect our reputation, credibility and business.

We are likely to be dependent on information technology systems and networks for a significant portion of our direct-to-consumer sales, including our e-commerce sites and retail business credit card transaction authorization and processing. We are responsible for storing data relating to our customers and employees and also rely on third party vendors for the storage, processing and transmission of personal and Company information. In addition to taking the necessary precautions ourselves, we require that third-party service providers implement reasonable security measures to protect our employees’ and customers’ identity and privacy. We do not, however, control these third-party service providers and cannot guarantee that no electronic or physical computer break-ins or security breaches will occur in the future. Our systems and technology are vulnerable from time-to-time to damage, disruption or interruption from, among other things, physical damage, natural disasters, inadequate system capacity, system issues, security breaches, “hackers,” email blocking lists, computer viruses, power outages and other failures or disruptions outside of our control. A significant breach of customer, employee or Company data could damage our reputation, our relationship with customers and our brands, and could result in lost sales, sizable fines, significant breach-notification costs and lawsuits, as well as adversely affect our results of operations. We may also incur additional costs in the future related to the implementation of additional security measures to protect against new or enhanced data security and privacy threats, or to comply with state, federal and international laws that may be enacted to address those threats.

We may not be able to accurately predict consumer trends and preferences and our estimate of the size of the market may prove to be inaccurate.

Success in creating demand is dependent on GGI’s ability to continue to accurately predict consumer trends and preferences. If consumer tastes do not coincide with GGI’s product offerings, it could materially affect demand, having an adverse impact on our operations.

It is difficult to estimate the size of the market and predict the rate at which the market for our products will grow, if at all. While our market size estimate was made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

Additionally, we hope to enter new markets in which we may have limited or no operating experience. There can be no assurance that we will be able to achieve success and/or profitability in our new markets. The success of these new markets will be affected by the different competitive conditions, consumer tastes, and discretionary spending patterns within the new markets, as well as by our ability to generate market awareness of the Gaucho Group brand. When we enter highly competitive new markets or territories in which we have not yet established a market presence, the realization of our revenue targets and desired profit margins may be more susceptible to volatility and/or more prolonged than anticipated.

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Gaucho Group is only in the beginning stages of its advertising campaign.

GGI has been relying thus far on word-of-mouth and social media to generate attention to its new brand and to attract customers. However, in the future, it is likely that management will conclude that additional paid advertising and marketing is necessary to attract and retain customers, in which case operating expenses could increase and financial results could be adversely affected.

Labor laws and regulations may adversely affect the Company.

Various labor laws and regulations govern operations and relationships with employees, including minimum wages, breaks, overtime, fringe benefits, safety, working conditions and citizenship requirements. Changes in, or any failure to comply with, these laws and regulations could subject the Company to fines or legal actions. Settlements or judgments that are not insured or in excess of coverage limitations could also have a material adverse effect on the Company’s business. This could result in a disruption in the work force, sanctions and adverse publicity. Significant government-imposed increases in minimum wages, paid or unpaid leaves of absence and mandated health benefits could be detrimental to the Company’s profitability.

The employees of GGI may in the future become members of a union. The terms of any collective bargaining agreement(s) could result in increased labor costs. In addition, any failure to negotiate an agreement in a timely manner could result in an interruption of operations, which would materially and adversely affect the business, results of operations and its financial condition.

Gaucho Group relies on its suppliers to maintain consistent quality.

The ability of GGI to maintain consistent quality depends in part upon its ability to acquire quality materials needed for its products from reliable sources in accordance with certain specifications, at certain prices, and in sufficient quantities. As such, GGI is and will likely continue to be dependent on its suppliers. This presents possible risks of shortages, interruptions and price fluctuations. If any suppliers do not perform adequately or otherwise fail to distribute products or supplies required for our business, management may not be able to replace the suppliers in a short period of time on acceptable terms. The inability to replace suppliers in a short period of time on acceptable terms could increase costs and could cause shortages of product that may force management to remove certain items from GGI’s product offerings.

General Corporate Business Considerations

Insiders continue to have substantial control over the Company.

As of October 29, 2019, the Company’s directors and executive officers hold the current right to vote approximately 17.0% of the Company’s outstanding voting stock, including the Series B Preferred on an as-converted basis. Of this total, 8.0% is owned or controlled, directly or indirectly by Company CEO Scott Mathis. Assuming the sale of all the Shares, not including the over-allotment, the Company’s directors and executive officers hold the right to vote 14.8% of the Company shares, with 6.8% owned or controlled, directly by Mr. Mathis. In addition, the Company’s directors and executive officers have the right to acquire additional shares which could increase their voting percentage significantly. As a result, Mr. Mathis acting alone, and/or many of these individuals acting together, may have the ability to exert significant control over the Company’s decisions and control the management and affairs of the Company, and also to determine the outcome of matters submitted to stockholders for approval, including the election and removal of a director, the removal of any officer and any merger, consolidation or sale of all or substantially all of the Company’s assets. Accordingly, this concentration of ownership may harm a future market price of the shares by:

●	Delaying, deferring or preventing a change in control of the Company;

●	Impeding a merger, consolidation, takeover or other business combination involving the Company; or

●	Discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

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Loss of one or more of the Company’s key employees could adversely affect the Company’s businesses.

We depend on the continued performance of the members of our management team, such as Scott Mathis, our Chairman, President and Chief Executive Officer who has contributed significantly to the expertise of our team and the position of our business. If we lose the services of Mr. Mathis, and are unable to locate a suitable replacement in a timely manner, it could have a material adverse effect on our business. We do not currently hold key man life insurance for Mr. Mathis but we expect to obtain key man insurance on Mr. Mathis for the benefit of the Company.

The Company has incurred recurring losses from operations and our independent registered public accounting firm issued a report which includes a going concern.

The Company has incurred recurring losses from operations (continuing) of $5,254,781 and $7,685,390 and has reported negative net operating cash flows of $4,345,933 and $8,075,299 for the years ended December 31, 2018 and 2017, respectively. For the six months ended June 30, 2019, the Company has a net loss from operations of $3,199,280 and negative net operating cash flows of $3,419,542. We have suffered recurring losses from operations and our independent registered public accounting firm issued a report which includes an explanatory paragraph relating to our ability to continue as a going concern.

Revenues are currently insufficient to pay operating expenses and costs which may result in the inability to execute the Company’s business concept.

The Company’s operations have to date generated significant operating losses, as reflected in the financial information included in this registration statement. Management’s expectations in the past regarding when operations would become profitable have been not been realized, and this has continued to put a strain on working capital. Business and prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of operations. If the Company is not successful in addressing these risks, its business and financial condition will be adversely affected. In light of the uncertain nature of the markets in which the Company operates, it is impossible to predict future results of operations.

We may incur losses and liabilities in the course of business which could prove costly to defend or resolve.

Companies that operate in one or more of the businesses that we operate face significant legal risks. There is a risk that we could become involved in litigation wherein an adverse result could have a material adverse effect on our business and our financial condition. There is a risk of litigation generally in conducting a commercial business. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending against litigation.

The Company is dependent upon additional financing which it may not be able to secure in the future.

As it has in the past, the Company will likely continue to require financing to address its working capital needs, continue its development efforts, support business operations, fund possible continuing operating losses, and respond to unanticipated capital requirements. For example, the continuing development of the Algodon Wine Estates project requires significant ongoing capital expenditures as well as the investment in GGI’s line of luxury goods. There can be no assurance that additional financing or capital will be available and, if available, upon acceptable terms and conditions. To the extent that any required additional financing is not available on acceptable terms, the Company’s ability to continue in business may be jeopardized and the Company may need to curtail its operations and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. Such a plan could have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations, liquidate and/or seek reorganization in bankruptcy. As to the effect this Offering will have on the Company’s financial needs, see “Risks Related to this Offering” below.

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Our level of debt may adversely affect our operations and our ability to pay our debt as it becomes due.

The fact that we are leveraged may affect our ability to refinance existing debt or borrow additional funds to finance working capital requirements, acquisitions and capital expenditures. In addition, the recent disruptions in the global financial markets, including the bankruptcy and restructuring of major financial institutions, may adversely impact our ability to refinance existing debt and the availability and cost of credit in the future. In such conditions, access to equity and debt financing options may be restricted and it may be uncertain how long these economic circumstances may last. This would require us to allocate a substantial portion of cash flow to repay principal and interest, thereby reducing the amount of money available to invest in operations, including acquisitions and capital expenditures. Our leverage could also affect our competitiveness and limit our ability to changes in market conditions, changes in the real estate industry and economic downturns.

We may not be able to generate sufficient cash flows from operations to satisfy our debt service requirements or to obtain future financing. If we cannot satisfy our debt service requirements or if we default on any financial or other covenants in our debt arrangements, the lenders and/or holders of our debt will be able to accelerate the maturity of such debt or cause defaults under the other debt arrangements. Our ability to service debt obligations or to refinance them will depend upon our future financial and operating performance, which will, in part, be subject to factors beyond our control such as macroeconomic conditions and regulatory changes in Argentina. If we cannot obtain future financing, we may have to delay or abandon some or all of our planned capital expenditures, which could adversely affect our ability to generate cash flows and repay our obligations as they become due.

The Company may not pay dividends on its common stock.

The Company has not paid dividends to date on its common stock. The Company does not contemplate or anticipate declaring or paying any dividends with respect to its common stock. In May 2018, Argentina’s currency began a steep slide in its value, so that the exchange rate of the Argentine peso dropped from 15 pesos to the U.S. dollar, to 41 pesos to the U.S. dollar. At the same, the local inflation rate reached upwards of 40% annually. Not surprisingly, these macro-economic developments have been having a negative impact on the Company. At the end of 2018, the Company concluded in that it must still tread cautiously and manage its available cash resources prudently and the decisions were made to not declare any additional cash dividends. The Company reserves the right to declare a dividend when operations merit. However, payments of any cash dividends in the future will depend on our financial condition, results of operations, and capital requirements as well as other factors deemed relevant by our board of directors. It is anticipated that earnings, if any, will be used to finance the development and expansion of the Company’s business.

The Chief Executive Officer and the Chief Financial Officer of GGH are also involved in outside businesses which may affect their ability to fully devote their time to the Company.

Scott Mathis, Chairman of the Board of Directors of GGH, Chief Executive Officer, President and Treasurer of GGH is also the Chairman and Chief Executive Officer of Hollywood Burger Holdings, Inc., a private company he founded which is developing Hollywood-themed fast food restaurants in the United States. His duties as CEO of Hollywood Burger Holdings, Inc. consume less than 10% of his time, but which may interfere with Mr. Mathis’s duties as the CEO of GGH.

In addition, Maria Echevarria, Chief Financial Officer and Chief Operating Officer of GGH also serves as the Chief Financial Officer of Hollywood Burger Holdings, Inc. Ms. Echevarria’s duties as CFO of Hollywood Burger Holdings Inc. consume approximately 10% of her time, which may interfere with her duties as the CFO of GGH.

The Company’s officers and directors are indemnified against certain conduct that may prove costly to defend.

The Company may have to spend significant resources indemnifying its officers and directors or paying for damages caused by their conduct. The Company’s Amended and Restated Certificate of Incorporation exculpates the Board of Directors and its affiliates from certain liability, and the Company has procured directors’ and officers’ liability insurance to reduce the potential exposure to the Company in the event damages result from certain types of potential misconduct. Furthermore, the General Corporation Law of Delaware provides for broad indemnification by corporations of their officers and directors, and the Company’s bylaws implement this indemnification to the fullest extent permitted under applicable law as it currently exists or as it may be amended in the future. Consequently, subject to the applicable provisions of the General Corporation Law of Delaware and to certain limited exceptions in the Company’s Amended and Restated Certificate of Incorporation, the Company’s officers and directors will not be liable to the Company or to its stockholders for monetary damages resulting from their conduct as an officer or director.

Our bylaws designate the federal and state courts of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal and state courts of the State of Delaware are the exclusive forum for certain types of actions and proceedings, not including claims under the federal securities laws such as the Securities Act or the Exchange Act, that may be initiated by our stockholders with respect to our company and our directors. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, which may discourage meritorious claims from being asserted against us and our directors. Alternatively, if a court were to find this provision of our charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

24

Our financial controls and procedures may not be sufficient to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on internal control over financial reporting.

The effectiveness of our controls and procedures may in the future be limited by a variety of factors, including:

●	faulty human judgements and simple errors, omissions or mistakes;

●	fraudulent actions of an individual or collusion of two or more people;

●	inappropriate management override of procedures; and

●	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

If we identify material weaknesses in our internal control over financial reporting in the future, if we are unable to comply with the requirements of Section 404 in a timely manner, and if we are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Although we qualify as an emerging growth company, we also qualify as a smaller reporting company and under the smaller reporting company rules we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

Currently, we qualify as both a “smaller reporting company” and an “emerging growth company” as defined by Rule 12b-2 of the Exchange Act. However we have elected to provide disclosure under the smaller reporting company rules and therefore we are able to provide simplified executive compensation disclosures in our filings and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, we are a non-accelerated filer as defined by Rule 12b-2 of the Exchange Act, and, as such, are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Section 404(b) of the Sarbanes-Oxley Act. Because we are not required to, and have not, had our auditors provide an attestation of our management’s assessment of internal control over financial reporting, a material weakness in internal controls may remain undetected for a longer period.

Risks Related to This Offering

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

As of October 29, 2019, we had 60,271,082 shares of common stock outstanding. Approximately 32,285,000 of such shares may be sold in the public market. If a substantial number of shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock, and consequently our warrants, could decline.

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You may experience future dilution as a result of future debt or equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock that could result in further dilution to investors purchasing our common stock in this Offering or result in downward pressure on the price of our common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. We may sell shares of our common stock or other securities in other offerings at prices that are higher or lower than the prices paid by investors in this Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have estimated the use of the net proceeds from this Offering as set forth on page 27, “Use of Proceeds”, however, there is a large amount designated to be used for general working capital and not for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this Offering and could use them for purposes other than those contemplated at the time of commencement of this Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

Raising additional funds through debt or equity financing could be dilutive and may cause the market price of our common stock to decline. We still may need to raise additional funding which may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to delay, limit, or terminate our product development efforts or other operations.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Furthermore, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our therapeutic candidates.

We estimate that our current cash and cash equivalents, along with the net proceeds from this Offering, will be sufficient for us to fund our operating expenses and capital expenditure requirements through the first half of 2021. Without giving effect to the anticipated net proceeds from this Offering, our existing capital resources are not sufficient to meet our projected operating requirements beyond the fourth quarter of 2019. This raises substantial doubt about our ability to continue as a going concern one year from the date of our audited consolidated financial statements for the year ended December 31, 2018 are issued. The net proceeds from this Offering may remove such doubt regarding our ability to continue as a going concern. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. In addition, the expected net proceeds of this Offering may not be sufficient for us to fund any of our product candidates through regulatory approval, and we may need to raise substantial additional capital to complete the development and commercialization of our product candidates. We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed, as a result of insufficient authorized shares or otherwise, could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

You may experience immediate and substantial dilution in the book value per share of the Shares you purchase.

The public offering price per Share is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this Offering, you will pay an effective price per share of common stock you acquire that substantially exceeds our net tangible book value per share after this Offering. You will experience immediate dilution of $__________ . per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this Offering and the public offering price per Share. In addition, if previously issued options to acquire common stock are exercised at prices below the offering price or the accompanying warrants being offered in the Offering are accounted for as liabilities, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this Offering.

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USE OF PROCEEDS

We estimate that our net proceeds from this Offering will be approximately $7.115 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter’s over-allotment option is exercised in full the net proceeds will be approximately $8.201 million.

The below chart describes the use of net proceeds from this Offering. This is an estimated use of proceeds and amounts may be re-allocated by the Board in its sole discretion.

Gaucho Group Holdings, Inc.

Use of Proceeds (Estimated as of October 29, 2019)

Amount
USE OF NET PROCEEDS:

Gaucho Production/Inventory	750,000

Gaucho Marketing	570,000

NASDAQ Uplisting (legal, audit, listing fees)	375,000

Algodon Wine Estates Capital Improvements and Production Increase	820,000

Operational Expenses and Working Capital	4,600,000

Total - Use of Cash Proceeds	7,115,000

The Company owes GGI approximately $900,000 as repayment of an intercompany loan made between January 2019 and June 2019 to the Company for operational expenses.

If the over-allotment of options is exercised by the underwriter, the use of proceeds will be increased proportionately. Management believes that the proceeds from this Offering will be sufficient to satisfy the Company’s cash needs for the next 24 months.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2019:

●	on an actual as adjusted basis assuming a 8:1 reverse stock split as approved by the stockholders on July 8, 2019 in a range from one-for-two (1:2) up to one-for-twenty-five (1:25), or anywhere between, if required for the listing of the Company’s common stock to a national exchange on or before June 30, 2020;

●	on an as adjusted basis, assuming a 8:1 reverse stock split, to give effect to the sale of 589,878 shares of our common stock in a private placement as of August 30, 2019 for gross proceeds of $1,651,659.

●	on a proforma, as adjusted basis, assuming a 8:1 reverse stock split, to give effect to the sale of shares of our common stock in this offering, assuming an initial public offering price of $5.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the information in this table together with our financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	June 30, 2019 (1) (Unaudited)
	Actual as Adjusted	Pro Forma(2)	Pro Forma as adjusted(3)
Cash	$368,164	2,019,823	9,134,823
Series B convertible redeemable preferred stock, par value $0.01 per share, 902,670 shares authorized, issued and outstanding at June 30, 2019	1,128,353	-	-
Preferred stock, 11,000,000 shares authorized, par value $0.01 per share
Series A convertible preferred stock, par value $0.01 per share; 10,097,330 shares authorized; no shares are available for issuance.	-	-	-
Common stock, $0.01 par value per share, 80,000,000 shares authorized; actual as adjusted 6,950,320 issued and 6,944,003 outstanding; pro forma 8,668,551 issued and 8,662,234 outstanding, and proforma as adjusted 10,268,551 issued and 10,262,234 outstanding, respectively	69,503	86,685	102,685
Additional paid in capital	87,078,128	98,295,452	106,279,452
Accumulated other comprehensive loss	(12,744,802)	(12,744,802)	(12,744,802)
Accumulated deficit	(84,570,065)	(84,570,065)	(84,570,065)
Treasury stock, at cost, 6,317 shares	(5,792)	(5,792)	(5,792)
Total Gaucho Group Holdings, Inc. Stockholders’ Deficiency	(10,173,028)	1,061,478	9,061,478
Non-controlling interest	2,060,199	2,060,199	2,060,199
Total stockholders’ deficiency	(8,112,829)	3,121,677	11,121,677

(1)	Assumes 8:1 reverse common stock split.
(2)	Includes common shares sold between July 1, 2019 and August 30, 2019, and assumes conversion of all Series B Preferred Stock into Common Stock at closing of the Offering.
(3)	After giving effect to 1,600,000 shares sold in the Offering and includes common shares sold between July 1, 2019 and August 30, 2019, and assumes conversion of all Series B Preferred Stock into Common Stock at closing of the Offering.

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DILUTION

If you invest in the securities being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per Share and the adjusted net tangible book value per share of our common stock after this Offering.

The net tangible book value of our common stock (including the Series B Preferred on an as-converted basis to common stock) for the six months ending June 30, 2019 after giving effect to a 8:1 reverse stock split, was approximately $1.4 million, or approximately $0.17 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding, which includes Series B Preferred on an as-converted basis to common stock. Dilution per share to new investors represents the difference between the effective amount per share paid by purchasers for each share of common stock in this Offering and the net tangible book value per share of our common stock immediately following the completion of this Offering.

Between June 30, 2019 and the date of this prospectus we issued 589,878 additional shares of common stock on an 8:1 post-split basis in a private placement for gross proceeds of $1,651,659. If we include those shares in the calculation as if the shares were outstanding on June 30, 2019, our pro forma as adjusted net tangible book value as of June 30, 2019 (calculated on the basis as if those shares were outstanding on June 30, 2019) would have been approximately $3.1 million, or approximately $0.35 per share

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this Offering and the net tangible book value per share of our common stock immediately after this Offering. After giving effect to the sale of 1,600,000 Shares in this Offering at a public offering price of $5.00 per Share, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2019 would have been approximately $0.99 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.64 per share to our existing stockholders and an immediate dilution of $4.01 per share to investors purchasing Shares.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$5.00
Net tangible book value per share as of June 30, 2019	$0.35
Increase in net tangible book value per share attributable to new investors	0.64
Adjusted net tangible book value per share as of June 30, 2019, after giving effect to the Offering		0.99
Dilution per share to new investors in the Offering		$4.01

If the underwriters exercise their option in full to purchase 240,000 additional shares of common stock in this Offering at the assumed offering price of $5.00 per share of common stock, after deducting the underwriting discounts and commissions, the pro forma net tangible book value per share after this Offering would be $1.07 per share, the increase in the pro forma net tangible book value per share to existing stockholders would be $0.72 per share and the dilution to new investors purchasing securities in this Offering would be $3.93 per share.

After giving effect to the 589,878 additional shares issued prior to the date of this prospectus and conversion of the Series B Preferred to common stock, the number of shares of common stock to be outstanding after this Offering is based on 8,668,551 shares of common stock issued and 8,662,234 outstanding as of June 30, 2019, which does not include:

●	926,172 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2019, at a weighted average exercise price of $9.24 per share, of which options to purchase 356,142 shares are exercisable as of June 30, 2019 at a weighted average price of $15.45 per share; and

●	124,020 shares of common stock issuable upon the exercise of outstanding warrants as of June 30, 2019, at a weighted average exercise price of $16.91 per share, all of which are exercisable as of June 30, 2019.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the total number of shares issued to new investors by 20%, assuming the dollar amount of the offering, as set forth on the cover page of this prospectus, remained the same and before deducting the estimated underwriting discount and estimated offering expenses payable by us.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be further diluted.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the accompanying notes included elsewhere in this prospectus. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to Gaucho Group Holdings, Inc., a Delaware corporation, and its subsidiaries. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. See “Special Note - Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Special Note Regarding Emerging Growth Company Status and Smaller Reporting Company Status

Currently we qualify as both an “emerging growth company” and as a “smaller reporting company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended). We are allowed and have elected to comply with the smaller reporting company rules which allows us to omit certain information, including three years of year-to-year comparisons and tabular disclosure of contractual obligations, from this Management’s Discussion and Analysis of Financial Condition and Results of Operations. However, we have provided all information for the periods presented that we believe to be appropriate and necessary.

Overview

Gaucho Group Holdings, Inc. (“GGH” or the “Company”) positions its e-commerce fashion, leather goods and accessories brand, Gaucho – Buenos Aires™, as one of luxury, creating a platform for the global consumer to access their piece of Argentine style and high-end products. With ambitious couture, a concentration on leather goods, ready-to-wear and high-street fashion and accessories, this is the luxury brand in which Argentina finds its contemporary expression. GGH seeks to grow its direct-to-consumer online products to global markets in the United States, Asia, the United Kingdom, Europe, and Argentina. We intend to focus on e-commerce and scalability of the Gaucho – Buenos Aires brand, as real estate in Argentina is politically sensitive.

GGH’s goal is to become recognized as the LVMH (“Louis Vuitton Moët Hennessy”) of South America’s leading luxury brands. Through one of its wholly owned subsidiaries, GGH also owns and operates legacy investments in the boutique hotel, hospitality and luxury vineyard property markets. This includes a golf, tennis and wellness resort, as well as an award winning, wine production company concentrating on Malbecs and Malbec blends. Utilizing these wines as its ambassador, GGH seeks to further develop its legacy real estate, which includes developing residential vineyard lots located within its resort.

The Company’s senior management is based at its corporate offices in New York City, and its local operations are managed in Buenos Aires and San Rafael, Argentina by professional staff with considerable e-commerce, wine, hotel, hospitality and resort experience.

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Recent Developments and Trends

Over the past six months, GGH has been the process of pivoting operations to focus primarily on e-commerce sales of our Gaucho—Buenos Aires brand, in addition to our wines which also serve as ambassador to our 4,138 acre wine and real estate development. We believe that the change in focus and ongoing restructuring of our Argentine operations can have a positive impact and overall improvement on our business. We caution that as disclosed in our Risk Factors on page 20, our Gaucho—Buenos Aires brand has not had any revenue or sales from inception to June 30, 2019 and there is a risk that we may not recognize revenue in the future.

Our goal for 2019 and 2020 is to focus on actions that can result in immediate revenues, such as e-commerce sales, continued deeding of lots and real estate sales and greater distribution of our wines by supporting our importer and their network partners. We began our big push of e-commerce sales through our launch of the Gaucho—Buenos Aires brand at New York Fashion Week on September 12, 2019 to create momentum through the holiday season and bring in revenue.

In August 2019, we hired a public relations firm, michele marie pr (MMPR) to provide exposure to the Gaucho brand by reaching out to celebrity stylists, offering pieces for the Paris fashion show at the end of September and beginning of October 2019 and targeting fashion and lifestyle publications.

For our digital marketing campaign, in Q3 we are currently micro testing U.S. markets and focus groups to gauge demand and iron out early details of our marketing strategy.

In Q4 2019, we anticipate that our marketing strategy for Gaucho—Buenos Aires will include opening a clothing shop in Buenos Aires on the ground floor of Algodon Mansion and we hope to have compiled enough data to roll out a more largely funded campaign based on the target marketing testing results.

In Q1 2020 we anticipate opening up a popup shop in Punta del Este, Uruguay in Q1 2020 for its summer season and in Q4 2020 a popup shop in New York City for the holiday season, assuming our production schedule is on track to receive our products here in the U.S. With popup shops, we can for example, work with local public relations (PR) companies to get the word out, as these opportunities are typically promoted via direct mail, PR and digital marketing efforts, as well as word of mouth and strategic geographic positioning. See page 53 below for more information on popup shops.

In 2020, we expect that our Gaucho brand sales will continue to grow to represent a majority of our revenue, with our wine and real estate business making up the remainder. By 2021/2022, we expect that our revenues from the Gaucho line will represent a vast majority of our income, surpassing our wine and real estate sales.

Market Size & Segments

According to data from the 17th edition of the Bain Luxury Study by Bain & Company (publicly available at https://www.bain.com/insights/luxury-goods-worldwide-market-study-fall-winter-2018/), in the online personal luxury goods market, brand websites selling accessories and apparel in North America are among the largest segments of sales, however, e-tailers such as Amazon capture the most sales.

Based on data from the same study from Bain & Company, management calculated that revenue from brand websites in the apparel & accessories segment sold in the Americas was expected to be $2.54 billion in 2018.

Growth Outlook - United States

According to data from Bain & Company, online shopping continues to increase (especially for online luxury goods). Management believes that Gaucho is in a favorable position to capture online growth in the luxury fashion industry. Bain & Company has forecasted that by 2025, online channels will represent 25% of the luxury market’s value.

Growth Outlook–Global

Based on a report entitled “The State of the Ecommerce Fashion Industry: Statistics, Trends & Strategy” from Shopify (publicly available at https://www.shopify.com/enterprise/ecommerce-fashion-industry) management has calculated that global growth for e-commerce fashion is expected to grow at an 8.19% Compound Annual Growth Rate (CAGR) until 2022. The report also notes that driving such growth “are four notable opportunities:

●	Expanding global markets outside the West
●	Increasing online access and smartphone penetration
●	Emerging worldwide middle-classes with disposable income
●	Innovating technologies to create experiential ecommerce”

The report also notes that, “[f]ashion consumers will also have more buying power, as the number of potential customers is projected to grow to more than 1.2 billion by 2020. The good news for fashion is that the majority of these new consumers are within the 16 to 24 and 25 to 34 age groups.”

Further, based on the same Shopify report, management has calculated that bags and accessories currently make up 14% of e-commerce fashion revenue and are expected to grow to 14.4% in 2022.

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Revenue

According to a report from McKinsey&Company entitled “The State of Fashion 2019” (publicly available at https://www.mckinsey.com/~/media/McKinsey/Industries/Retail/Our%20Insights/The%20State%20of%20Fashion%202019%20A%20year%20of%20awakening/The-State-of-Fashion-2019-final.ashx), while U.S. firms create the most luxury fashion revenue, a majority of the growth in the market is coming from Asian countries (like China), and based on this data, management believes it is likely that Chinese consumers represent the most opportunity for sales.

Revenue –Segments

According to the Bain & Company report, the accessories market was expected to be 10% larger in 2018 than apparel and has a much higher expected growth rate moving forward. The same report shows that while apparel is still expected to grow over the next 4 years, growth is declining. According to data from the McKinsey&Company report, premium/bridge and mid-market players are most likely to struggle, in the face of strong competition from value/discount players and increasing market saturation. Based on this data, management believes that that the luxury segments are expected to be the most attractive, especially for new entrants.

Customer Segmentation

Based on data from the Bain & Company report, currently, older generations are more relevant to spending compared to Generation Y (also known as Millennials) and Generation Z. However, the report forecasts that Gen Y/Z will represent “55% of the 2025 luxury market” and the share of spending of these consumers is expected to rise significantly. Based on this data, management believes that a reasonable target market Gaucho might focus on is women aged 25-34 that make between $75,000-$250,000 per year. However, this is not meant to suggest that this would be the only target market or that the target market should not be broken down further.

Key Trends

According to an article entitled, “The Future of Luxury” (publicly available at: https://stylesage.co/blog/future-of-luxury-brands/), the end of ownership – rental market is becoming increasingly popular, leading the market to have an expected $1.85 billion value by 2023, up 85% from 2017. Based on this data, management believes this could negatively affect sales of luxury fashion goods.

Based on data cited in the Shopify report, “[p]ersonalization is a leading factor in ecommerce at large:

●	43% of purchases are influenced by personalized recommendations or promotions
●	75% of consumers prefer brands to personalize messaging, offers, and experiences
●	94% of companies see personalization as critical to current and future success”

Channels & Strategies

Based on data from the Shopify report, we believe that Instagram will be one of the most effective channels for selling Gaucho apparel. Further, the Shopify report notes that “[p]articularly powerful on this front is mixing product-centric content, mainstream influencer marketing, and micro-influencers.” According to Shopify, two other big trends in selling strategies are flash selling and product releases and combining the two strategies to create anticipation for new product and accelerate sales.

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We continue to expand our wine distribution through the efforts of our US wine importer, Seaview Imports, as well as our relationship with Back Bar USA as our wines become available in more retail channels across the US. Please see “Algodon Fine Wines” under our “Business” section for more information on wine distribution.

We recognize that investment in foreign real estate requires consideration of certain risks typically not associated with investing in the United States. Such risks include, trade balances and imbalances and related economic policies, unfavorable currency exchange rate fluctuations, imposition of exchange control regulation by the United States or foreign governments, United States and foreign withholding taxes, limitations on the removal of funds or other assets, policies of governments with respect to possible nationalization of their industries, political difficulties, including expropriation of assets, confiscatory taxation and economic or political instability in foreign nations or changes in laws which affect foreign investors. See also “Risk Factors” on page 7 for more information.

In December 2011, the Argentine Congress passed Law 26.737 (Regime for Protection of National Domain over Ownership, Possession or Tenure of Rural Land) limiting foreign ownership of rural land, even when not in border areas, to a maximum of 15 percent of all national, provincial or departmental productive land. Every non-Argentine national must request permission from the National Land Registry of Argentina in order to acquire non-urban real property. Additionally, no foreign individual or entity can acquire more than 30 percent within the allowed 15 percent of the total land of the department.

As approved, the law has been in effect since February 28, 2012 but is not retroactive. Furthermore, the general limit of 15 percent ownership by non-nationals must be reached before the law is applicable and each provincial government may establish its own maximum area of ownership per non-national.

In the Mendoza province, the maximum area allowed per type of production and activity per non-national is as follows: Mining—25,000 hectares (61,776 acres), cattle ranching—18,000 hectares (44,479 acres), cultivation of fruit or vines—15,000 hectares (37,066 acres), horticulture—7,000 hectares (17,297 acres), private lot—200 hectares (494 acres), and other—1,000 hectares (2,471 acres). A hectare is a unit of area in the metric system equal to approximately 2.471 acres. However, these maximums will only be considered if the total 15 percent is reached. Although currently, the area under foreign ownership in Mendoza is approximately 8.6 percent, this law may apply to the Company in the future and could affect the Company’s ability to acquire additional real property in Argentina. Currently, the Company owns approximately 4,138 acres of Argentine rural land through AWE, 2,050 acres are considered land held for cultivation of fruit or vines and 2,088 was purchased during 2017 to provide additional access to AWE. Because the maximum area for this type of land allowed per non-national is 25,000 hectares, the Company is compliant with the law’s limit, were it to apply today. Costs of compliance with the law may be significant in the future.

Currently, GGH is developing lots for sale to third party builders and is not engaged in any construction activity. To date, twenty-eight lots have been sold. The Company has closed on the sale of all 25 lots and recorded revenue of $1,468,000. Revenue is recorded when the deeds are issued. As of December 31, 2018, the Company has $995,327 of deposits for pending sales.

As previously reported, we have completed infrastructure on many lots that allow us to recognize revenues, and we anticipate the infrastructure will be complete on 97 lots by end of Q2 2020.

As reflected in our consolidated financial statements we have generated significant losses from operations of $5,254,781 and $7,685,390 for the years ended December 31, 2018 and 2017, respectively, consisting primarily of general and administrative expenses, raising substantial doubt that we will be able to continue operations as a going concern. We have suffered recurring losses from operations and our independent registered public accounting firm issued a report which includes an explanatory paragraph relating to our ability to continue as a going concern. Our ability to execute our business plan is dependent upon our generating cash flow and obtaining additional debt or equity capital sufficient to fund operations. Our business strategy may not be successful in addressing these issues and there can be no assurance that we will be able to obtain any additional capital. If we cannot execute our business plan (including acquiring additional capital), our stockholders may lose their entire investment in us. If we are able to obtain additional debt or equity capital (of which there can be no assurance), we hope to acquire additional management as well as increase marketing our products and continue the development of our real estate holdings.

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Financings

In 2018 and 2017, we raised, net of repayments, approximately $5,084,000 and $9,271,000, respectively of new capital through the issuance of debt and equity. We used the net proceeds from the closings of these private placement offerings for general working capital and capital expenditures.

Initiatives

We have implemented a number of initiatives designed to expand revenues and control costs. Revenue enhancement initiatives include expanding marketing, investment in additional winery capacity and developing new real estate development revenue sources. In August 2017, the Company completed a strategic acquisition of land directly adjacent to its existing property at AWE for $700,000, which more than doubles the size of AWE and provides room for continued expansion and growth. Cost reduction initiatives include investment in equipment that will decrease our reliance on subcontractors, plus outsourcing and restructuring of certain functions. Our goal is to become more self-sufficient and less dependent on outside financing.

Liquidity

As reflected in our accompanying consolidated financial statements, we have generated significant losses which have resulted in a total accumulated deficit of approximately $81.2 million as of December 31, 2018, raising substantial doubt that we will be able to continue operations as a going concern. Our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2018 and 2017, stating that we have incurred significant losses and need to raise additional funds to meet our obligations and sustain our operations. Our ability to execute our business plan is dependent upon our generating cash flow and obtaining additional debt or equity capital sufficient to fund operations. If we are able to obtain additional debt or equity capital (of which there can be no assurance), we hope to acquire additional management as well as increase the marketing of our products and continue the development of our real estate holdings.

Our business strategy may not be successful in addressing these issues and there can be no assurance that we will be able to obtain any additional capital. If we cannot execute our business plan on a timely basis (including acquiring additional capital), our stockholders may lose their entire investment in us, because we may have to delay vendor payments and/or initiate cost reductions, which would have a material adverse effect on our business, financial condition and results of operations, and we could ultimately be forced to discontinue our operations, liquidate and/or seek reorganization under the U.S. bankruptcy code.

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Consolidated Results of Operations

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2019	2018	2018	2017

Sales	$709,228	$1,674,315	3,099,608	1,817,302
Cost of sales	(630,108)	(961,845)	(1,441,696)	(1,946,900)
Gross profit (loss)	79,120	712,470	1,657,912	(129,598)
Operating Expenses
Selling and marketing	236,807	157,803	317,404	347,808
General and administrative	2,929,434	3,990,391	6,423,540	7,014,919
Depreciation and amortization	112,159	89,418	171,749	193,065
Total operating expenses	3,278,400	4,237,612	6,912,693	7,555,792
Loss from Operations	(3,199,280)	(3,525,142)	(5,254,781)	(7,685,390)

Other Expense (Income)
Interest expense	227,029	406,747	611,297	320,571
Gain on sale of investment in subsidiary	-	-	-	(199,200)
Loss (gain) on foreign currency translation	(32,334)	-	(187,660)	-
Total other expense	194,695	406,747	423,637	121,371
Loss from Continuing Operations	(3,393,975)	(3,931,889)	(5,678,418)	(7,806,761)
Loss from Discontinued Operations	-	-	-	(105,751)
Net Loss	(3,393,975)	(3,931,889)	(5,678,418)	(7,912,512)
Net loss attributable to non-controlling interest	46,409	-	-	-
Series B preferred stock dividends	(357,565)	(313,313)	(724,108)	(345,079)

Net Loss Attributable to Common Stockholders	(3,705,131)	(4,245,202)	(6,402,526)	(8,257,591)

The following table summarizes the revenue recognized in the Company’s condensed consolidated statements of operations:

	For The Six Months Ended		For The Years Ended
	June 30,		December 31,
	2019	2018	2018	2017

Real estate sales	$-	$877,036	$1,467,714	$-
Hotel room and events	367,356	387,579	882,213	850,645
Restaurants	97,781	156,270	277,652	314,822
Winemaking	102,880	227,171	315,741	471,374
Golf, tennis and other[1]	141,211	26,259	156,288	180,461
	$709,228	$1,674,315	$3,099,608	$1,817,302

[1] During the six months ended June 30, 2019, the Company recognized $94,207 of agricultural revenues resulting from the sale of grapes.

We do not currently have any revenue from our Gaucho—Buenos Aires brand as GGI is not yet fully operational.

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Three months ended June 30, 2019 compared to three months ended June 30, 2018

Overview

We reported net losses of approximately $2.0 million and $2.5 million for the three months ended June 30, 2019 and 2018, respectively.

Revenues

Revenues were approximately $269,000 and $396,000 during the three months ended June 30, 2019 and 2018, respectively, representing a decrease of $127,000 or 32%. Decreases in real estate lot revenue of approximately $77,000 and decreases of approximately $202,000 resulting from the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the three months ended June 30, 2019 compared to the three months ended June 30, 2018, were partially offset by and approximately $159,000 increase in agricultural revenues resulting from the sale of grapes during the second quarter of 2019.

Gross (loss) profit

We generated a gross loss of approximately $133,000 for the three months ended June 30, 2019 as compared to a gross profit of approximately $11,000 for the three months ended June 30, 2018, representing a decline in gross profit of $144,000. Cost of sales, which consists of real estate lots, raw materials, direct labor and indirect labor associated with our business activities, increased by approximately $15,000 from approximately $386,000 for the three months ended June 30, 2018 to approximately $401,000 for the three months ended June 30, 2019. The increase in cost of sales results primarily from the cost of grapes sold during the second quarter of 2019 (approximately $306,000), offset by the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar.

The decline in gross profit results primarily from gross losses recognized on agricultural sales resulting from the sale of grapes at a loss during the three months ended June 30, 2019.

Selling and marketing expenses

Selling and marketing expenses were approximately $125,000 and $60,000 for the three months ended June 30, 2019 and 2018, respectively, representing an increase of $65,000 or 108% in 2019, primarily resulting from marketing events for GGI.

General and administrative expenses

General and administrative expenses were approximately $1,552,000 and $2,038,000 for the three months ended June 30, 2019 and 2018, respectively, representing a decrease of $486,000 or 24%. The decrease resulted primarily from decreases of approximately $164,000 in stock-based compensation, approximately $100,000 in travel expenses, and approximately $184,000 resulting from the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the three months ended June 30, 2019 compared to the three months ended June 30, 2018.

Depreciation and amortization expense

Depreciation and amortization expense were approximately $63,000 and $83,000 during the three months ended June 30, 2019 and 2018, respectively, representing a decrease of $20,000 or 24%.

Interest expense, net

Interest expense, net, was approximately $105,000 and $337,000 during the three months ended June 30, 2019 and 2018, respectively, representing a decrease of $232,000 or 69%. The decrease is primarily related to the amortization of debt discount on convertible debt during the three months ended June 30, 2018.

Six months ended June 30, 2019 compared to six months ended June 30, 2018

Overview

We reported net losses of approximately $3.4 million and $3.9 million for the six months ended June 30, 2019 and 2018, respectively.

Revenues

Revenues from continuing operations were approximately $709,000 and $1,674,000 during the six months ended June 30, 2019 and 2018, respectively, representing a decrease of $965,000 or 58%. The decrease in revenues results primarily from the decreases in real estate lot revenues of approximately $877,000 and decreases of approximately $532,000 resulting from the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar, partially offset by the increases in hotel and agricultural revenues of approximately $424,000.

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Gross profit

We generated a gross profit of approximately $79,000 for the six months ended June 30, 2019, as compared to a gross profit of approximately $712,000 for the six months ended June 30, 2018, representing a decrease of $633,000. Cost of sales, which consists of raw materials, direct labor and indirect labor associated with our business activities, decreased by approximately $332,000 from $962,000 for the six months ended June 30, 2018 to $630,000 for the six months ended June 30, 2019. The decrease in cost of sales results are principally related to the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar of approximately $477,000 as well as the decrease in real estate lot costs of approximately $123,000, partially offset by an increase in cost of agricultural revenues of approximately $306,000 resulting from the sale of grapes during the quarter.

Selling and marketing expenses

Selling and marketing expenses were approximately $237,000 and $158,000 for the six months ended June 30, 2019 and 2018, respectively, representing an increase of $79,000 or 50%, primarily resulting from market events for our new subsidiary, GGI.

General and administrative expenses

General and administrative expenses were approximately $2,929,000 and $3,990,000 for the six months ended June 30, 2019 and 2018, respectively, representing a decrease of $1,061,000 or 27%. The decrease resulted primarily from approximately $333,000 in exchange rate gains recognized during the six months ended June 30, 2018 as well as decreases of approximately $213,000 decrease in stock-based compensation and bonuses, approximately $179,000 decrease in travel expenses, and approximately $316,000 decreases resulting from the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the six months ended June 30, 2019 compared to the six months ended June 30, 2018.

Depreciation and amortization expense

Depreciation and amortization expense were approximately $112,000 and $89,000 during the six months ended June 30, 2019 and 2018, respectively, representing an increase of $23,000.

Interest expense, net

Interest expense was approximately $227,000 and $407,000 during the six months ended June 30, 2019 and 2018, respectively, representing a decrease of $180,000 or 44%. The decrease is primarily related to the amortization of debt discount on convertible debt during the six months ended June 30, 2018.

Year ended December 31, 2018 compared to year ended December 31, 2017

Overview

We reported net losses from continuing operations of approximately $5.7 million and $7.8 million for the years ended December 31, 2018 and 2017, respectively. The improvement in net loss from continuing operations is primarily the results of a decrease in operating expenses, partially offset by an increase in interest expense as described below.

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Revenues

Revenues from continuing operations were approximately $3.1 million and $1.8 million during the years ended December 31, 2018 and 2017, respectively, reflecting an increase of approximately $1.3 million or 71%. Increases in hotel and restaurant revenues of $0.9 million, real estate sale revenue of $2.6 million and agricultural revenues of approximately $0.1 were partially offset by a decrease of approximately $2.3 million resulting from the impact of the decline in the value of the Argentine peso (“ARS”) vis-à-vis the U.S. dollar during 2018. The average exchange rate of the Argentina peso increased from 16.55 for the year ended December 31, 2017 to 28.88 for the year ended December 31, 2018, which represents a decrease in the average worth of the Argentine peso from US $0.06 to $0.03.

Total sales from Argentina were ARS $83.9 million during the year ended December 31, 2018 as compared to ARS $26.9 million during the year ended December 31, 2017, reflecting a net increase of approximately ARS $57.0 million or 212%. Hotel room and event revenues were approximately ARS $25.6 million and ARS $14.1 million during years ended December 31, 2018 and 2017, respectively, representing an increase of approximately ARS $11.5 million, or 82% due to higher occupancy and higher room rates. Real estate sale revenues were approximately ARS $39.4 million and ARS $0 million during the years ended December 31, 2018 and 2017, respectively, as a result of lot sales during 2018. Restaurant revenues were approximately ARS $7.5 million and ARS $5.2 million during the years ended December 31, 2018 and 2017, respectively, representing an increase of approximately ARS $2.3 million or 44%. Argentine winemaking revenues were approximately ARS $6.2 million and ARS $4.4 million during the years ended December 31, 2018 and 2017, respectively, representing an increase of approximately ARS $1.9 million or 43%. Other revenues, including golf, tennis and agricultural revenues, were ARS $5.1 million and ARS $3.3 million during the years ended December 31, 2018 and 2017, respectively, representing an increase of approximately ARS $1.8 million or 56%, of which ARS $1.4 million represents an increase in agricultural revenues.

Gross loss

We generated a gross profit of approximately $1,658,000 from continuing operations for the year ended December 31, 2018 as compared to a gross loss of approximately $130,000 from continuing operations for the year ended December 31, 2017, representing an increase of $1,788,000. The improvement results primarily from the increase in real estate sale revenues of approximately $2,561,000 and the increase in hotel and restaurant sales of approximately $859,000. The improvement in gross profit was partially offset by $1,276,000 impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the year ended December 31, 2018 compared to the year ended December 31, 2017, and by the increase in the cost of goods sold as described below.

Cost of sales, which consists of raw materials, direct labor and indirect labor associated with our business activities, decreased by approximately $505,000, from approximately $1,947,000 for the year ended December 31, 2017, to approximately $1,442,000 for the year ended December 31, 2018. A decrease of approximately $1,009,000 resulting from the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the year ended December 31, 2018 compared to the year ended December 31, 2017 was partially offset by approximately $181,000 increase in hotel and restaurant costs, approximately $110,000 increase in real estate costs and $165,000 increase in agricultural costs.

The restaurant and golf and tennis business units at AWE realized negative margins in 2018 and 2017, due to significant fixed costs (i.e. depreciation on golf courses and tennis courts) related to these business units. The restaurant and golf and tennis are kept open every day at a loss, in order to support the image of the winery. During the year ended December 31, 2017, we recorded approximately $61,000 of inventory write downs as the result of significant hailstorms which damaged the vineyard in process during the year.

Selling and marketing expenses

Selling and marketing expenses were approximately $317,000 and $348,000 from continuing operations, for the years ended December 31, 2018 and 2017, respectively, representing a decrease of approximately $31,000 or 9%. Decreases of approximately $84,000 resulting from the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the year ended December 31, 2018 compared to the year ended December 31, 2017 were partially offset by an increase of approximately $53,000 in advertising costs and marketing efforts to promote the Algodon brand.

General and administrative expenses

General and administrative expenses were approximately $6,424,000 and $7,015,000 from continuing operations for the years ended December 31, 2018 and 2017, respectively, representing a decrease of approximately $401,000 or 6%, resulting primarily from the impact of the decline in the value of the Argentine peso vis-à-vis the U.S. dollar for the year ended December 31, 2018 compared to the year ended December 31, 2017.

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Depreciation and amortization expense

Depreciation and amortization expense was approximately $172,000 and $193,000 during the years ended December 31, 2018 and 2017, respectively, representing a decrease of approximately $21,000 or 11%. It should be noted that approximately an additional $26,000 and $94,000 of depreciation and amortization expense was capitalized to inventory during the years ended December 31, 2018 and 2017, respectively. The decrease in depreciation expense results from the impact of the decline in the value of the Argentine peso relative to the U.S. dollar during the period, partially offset by increases resulting from the purchases of property and equipment during the period. Most of our property and equipment is located in Argentina and the gross cost being depreciated is impacted by the devaluation of the Argentine peso relative to the U.S. dollar.

Interest expense, net

Interest expense was approximately $611,000 and $321,000 during the years ended December 31, 2018 and 2017, respectively, representing an increase of approximately $291,000 or 91%. The increase is primarily due to the increase in debt principal outstanding during the period.

Loss from Discontinued Operations

On November 29, 2016, our Board of Directors determined that it was in the Company’s best interest to close down DPEC Capital and we ceased our broker-dealer operations December 31, 2016. On February 21, 2017, our request to FINRA for Broker-Dealer Withdrawal (“BDW”) became effective. The loss from discontinued operations, incurred by the broker dealer operations, was approximately $106,000 for the year ended December 31, 2017.

GGH also owned approximately 96.5% of Mercari Communications Group, Ltd. (“Mercari”), a public shell corporation current in its SEC reporting obligations. On December 20, 2016, we entered into a Stock Purchase Agreement with a Purchaser, whereby the Purchaser agreed to purchase all of our shares or Mercari for $260,000. The sale of Mercari stock was completed on January 20, 2017 and we received net proceeds after expenses of $199,200.

Liquidity and Capital Resources

We measure our liquidity in variety of ways, including the following:

	June 30,		December 31,
	2019	2018	2018	2017

Cash	$368,164	$147,134	$58,488	$358,303
Working Capital Deficiency	$(1,801,436)	$(1,596,572)	$(4,188,924)	$(62,464)

Based upon our working capital deficiency as of June 30, 2019, we require additional equity and/or debt financing in order to sustain operations. These conditions raise substantial doubt about our ability to continue as a going concern.

We have relied primarily on debt and equity private placement offerings to third party independent, accredited investors to sustain operations. During the six months ended June 30, 2019, we received proceeds of approximately $786,000 from the issuance of convertible debt. During the year ended December 31, 2018, we received proceeds of approximately $3,508,000 from the issuance of convertible debt, approximately $580,000 of proceeds from loans payable. We also received approximately $3,010,000 and $1,324,000 of proceeds from the sale of common stock during the six months ended June 30, 2019 and the year ended December 31, 2018, respectively.

The proceeds from these financing activities were used to fund our existing operating deficits, legal and accounting expenses associated with being a public company, capital expenditures associated with our real estate development projects, enhanced marketing efforts to increase revenues and the general working capital needs of the business.

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Availability of Additional Funds

As a result of the above developments, we have been able to sustain operations. However, we will need to raise additional capital in order to meet our future liquidity needs for operating expenses, capital expenditures for the winery expansion and to further invest in our real estate development. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations.

Sources and Uses of Cash for the Six Months Ended June 30, 2019 and 2018

Net Cash Used in Operating Activities

Net cash used in operating activities for the six months ended June 30, 2019 and 2018 amounted to approximately $3,554,000 and $3,260,000, respectively. During the six months ended June 30, 2019, the net cash used in operating activities was primarily attributable to the net loss of approximately $3,394,000, adjusted for approximately $596,000 of net non-cash expenses, and approximately $756,000 of cash used by changes in the levels of operating assets and liabilities. During the six months ended June 30, 2018, the net cash used in operating activities was primarily attributable to the net loss of approximately $3,932,000 adjusted for approximately $736,000 of net non-cash expenses, and approximately $64,000 of cash used by changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

Net cash used in investing activities for the six months ended June 30, 2019 and 2018 amounted to approximately $121,000 and $327,000, respectively. Cash used in investing activities during the six months ended June 30, 2019 and 2018, respectively, resulted entirely from the purchase of property and equipment.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2019 and 2018 amounted to approximately $3,620,000 and $3,003,000, respectively. For the six months ended June 30, 2019, the net cash provided by financing activities resulted primarily from approximately $786,000 of proceeds from convertible debt obligations and approximately $3,010,000 of proceeds from common stock offerings, partially offset by debt and loan repayments of approximately $176,000. For the six months ended June 30, 2018, the net cash provided by financing activities resulted from approximately $2,027,000 of proceeds from convertible debt obligations, approximately $580,000 of proceeds from the issuance of loans payable, and approximately $575,000 from cash proceeds from the issuance of common stock, partially offset by debt and loan repayments of approximately $52,000 and dividends paid in cash of approximately $128,000.

Sources and Uses of Cash for the Years Ended December 31, 2018 and 2017

Net Cash Used in Operating Activities

Net cash used in operating activities for the years ended December 31, 2018 and 2017, amounted to approximately $4,346,000 and $8,075,000, respectively. During the year ended December 31, 2018 the net cash used in operating activities was primarily attributable to the net loss of approximately $5,678,000, adjusted for approximately $878,000 of non-cash expenses and $454,000 of cash provided by changes in the levels of operating assets and liabilities. During the year ended December 31, 2017 the net cash used in operating activities was primarily attributable to the net loss of approximately $7,913,000, adjusted for approximately $865,000 of non-cash expenses and $1,028,000 cash used by changes in the levels of operating assets and liabilities.

Net Cash Used in Investing Activities

Net cash used in investing activities for the years ended December 31, 2018 and 2017 amounted to approximately $292,000 and $849,000, respectively. During the year ended December 31, 2018 the net cash used in investing activities was primarily attributable to the purchase of property and equipment of approximately $292,000. During the year ended December 31, 2017 the net cash used in investing activities was primarily attributable to the purchase of property and equipment of approximately $930,000, partially offset by the proceeds from sale of investment in subsidiary of approximately $81,000.

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Net Cash Provided by Financing Activities

Net cash provided by financing activities for the years ended December 31, 2018 and 2017 amounted to approximately $5,084,000 and $9,271,000, respectively. For the year ended December 31, 2018, the net cash provided by financing activities resulted primarily from the proceeds from convertible debt obligations of approximately $3,508,000, net proceeds from the issuance of equity securities of approximately $1,324,000, proceeds from loans payable of approximately $580,000 partially offset by net repayments of debt of approximately $200,000, and dividends paid of approximately $128,000. For the year ended December 31, 2017, the net cash provided by financing activities resulted primarily from the net proceeds from a preferred stock offering of approximately $7,760,000, proceeds from convertible debt obligations of approximately $1,280,000, net proceeds from the issuance of common stock of approximately $41,000 and proceeds from loans payable of approximately $519,000, partially offset by net repayments of debt of approximately $267,000, and dividends paid of approximately $61,000.

Going Concern and Management’s Liquidity Plans

The accompanying condensed consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As discussed in Note 2 to the accompanying condensed consolidated financial statements, we have not achieved a sufficient level of revenues to support our business and development activities and have suffered substantial recurring losses from operations since our inception, which conditions raise substantial doubt that we will be able to continue operations as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

Based on current cash on hand and subsequent activity as described herein, we may not have sufficient funds to operate our business operations for the next twelve months. While we are exploring opportunities with third parties and related parties to provide some or all of the capital we need over the short and long terms, we have not entered into any external agreement to provide us with the necessary capital. Historically, the Company has been successful in raising funds to support our capital needs. If we are unable to obtain additional financing on a timely basis, we may have to delay vendor payments and/or initiate cost reductions, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately, we could be forced to discontinue our operations, liquidate and/or seek reorganization under the U.S. bankruptcy code. As a result, our auditors have issued a report which includes an explanatory paragraph relating to our ability to continue as a going concern in conjunction with their audit of our December 31, 2018 and 2017 consolidated financial statements.

Off-Balance Sheet Arrangements

None.

Contractual Obligations

As a smaller reporting company, we are not required to provide the information required by paragraph (a)(5) of this Item.

Critical Accounting Policies and Estimates

Use of Estimates

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, we must make estimates and assumptions. These estimates and assumptions affect the reported amounts in the financial statements, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our significant estimates and assumptions are the valuation of equity instruments, the useful lives of property and equipment and reserves associated with the realizability of certain assets.

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Highly Inflationary Status in Argentina

The International Practices Task Force (“IPTF”) of the Center for Audit Quality discussed the inflationary status of Argentina at its meeting on May 16, 2018 and categorized Argentina as a country with a projected three-year cumulative inflation rate greater than 100%. Therefore, the Company has transitioned its Argentine operations to highly inflationary status as of July 1, 2018.

For operations in highly inflationary economies, monetary asset and liabilities are translated at exchange rates in effect at the balance sheet date, and non-monetary assets and liabilities are translated at historical exchange rates. Income and expense accounts are translated at the weighted average exchange rate in effect during the period. Translation adjustments are reflected in loss on foreign currency translation on the accompanying statements of operations.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. The functional currencies of the Company’s operating subsidiaries are their local currencies (United States dollar, Argentine peso and British pound) except for the Company’s Argentine subsidiaries for the six-month period from July 31, 2018 through December 31, 2018, as described above. Prior to the transition of Argentine operations to highly inflationary status on July 1, 2018, these foreign subsidiaries translated assets and liabilities from their local currencies to U.S. dollars using period end exchange rates while income and expense accounts were translated at the average rates in effect during the during the period. The resulting translation adjustment is recorded as part of other comprehensive income (loss), a component of shareholders’ deficit. The Company engages in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies. Gains and losses resulting from transactions denominated in non-functional currencies are recognized in earnings.

Inventory

Inventories are comprised primarily of “vineyard in process,” “wine in process,” “finished wine,” plus food and beverage items and are stated at the lower of cost or market, with cost being determined on the first-in, first-out method. Costs associated with winemaking, and other costs associated with the creation of products for resale, are recorded as inventory. “Vineyard in process” represents the monthly capitalization of farming expenses (including farming labor costs, usage of farming supplies and depreciation of the vineyard and farming equipment) associated with the growing of grape, olive and other fruits during the farming year which culminates with the February/March harvest. “Wine in process” represents the capitalization of costs during the winemaking process (including the transfer of grape costs from vineyard in process, winemaking labor costs and depreciation of winemaking fixed assets, including tanks, barrels, equipment, tools and the winemaking building). “Finished wines” represents wine available for sale and includes the transfer of costs from wine in process once the wine is bottled and labeled. Other inventory represents olives, other fruits, golf equipment and restaurant food.

In accordance with general practice within the wine industry, wine inventories are included in current assets, although a portion of such inventories may be aged for periods longer than one year. As required, we reduce the carrying value of inventories that are obsolete or in excess of estimated usage to estimated net realizable value. Our estimates of net realizable value are based on analyses and assumptions including, but not limited to, historical usage, future demand and market requirements. Reductions to the carrying value of inventories are recorded in cost of sales. If future demand and/or pricing for our products are less than previously estimated, then the carrying value of the inventories may be required to be reduced, resulting in additional expense and reduced profitability. During the year ended December 31, 2017, we recorded approximately $61,000 of inventory write downs as a result of hailstorms that occurred during the year.

Convertible Debt

The Company records a beneficial conversion feature (“BCF”) related to the issuance of notes which are convertible at a price that is below the market value of the Company’s stock when the note is issued. The intrinsic value of the BCF is recorded as debt discount which is amortized to interest expense over the life of the respective note using the effective interest method. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

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Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the lesser of (a) the useful life of the asset; or (b) the remaining lease term.

The estimated useful lives of property and equipment are as follows:

Buildings	10 - 30 years
Furniture and fixtures	3 - 10 years
Vineyards	7 - 20 years
Machinery and equipment	3 - 20 years
Leasehold improvements	3 - 5 years
Computer hardware and software	3 - 5 years

We capitalize internal vineyard improvement costs when developing new vineyards or replacing or improving existing vineyards. These costs consist primarily of the costs of the vines and expenditures related to labor and materials to prepare the land and construct vine trellises. Expenditures for repairs and maintenance are charged to operating expense as incurred. The cost of properties sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts at the time of disposal and the resulting gains and losses are included as a component of operating income. Real estate development consists of costs incurred to ready the land for sale, including primarily costs of infrastructure as well as master plan development and associated professional fees. Such costs will be allocated to individual lots proportionately based on square meters and those allocated costs will be derecognized upon the sale of individual lots. Given that they are not currently in service, capitalized real estate development costs are currently not being depreciated. Land is an inexhaustible asset and is not depreciated.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on financial reporting dates and vesting dates until the service period is complete. The fair value amount of the shares expected to ultimately vest is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. We consider many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

Comprehensive Income (Loss)

Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The guidance requires other comprehensive income (loss) to include foreign currency translation adjustments.

Real Estate Lots Held for Sale

As the development of a real estate lot is completed and the lot becomes available for immediate sale in its present condition, the lot is marketed for sale and is included in real estate lots held for sale on the Company’s balance sheet. Real estate lots held for sale are reported at the lower of carrying value or fair value less cost to sell. If the carrying value of a real estate lot held for sale exceeds its fair value less estimated selling costs, an impairment charge is recorded. The Company did not record any impairment charge in connection with real estate lots held for sale during the year ended December 31, 2018.

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Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, we perform an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income. There were no impairments of long-lived assets for the years ended December 31, 2018 and 2017, respectively.

Segment Information

The FASB has established standards for reporting information on operating segments of an enterprise in interim and annual financial statements. Since GGI is not yet fully operational, we currently operate as one segment which is the business of real estate development in Argentina. Our chief operating decision-maker reviews our operating results on an aggregate basis and manages our operations as a single operating segment.

Revenue Recognition

We earn revenues from our real estate, hospitality, food & beverage, broker-dealer and other related services. Revenue from rooms, food and beverage, and other operating departments are recognized as earned at the time of sale or rendering of service. Cash received in advance of the sale or rendering of services is recorded as advance deposits or deferred revenue on the consolidated balance sheets. Deferred revenues associated with real estate lot sale deposits are recognized as revenues (along with any outstanding balance) when the lot sale closes and the deed is provided to the purchaser. Other deferred revenues primarily consist of deposits accepted by us in connection with agreements to sell barrels of wine. These wine barrel deposits are recognized as revenues (along with any outstanding balance) when the barrel of wine is shipped to the purchaser. Sales taxes and value added (“VAT”) taxes collected from customers and remitted to governmental authorities are presented on a net basis with revenues in the consolidated statements of operations.

Income Taxes

We account for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. Additionally, we establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 — Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The standard requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. The guidance in ASU 2014-09 was revised in July 2015 to be effective for interim periods beginning on or after December 15, 2017 and should be applied on a transitional basis either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. In 2016, FASB issued additional ASUs that clarify the implementation guidance on principal versus agent considerations (ASU 2016-08), on identifying performance obligations and licensing (ASU 2016-10), and on narrow-scope improvements and practical expedients (ASU 2016-12) as well as on the revenue recognition criteria and other technical corrections (ASU 2016-20). These new standards became effective for us on January 1, 2018 and were adopted using the modified retrospective method. The adoption of ASC Topic 606 did not have a material impact on our consolidated financial statements as of the date of adoption, and therefore a cumulative-effect adjustment was not required.

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In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842).” ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” in July 2018, and ASU No. 2018-20 “Leases (Topic 842) - Narrow Scope Improvements for Lessors” in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. We adopted ASU 2016-02 effective January 1, 2019 and if adopted the impact is known to have a material impact on our consolidated financial statements, primarily related to recording right-of-use assets and obligations for current operating leases on our balance sheets.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments (Topic 230)” which provides guidance on the presentation and classification of certain cash receipts and cash payments in the statement of cash flows in order to reduce diversity in practice. The ASU is effective for interim and annual periods beginning after December 15, 2017 with early adoption permitted. The adoption of ASU 2016-15 did not have a material effect on our consolidated financial statements and related disclosures.

On February 22, 2017, the FASB issued ASU 2017-05, ‘Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets (Topic 610-20)”, which requires that all entities account for the derecognition of a business in accordance with ASC 810, including instances in which the business is considered in substance real estate. The ASU is effective for annual periods, and interim periods therein, beginning after December 15, 2017. The adoption of the provisions of ASU 2017-05 did not have a material impact on our consolidated financial statements and related disclosures.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718); Scope of Modification Accounting. The amendments in this ASU provide guidance that clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as modifications. If the value, vesting conditions or classification of the award changes, modification accounting will apply. The guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of ASU 2017-09 did not have a material impact on our consolidated financial statements and related disclosures.

On June 20, 2018, the FASB issued ASU No. 2018-07, “Compensation—Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting”, which expands the scope of ASC 718, Compensation—Stock Compensation to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. We have elected to early adopt ASU 2018-07 on July 1, 2018. The results of applying ASU 2018-07 did not have a material impact on our consolidated financial statements and related disclosures.

In July 2018, the FASB issued ASU No. 2018-09, “Codification Improvements” (“ASU 2018-09”). ASU 2018-09 provides amendments to a wide variety of topics in the FASB’s Accounting Standards Codification, which applies to all reporting entities within the scope of the affected accounting guidance. The transition and effective date guidance is based on the facts and circumstances of each amendment. Some of the amendments in ASU 2018-09 do not require transition guidance and were effective upon issuance of ASU 2018-09. However, many of the amendments do have transition guidance with effective dates for annual periods beginning after December 15, 2018. The adoption of ASU 2018-09 is not expected to have a material impact on our consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement - Disclosure Framework (Topic 820). The updated guidance improves the disclosure requirements on fair value measurements. The updated guidance if effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted for any removed or modified disclosures. We are currently assessing the timing and impact of adopting the updated provisions.

We have implemented all new accounting standards that are in effect and may impact our consolidated financial statements and we do not believe that there are any other new accounting standards that have been issued that might have a material impact on our financial position or results of operations.

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BUSINESS

Company Overview

Gaucho Group Holdings, Inc. (the “Company”) was incorporated on April 5, 1999. Effective October 1, 2018, the Company changed its name from Algodon Wines & Luxury Development, Inc. to Algodon Group, Inc., and effective March 11, 2019, the Company changed its name from Algodon Group, Inc. to Gaucho Group Holdings, Inc. (“GGH”). Through its wholly-owned subsidiaries, GGH invests in, develops and operates real estate projects in Argentina. GGH operates a hotel, golf and tennis resort, vineyard and producing winery in addition to developing residential lots located near the resort. In 2016, GGH formed a new subsidiary and in 2018, established an e-commerce platform for the manufacture and sale of high-end fashion and accessories. The activities in Argentina are conducted through its operating entities: InvestProperty Group, LLC, Algodon Global Properties, LLC, The Algodon – Recoleta S.R.L, Algodon Properties II S.R.L., and Algodon Wine Estates S.R.L. Algodon distributes its wines in Europe through its United Kingdom entity, Algodon Europe, LTD.

GGH’s mission is to increase our scalability, diversify the Company’s assets, and minimize our political risk. We believe our goal of becoming the LVMH of South America (Moët Hennessy Louis Vuitton) can help us to achieve that. While we continue making excellent wine, upgrading our rooms at the Algodon Mansion, and completing the infrastructure at the vineyard, our growth area is in e-commerce through Gaucho – Buenos Aires™ because of the potential for immediate revenues and growth/scale on a global basis. The Gaucho brand also diversifies our business outside of Argentina and helps insulate us from political risk. Together with our wines, these aspects of our business have the potential to insulate us from both the economic and political fluctuations in Argentina. However we also refer to our Risk Factors on page 20 regarding the lack of revenues of the Gaucho—Buenos Aires™ brand and its ability to generate revenue in the future.

The below table provides an overview of GGH’s operating entities.

Entity Name	Abbreviation	Jurisdiction & Date of Formation	Ownership	Business
Gaucho Group, Inc.	GGI	Delaware, September 12, 2016	79% by GGH	Luxury fashion and leather accessories brand and e-commerce platform

Algodon Global Properties, LLC	AGP	Delaware, March 17, 2008	100% by GGH	Holding company

The Algodon - Recoleta S.R.L.	TAR	Argentina, September 29, 2006	100% by GGH through IPG, AGP and APII	Hotel owner (Algodon Mansion) and operating entity in Buenos Aires

Algodon Europe, Ltd	AEU	United Kingdom, September 23, 2009	100% by GGH through IPG	Algodon Wines distribution company

Algodon Properties II S.R.L.	APII	Argentina, March 13, 2008	100% by GGH through IPG and AGP	Holding company in Argentina

Algodon Wine Estates S.R.L.	AWE	Argentina, July 16, 1998	100% by GGH through IPG, AGP, APII and TAR	Resort complex including real estate development and wine making in Argentina; owns vineyard, hotel, restaurant, golf and tennis resort in San Rafael, Mendoza, Argentina

InvestProperty Group, LLC (“InvestProperty Group”)	IPG	Delaware, October 27, 2005	100% by GGH	Real estate acquisition and management in Argentina

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Gaucho – Buenos Aires™

Gaucho – Buenos Aires™ is a new luxury fashion and accessories brand that is the result of more than a decade’s investment in Argentina’s heart and soul, featuring luxury products that merge the traditional Gaucho style with a modern twist, infused with uniqueness and modern Buenos Aires glamour. With Gaucho – Buenos Aires, GGH adds a high-end fashion and accessories e-commerce sector to its collection of luxury assets. Our e-commerce platform is able to process and fulfill orders in the United States and internationally, and we believe this asset has the potential to achieve significant scale and add value to our company. Gaucho – Buenos Aires connects buyers with some of Argentina’s best creative talents that harness the country’s unique heritage and artisanship of products such as woven fabrics, leather goods and precious metal jewelry.

With Argentina’s recent re-engagement with importing and exporting, it is beginning to regain its status as a global cultural enclave. Once dubbed the “Paris of South America” for its exquisite Belle Époque style and entering what we believe will be a new golden age. Evolving politics and tastes suggest the time is now for Buenos Aires to once again align itself with Milan, New York, Paris and London as a global fashion capital – and for Gaucho – Buenos Aires to become its ambassador. We believe there may be a sizeable appetite in the USA and beyond for its luxury products, such as fine leather goods, accessories and apparel, that deliver and reflect a unique and unmistakable Argentine point of view.

Seen in the intricate stitching of handmade leather, or the exquisite workmanship of an embossed belt buckle, “Gaucho” style is a world-renowned symbol of Argentine craftsmanship. Though rooted in the traditions of Argentine culture, Gaucho – Buenos Aires intends to become a brand in which Argentine luxury finds its contemporary expression: merging the traditional Gaucho style with a modern twist, infused with uniqueness and modern Buenos Aires glamour.

Gaucho – Buenos Aires reflects the very spirit of Argentina – its grand history and its revival as a global center of luxury. Our goal is to reintroduce the world to the grandeurs of the city’s elegant past, intertwined with an altogether deeper cultural connection: the strength, honor and integrity of the Gaucho.

On September 12, 2019, during New York Fashion Week, Gaucho – Buenos Aires had its U.S. debut and press launch. Prior to this marketing push, our sales and creative teams have enabled pre-sale access to the website to purchase goods and enact a marketing plan that we hope will raise global awareness of our brand.

Our Products

The inaugural Capsule Collection of Gaucho – Buenos Aires™ includes ready-to-wear, and what Argentina is well known for: leather goods and accessories, all defining the style, quality, and uniqueness of Argentina. The Capsule Collection is comprised of 22 looks, 12 women’s and 10 men’s, with design inspired by the contrast between the cosmopolitan, eclectic Buenos Aires vibe and the rural Argentine landscape.

The Capsule Collection launched in Q4 2018, and was soon followed by the debut of its Fall/Winter Collection which was showcased to fashion industry media at Argentine fashion week’s Designers Buenos Aires on March 18, 2019. As one of Buenos Aires’ most exclusive fashion events, Designers Buenos Aires showcases Argentina’s finest talents, attracting international press, as well as high profile fashionistas and the royalty of the Argentine fashion and television world.

Gaucho – Buenos Aires’s fully optimized e-commerce platform (www.gauchobuenosaires.com) offers a commercial line of designer clothing, with an emphasis on leather goods accessories, including leather jackets, branded hoodies, t-shirts, polo shirts and ponchos. We anticipate these products will be available to ship on or after September 2019, coinciding with New York Fashion Week, where we hope to debut our 2020 fall/winter collection, which will include U.S. press and social media marketing campaign initiatives. In the following 18 months, we also anticipate a strategic roll-out introducing other new products such as fragrances, a Gaucho Kids clothing line, Gaucho Casa (home goods), and Gaucho Residences as the natural evolution of the brand’s growth.

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Blending the quality of a bygone era with a sophisticated, modern, global outlook, the brand’s beautifully handcrafted clothing and accessories herald the birth of what we hope will become Argentina’s finest designer label.

Fragrances: Homme (Men), Femme (Women), Vamos Sport (Unisex)

The fragrance collection of Gaucho – Buenos Aires™ has been created by Firmenich, the world’s largest privately-owned company in the fragrance and flavor business. Founded in Geneva, Switzerland in 1895, it has created many of the world’s best-known perfumes that consumers the world over enjoy each day, including Giorgio Armani, Hugo Boss, Ralph Lauren, Lolita Lempicka, Kenzo, and Dolce & Gabbana. Its passion for smell and taste is at the heart of its success. It is renowned for its world-class research and creativity, as well as its thought leadership in sustainability and exceptional understanding of consumer trends. Each year, it invests 10% of its revenues in research and innovation, reflecting its continuous desire to understand, develop and distill the best that nature has to offer.

Gaucho – Buenos Aires has three fragrances ready for packaging, including a men’s fragrance Homme, a women’s fragrance Femme, and a unisex fragrance Vamos Sport.

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Sales and Marketing Strategy / Competitive Edge

During the economic crisis in Argentina, iconic international fashion chains left the country. As scarcity is the mother of invention, this gave rise to local brands that made up for that absence. Despite the fact that Argentina’s fashion scene is today thriving, the country lacks any international mainstream exposure. Argentina’s continuing challenges with inflation and unemployment have made it difficult for local labels to break into the global fashion landscape, and today there is not a single Argentine fashion brand that is a household name. We believe Gaucho – Buenos Aires has the ability to fill that void. Our intention is to become the leading fashion and leather accessories brand out of South America.

We have assembled a talented team who speak in the unique voice most representative of Argentina’s local fashion scene, and we believe we have the opportunity, the aptitude and the vision not only to successfully introduce this voice to the world’s fashion scene, but to become a major player in that landscape.

Our U.S.-based e-commerce website has been designed to deliver Argentine luxury goods to the U.S. marketplace and elsewhere around the globe. We believe the potential for scale here is particularly significant as Argentina is now making noteworthy re-entry to international trade. Currently, one of the few ways to buy Argentina goods is to travel there and buy local. We want to change that, and in a favorable economic and political climate, we seek to be in the forefront of opening Argentina’s luxury market to the millions of potential customers around the globe interested in luxury items from Argentina.

Our target market is upper and upper-middle class female and male millennials in urban areas of the United States and Europe. Millennials have the potential to become the largest spending generation in history, and with the popularity of midrange to high end fashion brands such as Gucci, Armani, Lululemon, and many others, we believe our millennial target market appreciates high quality clothing and accessories, and is willing to spend above the average market price for such quality items in the “affordable luxury” category.

Business Advisors

Monica Phromsavanh, Director of Business Development. Monica’s role at Gaucho – Buenos Aires is to define our brand vision, goals and strategy, and assist in creating an operational playbook by which to launch and grow our brand. She is integral to getting the Gaucho brand off the ground. We entered into a consulting contract (oral) with Monica on an independent contractor basis in April 2019 and she is paid $10,000 per month. On August 5, 2019 she was also granted an option under GGI’s 2018 Equity Incentive Plan to purchase 100,000 shares of common stock of GGI at a strike price of $0.55 per share, with 25,000 shares vesting on August 5, 2020 and 6,250 shares vesting each quarter thereafter. The option expires on August 5, 2024.

Monica is the Founder and CEO of ModaBox, and a passionate serial entrepreneur known for creating business solutions in the industry she knows best: fashion. She is an innovative brand builder with multi-faceted expertise in retail, marketing, strategy, business development, and consumer behavior. Prior to launching ModaBox, Monica served as Founder and Creative Director of women’s apparel and accessories retailer ModaListas. During this time, she worked alongside talented fashion industry professionals while growing a 100 sq. ft. shop nestled in New York’s iconic Limelight Shops into a 4000 sq. ft. modern woman’s shopping haven. In her four years at the Limelight, she also served as Managing Director and Head Buyer for men’s clothing and apparel retailer W Shops. Prior to ModaListas, she spent three years at luxury fashion house Burberry as a Men’s RTW Specialist and worked in general management at Limited Brands’ Express stores. Monica has a total of 17 years’ experience in retail and business management.

Juliano de Rossi, Creative Solutions Consultant. Juliano serves as a consultant providing valuable guidance to the Gaucho Group team, having significant experience in the high-end fashion world. We entered into a consulting contract (oral) with Juliano on an independent contractor basis in July 2017 for project-based work. The amount paid to Juliano is not considered material because of the project-by-project basis. He currently serves as Creative Solutions Consultant to the Net-a-Porter Group. De Rossi has 15 years’ experience in marketing and advertising for global brands and luxury retailers. He has resided in London for the past five years, working in marketing, content production and brand partnership campaigns for MatchesFashion.com and at the YOOX Net-a-Porter Group where he was responsible for leading the in-house creative solutions (design and production teams) managing multiple content productions served across all YOOX Net-a-Porter Group digital platforms, print publications and social channels. At MR PORTER, NET-A-PORTER, PORTER MAGAZINE and MATCHESFASHION.COM, he oversaw the production of top-rate campaigns, driving the content vision for the management of branded content productions including fashion shoots and video series productions for brands such as BMW, Johnnie Walker Blue Label, American Express, Piaget, Cartier, IWC, Marc Jacobs, Burberry Prorsum, Fendi, Lanvin, Crème De La Mer, Chloe, Stella McCartney, Michael Kors, and Helmut Lang.

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Neels Visser, Brand Ambassador and Social Media Marketing Advisor. Neels is an American social media star and influencer, model, DJ, actor, and businessman. He began his career at a young age modeling for high-end brands such as American Eagle, Dolce & Gabbana, Vanity Teen magazine and Maybelline. Neels currently consults for a number of young fashion brands, and has amassed a following of over 4 million across his social media platforms. Vogue magazine recently named him as one of five social media stars that can “give Kendall (Jenner) and Gigi (Hadid) a run for their money.” We anticipate that Neels’ broad network of social influencers and micro influencers can lay the groundwork for potential partnerships and brand affiliates/ambassadors for the Gaucho – Buenos Aires brand in the U.S. market. We entered into a written consulting contract with Neels on an independent contractor basis in October 2018 and pay him $2,500 per month.

Social Media Strategy

Our digital marketing efforts will include ongoing search engine optimization (SEO) campaigns and initiatives to increase website conversions and brand awareness, social media marketing via Instagram, Facebook and Pinterest using micro and macro/celebrity influencers, and public relations firms specializing in the international fashion scene. Social media star, and Gaucho – Buenos Aires™ advisor, Neels Visser, also has a broad network of social influencers and micro influencers that can lay the groundwork for potential partnerships and brand affiliates/ambassadors.

Our public relations teams, led by notable Buenos Aires firms Grupo MASS and Marisa Koifman, are diligently working to generate an early buzz about our brand, our designers, and our e-commerce platform. Social media star, and Gaucho – Buenos Aires advisor, Neels Visser, is also contacting his broad network of social influencers and micro influencers to lay the groundwork for potential partnerships and brand affiliates/ambassadors.

Gaucho – Buenos Aires will primarily be an e-commerce store targeting U.S. customers. However we do plan on pursuing reselling retail venues both online and brick and mortar. For example, in the wake of our press launch, we received unsolicited inquiries from several high-end boutiques in Brazil interested in carrying the Gaucho line. There are of course numerous avenues for us to explore involving brick and mortar opportunities alone, via agencies or direct solicitation.

Online reselling avenues we expect to pursue include Net-a-Porter, MatchesFashion and at least six other high-end, reputable venues with whom we already have an established foot in the door via our networking channels.

We anticipate our marketing strategy will include popup shops in cities such as Austin, Dallas, Houston, Miami, Los Angeles, New York City and Aspen. With popup shops, we can for example, work with local PR companies to get the word out, as these opportunities are typically promoted via direct mail, PR and digital marketing efforts, as well as word of mouth and strategic geographic positioning.

Our online marketing efforts will also include SEO initiatives, social media marketing via Instagram, Facebook and Pinterest, and retargeting ads.

After our U.S. debut, we also anticipate presenting at fashion shows in 2020 in New York City, London, Paris, Milan and several other targeted cities. Gaucho – Buenos Aires presents an opportunity for global press to talk about Argentina finding its foothold once again on the global fashion scene, spotlighting our designers, our designs, and our concentration on leather goods. As there are few brands launching out of Argentina, and certainly fewer with global intentions, the press reaction to Gaucho – Buenos Aires has been extremely positive and encouraging.

Press

In early 2019 Gaucho – Buenos Aires has garnered the front cover pages of Marie Claire Argentina and Vogue Italia, one of the most iconic fashion magazines on the globe, who states that Gaucho – Buenos Aires is currently “among the most interesting brands on the Argentinian scene.” Our recent press clippings since our Argentina debut in October 2018 include appearances in some of the most widely read fashion magazines in Latin American fashion, including Forbes Argentina, Revista L’Officiel, Revista Luz, Numeral, Polo Mundial, and others.

Gaucho – Buenos Aires Trademarks

We filed a U.S. Trademark Application (Serial No. 87743647) for the GAUCHO – BUENOS AIRES in January 2018, and in February 2019, the U.S. Patent and Trademark Office issued a Notice of Allowance for this mark. This application covers goods and services such as apparel, leather accessories and other products, jewelry, cosmetic fragrances and home goods.

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The Company intends to promote Gaucho – Buenos Aires™ so that its name and logo collectively become a recognizable trademark with international appeal. We anticipate seeking trademark protection for other marks as we develop our business and product lines.

Within six months of the Notice of Allowance date, or August 12, 2019, we were required to file a satisfactory Statement of Use if use has occurred, or file for an extension of time. The mark was then in use with some of the goods, but not others. As a result, on August 6, 2019, we filed to divide the application for the goods that were in use for which a Statement of Use was filed, and filed an Extension Request in the existing application for the remaining goods. Following the filing the details of the now two applications are:

Application Serial No. 87981741

Application Date: January 4, 2018

Classes: 9, 18, 25 and 33

Goods:

Class 9 - Protective cases and covers for cell phones and mobile phones,

Class 18 - Handbags; purses; clutch wallets and handbags; wallets; belt bags; necessaire, namely, cosmetic bags sold empty; travel bags,

Class 25 - T-shirts; tops; shirts; sweaters; hoodies; ponchos; pants; bottoms; shorts; skirts; dresses; jackets; coats; scarves; pocket squares; ties; belts; hosiery; underwear; gloves; footwear; shoes; headwear; hats; caps being headwear

Class 33 – Wines

Status: Statement of use filed, but not yet processed (no pending deadlines)

Application Serial No. 87743647

Application Date: January 4, 2018

Classes: 3, 14, 21 and 24

Goods:

Class 3 – Fragrances; perfumes

Class 14 - Jewelry; watches; necklaces; bracelets; earrings; keychains; lapel pins; rings for scarves being jewelry

Class 21 - Beverageware; cups; coffee services in the nature of tableware; tea services in the nature of tableware; dishware; plates; bowls; saucers; napkin rings; serving forks; serving spoons; serving platters; serving trays; servingware for serving food and drinks; sugar bowls; salt and pepper shakers; vases

Class 24 - Bed and table linen; bed blankets; bed sheets; pillowcases; comforters; duvets; bath linen

Status: Deadline to file Statement of Use is February 12, 2020; up to four more 6-month extensions of time, with the final deadline for filing the Statement of Use being February 12, 2022

In August 2019, the Company received a notice from Markaria S.A. regarding the use of Gaucho—Buenos Aires in Argentina alleging that such mark may infringe with Markaria’s work clothing brand Gaucho. Markaria has not filed any legal action against the Company at this time. The Company is working with its Argentine legal counsel to negotiate, distinguish and defend its use of Gaucho—Buenos Aires in Argentina. The use of the mark in the United States has not been affected, which is a larger market for the Company.

Argentina Activities

GGH, through its wholly-owned subsidiary and holding company, InvestProperty Group (“IPG”), identifies and develops specific investments in the boutique hotel, hospitality and luxury property markets and in other lifestyle businesses such as wine production and distribution, golf, tennis and real estate development. GGH also operates hotel, hospitality and related properties and is actively seeking to expand its real estate investment portfolio by acquiring additional properties and businesses in Argentina, or by entering into strategic joint ventures. Using GGH’s icon wines as its ambassador, GGH’s mission is to develop a group of real estate projects under its ALGODON® brand with the goal of developing synergies among its luxury properties.

In 2016, GGH formed a new wholly-owned subsidiary, Gaucho Group, Inc. (“GGI”), and in 2019, the entity began developing a platform and infrastructure to manufacture, distribute and sell high end products created in Argentina under the brand name Gaucho – Buenos Aires™. See Gaucho – Buenos Aires™ on page 47 above.

GGH’s senior management is based in its corporate offices in New York City. GGH’s local operations are managed by professional staff with substantial hotel, hospitality and resort experience in Buenos Aires and San Rafael, Argentina.

GGH’s Concept and Business: Repositioning of Hotel Properties, Luxury Destinations and Residential Properties

GGH, through IPG, focuses on opportunities that create value through repositioning of underperforming hotel and commercial assets such as hotel/residential/retail destinations. Repositioning means we are working to gradually increment our average fares to solidify our position as a luxury option. This trend has been well received in large metropolitan areas which have become quite competitive. We believe that the trend is now trickling down to secondary metropolitan, resort and foreign markets where there is significantly less competition from the established major operators. We continue to seek opportunities where value can be added through re-capitalization, repositioning, expansion, improved marketing and/or professional management. We believe that GGH can increase demand for all of a property’s various offerings, from its rooms, to its dining, meeting and entertainment facilities, to its retail establishments through careful branding and positioning of properties. While the maxim remains true that the three most important factors in real estate are “location, location, location,” management believes that “style and superior service” have grown in importance and can lead to increased operating revenues and capital appreciation.

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We are currently increasing our activity, occupancy and presence in the market by using direct marketing actions (Facebook and Google Ads, Trip Advisor, Online Travel Agencies, internet presence), and expanding our net of travel agencies and operators, introducing effective changes in our direct sales capacity (new sales-oriented webpages, joint ventures with other hotel organizations, training of our reservations employees, implementing new reservation software). We have also reached out to travel industry media operators to develop new strategic relationships and we are implementing a new commercial management operation for a more aggressive approach with a sales-oriented objective. GGH has built a team of industry professionals to assist in implementing its vision toward repositioning real estate assets. See “Directors, Executive Officers and Corporate Governance” on page 67.

Plan of Operations

GGH continues to implement its growth and development strategy that includes a luxury boutique hotel, a resort estate, vineyard and winery, the sale of high-end fashion, leather goods and accessories, and a large land development project including residential houses within the vineyard. See “Algodon Wine Estates” below.

Long Term Growth Strategy

Our desire is to follow in the footsteps of global leading luxury brands such as Chanel from Paris, Burberry from London, Tom Ford from New York, and Gucci from Milan, and to establish Gaucho as “the Spirit of Argentina” representing Buenos Aires. In doing so, our mission is also to work with the intention of building a multi-billion dollar brand. We believe that through our e-commerce website, we have the potential to achieve significant scale, and add value to our company.

Roll-up Strategy

Upon a successful listing on Nasdaq, we believe we will be positioned to utilize the Company’s stock as “currency” in a sort of “roll-up strategy” to acquire other companies that fall squarely within or complement the Company’s existing and planned lines of business. For example, we might seek to acquire businesses that offer high-end fashion and accessories, or other luxury products and/or experiential hospitality experiences, the quality of which is consistent with the GGH brand. We seek to become the LVMH (“Louis Vuitton Moet Hennessy”) of South America, with the goal of becoming its most well-known luxury brand.

The Company hopes to continue to self-finance future acquisition and development projects because in countries like Argentina, having cash available to purchase land and other assets provides an advantage to buyers. Bank financing in such countries is often difficult or impossible to obtain. To be able to grow our business and expand into new projects, the Company would first want to deploy excess cash generated by operations, but significant amounts of excess cash flow is not anticipated for at least a number of years. Another option would be obtaining new investment funds from investors, including public offerings, and/or borrowing from institutional lenders. GGH may also be able to acquire property for stock instead of cash.

Cobranding and Strategic Alliances

One of GGH’s goals includes positioning its brand ALGODON® as one of luxury. In the past we have formed strategic alliances with well-established luxury brands that have strong followings to create awareness of the GGH brand and help build customer loyalty. Since its inception, GGH has been associated or co-branded with several world-class luxury brands including Relais & Châteaux, Veuve Clicquot Champagne (owned by Louis Vuitton Moët Hennessy), Nespresso, Porsche, Chanel, Hermès, Carolina Herrera, Stendhal Paris, Davidoff Cigars, and L’Occitane, Art Basel, Andrew Harper Travel, and Designers Buenos – Aires.

Catalysts for Growth

Gaucho Casa Residences

As Gaucho – Buenos Aires™ continues to expand its recognition on a domestic and international basis, another area that we can potentially create value and scale is by licensing our brand to commercial, and residential real estate developments. Current examples of such co-branded developments include: Aston Martin Residences in Miami, Bulgari Resort and Residences Dubai, Fendi Chateau Residences in Bal Harbour, Residences by Armani Casa in Miami, Mercedes House in New York, as well Porsche Design Tower in Sunny Isles Beach.

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These fashion houses and automobile manufactures license their brand’s unique styles and unmistakable names to real estate developers, in an effort to create business opportunity. The mutually beneficial model could be a medium through which Gaucho – Buenos Aires™ makes its imprint on the global market. By using our distinct style – employing fine leathers, metals, and natural stones – in the design and construction of such a project, Gaucho – Buenos Aires could add intrinsic value to the parties involved. This creates potential for licensing fees, as well a portion of proceeds from property sales.

Gaucho Home Collection

In recent years there has been a rise of boutique hotel home goods collections such as by Marriott, who led the way with its debut of Autograph Collection. Others that have followed include Curio by Hilton (Starwood’s Tribute Portfolio), and The Unbound Collection (part of the Hyatt Hotels group). We envision the possibility of Gaucho – Buenos Aires utilizing Algodon Mansion as a launch point for a collection of hotel bedding, pillows, linens and robes. Likewise, Argentina’s “La Belle Époque” could serve as a reliable source of inspiration for a multitude of luxury consumer goods, including home soft-furnishings. Argentina’s rich Polo heritage might also serve as a reliable foundation for a collection of high-end, contemporary leather home furnishings for anything from armchairs and sofas to lamps and photo frames.

Gaucho – Kids Collection

We envision the possibility of a designer baby and kids’ clothes collection at Gaucho – Buenos Aires, so that parents who love our brand can treat their children to a luxury line of fun, Gaucho-inspired clothing for kids. We envision building this line around the idea of creating comfy, well-made garments that allow kids to be creative in the way they dress. Gaucho Kids may include, for example, branded onesies and toddler t-shirts, whimsical prints that foster imagination and individuality, and other unique printed separates for kids who don’t mind standing out in a crowd.

Gaucho – Buenos Aires Boutique at Algodon Mansion

Located in the ground floor lobby of Algodon Mansion, the future location (anticipated opening in Q4 of 2019) of our boutique store is just a stroll away from the city’s main shopping boulevards on Alvear. The Gaucho – Buenos Aires boutique will be open to receive direct foot traffic from shoppers along Montevideo. Emulating the great boutiques and ateliers of Europe’s fashion capitals, Algodon Mansion is an inspiring space in which to shop our collection. Built in 1912, the building connects us to the bygone glamor of the city’s golden age – and plays an important role in defining Gaucho Buenos Aires’ ethos and aesthetic.

Popup Shops

Popup shops are a popular trend that can be a low cost means of creating a temporary store front focusing on spreading brand awareness, communicating brand values, collecting customer data, and providing personalized experiences. This can also provide a way for Gaucho – Buenos Aires build a relationship with customers in person, while driving conversion on more cost-effective digital channels. We envision popup shops in U.S. cities such as Aspen, Austin, Dallas and Houston, Miami, Los Angeles, New York City, Berlin and Barcelona. With popup shops, we can for example work with local PR companies to get the word out, as these opportunities are typically promoted via direct mail, PR and digital marketing efforts, as well as word of mouth and strategic geographic positioning. We also anticipate a summer high season popup location in Punta Del Este, Uruguay, which is a popular vacation spot for wealthy Argentines and other Latin Americans.

Currency Devaluation

A currency devaluation certainly helps Argentina tourism, enticing foreign holidaymakers seeking to make their vacation money stretch further. Vacationers looking for the most representative souvenirs of Argentina and its culture may well know the country is best known for its leather. With hundreds of domestic tanneries, Argentina’s has high quality production of cow, sheep and goat leather goods such as jackets, shoes and handbags.

A devalued peso may also aid Argentina’s wine exporters by improving market competitiveness and leading to better revenues. Additionally, non-leveraged real estate can be a hedge against inflation, and we believe that over time the land values may perform well.

While our contracts and vendors are largely payable in pesos, which is favorable to us given the current exchange rate of the peso against the U.S. dollar, the downside is that the Argentine market is somewhat closed off for our Gaucho brand goods and our wines. Even though we produce some Gaucho goods in Argentina and we are able to realize a higher margin by selling outside of Argentina, we also do have some goods produced in the U.S. at a higher cost and our margins are therefore much lower.

Further, our real estate and hotel operations are stated in U.S. dollars which can be seen as less desirable than stating in pesos and could have a negative effect on demand for those parts of our business.

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The ALGODON® Brand

We believe that the force and power of brand is of paramount importance in the luxury real estate/hotel market. GGH has developed the ALGODON® brand, one of distinction, refinement and elegance. Inspired by both the Cotton Club days of the Roaring 20’s and the distinctive style and glamour of the 50’s Rat Pack when travel and leisure was synonymous with cultural sophistication, this brand concept was taken from the Spanish word for “cotton.” ALGODON® connotes a clean and pure appreciation for the good life, a sense of refined culture, and ultimately a destination where the best elements of the illustrious past meet the affluent present. GGH is looking to attract attention and upscale demographic visitors to the ALGODON® properties and to round out the brand experience in various other forms including music, dining, wine, sports and apparel, by marketing themes that highlight active lifestyles and the pleasures of life. Management believes that these types of brand extensions will serve to reinforce the overall brand recognition and further build upon GGH’s core presence in the luxury hotel segment.

Description of Specific Investment Projects

GGH has invested in two ALGODON® brand properties located in Argentina. The first property is Algodon Mansion, a Buenos Aires-based luxury boutique hotel that opened in 2010 and is held in IPG’s subsidiary, The Algodon – Recoleta S.R.L. (“TAR”). The second property, held by Algodon Wine Estates S.R.L., is a Mendoza-based winery and golf resort called Algodon Wine Estates consisting of 4,138 acres, which was subdivided for residential development, and expanded by acquiring adjoining wine producing properties.

Algodon Mansion

The Company, through TAR, has renovated a hotel in the Recoleta section of Buenos Aires called Algodon Mansion, a stately six-story mansion (including roof-top facilities and basement) located at 1647 Montevideo Street, a tree-lined street in Recoleta, one of the most desirable neighborhoods in Buenos Aires. The property is approximately 20,000 square feet and is a ten-suite premium-luxury hotel with a lounge/living room area, a patio area featuring a glass ceiling and fireplace, and a private wine tasting room. The property also includes a rooftop that houses a luxury spa and terrace pool. Each guest room is an ultra-luxury two-to-three room suite, each approximately 510-1,200 square feet. Recoleta is Buenos Aires’ embassy and luxury hotel district and has fashionable boutiques, high-end restaurants, cafés, art galleries, and opulent belle époque architecture.

Below is a table showing occupancy data, average daily rate and revenue per available room (RevPAR) for Algodon Mansion:

	TAR - Buenos Aires
	USD				ARS
	YTD June 2018	YTD June 2019	Δ amount	Δ %	YTD June 2018	YTD June 2019	Δ amount	Δ %
Occupancy level	77%	72%	-4%	-5%	77%	72%	-4%	-5%
Average daily Rate (ADR)	248	245	-3	-1%	5,223	10,049	4,826	92%
RevPAR	190	177	-12	-6%	3,998	7,285	3,287	82%

Occupancy level:	It is a Hotel KPI calculation that shows the percentage of available rooms or beds being sold for a certain period of time.
It is important for hotels to keep track of this data on a daily basis to identify the average daily rate, forecast and apply revenue management.
This ratio only decreased by 4 percentage points. The effect of the fire in the spa area over the bookings was approximately 7 percentage points.
Average daily Rate (ADR):	This is a metric widely used in the hospitality industry to indicate the average realized room rental per day.
This is calculated by taking the average revenue earned from rooms and dividing it by the number of rooms sold. It excludes complimentary rooms and rooms occupied by staff.

RevPAR:	Revenue per available room (RevPAR) is a performance metric used in the hotel industry. It is calculated by multiplying a hotel’s average daily room rate (ADR) by its occupancy rate.
2019 RevPAR in USD has decreased in comparison with previous year from USD 190 to USD 177. However the same ratio in ARS has increased by 82%.
That means that TAR was able to defend the rates in USD despite the great devaluation that was an average of 85% thank to the quality of the services offered

Past guests of Algodon Mansion include President Maurico Macri of Argentina, Roger Federer, Bobby Flay, Jim Courier, Andre Agassi, Pete Sampras, Mardy Fish, Salvatore Ferragamo, and Maguy Maccario Doyle, the Principality of Monaco’s Ambassador to the United States. Algodon Mansion was featured in an article by Huffington Post in January 2018, which praised the luxurious accommodations, impressive suites, and fine amenities of the hotel. In 2016, the Algodon Mansion hotel received an international award of excellence from TripExpert and was awarded 8th place in the ‘Top 20 International Hideaway’ category for Andrew Harper’s 2016 Readers’ Choice Awards.

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In both 2019 and 2018, Algodon Mansion was inducted to TripAdvisor’s Hall of Fame, a distinction given to recognize hotels that have won its Certificate of Excellence award for five consecutive years. Algodon Mansion won the Certificate of Excellence award for the years 2014 through 2019. The Certificate of Excellence award celebrates businesses that have continually delivered a quality customer experience, taking into account the quality, quantity and recency of reviews submitted by travelers on TripAdvisor over a 12-month period. To qualify, a business must maintain an overall TripAdvisor bubble rating of at least four out of five, have a minimum number of reviews and must have been listed on TripAdvisor for at least 12 months.

Algodon Wine Estates

Algodon Wine Estates S.R.L. (“AWE”) is 4,138-acre area located in the Cuadro Benegas district of San Rafael, Mendoza, now known as Algodon Wine Estates. The resort property is part of the Mendoza wine region nestled in the foothills of the Andes mountain range. This property includes a winery (whose vines date back to the mid-1940’s), a 9-hole golf course, tennis, restaurant and hotel. The estate is situated on Mendoza’s Ruta del Vino (Wine Trail). The 4,138-acre property has an impressive lineage, both in terms of wine production and golf, and features structures on the property that date back to 1921.

Algodon Wine Estates features Algodon Villa, a private lodge originally built in 1921 that has been fully restored and refurbished to its original farmhouse design of adobe walls and cane roof. The lodge offers three suites, a gallery for private gatherings, a living area that may also serve as a dining and conference room, swimming pool, and adjacent vine-covered picnic area. The Algodon Villa offers five-star service and is situated for vacationing families, business conferences, retreat travelers, golfing companions, or wine route globe trekkers. Algodon Wine Estates has also recently completed the construction of a new lodge which lies adjacent to the original one. The new lodge features six additional suites and a gallery with two fireplaces and a bar.

Below is a table showing occupancy data, average daily rate and revenue per available room (RevPAR) for Algodon Wine Estates:

	AWE - San Rafael
	USD				ARS
	YTD July 2018	YTD July 2019	Δ amount	Δ %	YTD July 2018	YTD July 2019	Δ amount	Δ %
Occupancy level	27%	22%	-6%	-20%	27%	22%	-6%	-20%
Average daily Rate (ADR)	225	212	-12	-5%	4,926	8,628	3,702	75%
RevPAR	61	46	-15	-25%	1,337	1,865	528	40%

Occupancy level:	It is a Hotel KPI calculation that shows the percentage of available rooms or beds being sold for a certain period of time.
It is important for hotels to keep track of this data on a daily basis to identify the average daily rate, forecast and apply revenue management.
This ratio is low in AWE because only 3 months (January, February and July) of 6 are included in the high season
Average daily Rate (ADR):	This is a metric widely used in the hospitality industry to indicate the average realized room rental per day.
This is calculated by taking the average revenue earned from rooms and dividing it by the number of rooms sold. It excludes complimentary rooms and rooms occupied by staff.

RevPAR:	Revenue per available room (RevPAR) is a performance metric used in the hotel industry. It is calculated by multiplying a hotel’s average daily room rate (ADR) by its occupancy rate.
2019 RevPAR in USD has decreased in comparison with previous year from USD 61 to USD 46. However the same ratio in ARS has increased by 40%.
That means that AWE was able to defend the rates in USD despite the great devaluation that was an average of 85% thanks to the quality of the services offered

Algodon Wine Estates completed the expansion of its nine-hole golf course to 18 holes during 2013, including irrigation canals and ponds. Adjacent to the course is a clubhouse, pro shop, driving range, and award-winning restaurant and the Tennis Center.

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In both 2019 and 2018, Algodon Wine Estates was inducted to TripAdvisor’s Hall of Fame, a distinction given to recognize hotels that have won its Certificate of Excellence award for five consecutive years. Algodon Wine Estates won the Certificate of Excellence award for the years 2014 through 2019. The Certificate of Excellence award celebrates businesses that have continually delivered a quality customer experience, taking into account the quality, quantity and recency of reviews submitted by travelers on TripAdvisor over a 12-month period. To qualify, a business must maintain an overall TripAdvisor bubble rating of at least four out of five, have a minimum number of reviews and must have been listed on TripAdvisor for at least 12 months.

Algodon Fine Wines

Algodon Wine Estates contains a vineyard with 290 acres of vines. Over 60 acres have been cultivated since the 1940’s, and approximately 20 acres since the 1960’s. The property produces eight varieties of grapes, including Argentina’s signature varietal, Malbec, as well as Bonarda, Cabernet Sauvingnon, Merlot, Syrah, Pinot Noir, Chardonnay and Semillon. The primary difference between the old and new vines is the style of pruning. Algodon Wine Estates utilizes a boutique wine making process, typified by production of a low volume of premium wines sold at a higher than average price in the market.

In March 2014, Algodon Wine Estates acquired its own bottling machine in order to improve the winery’s production capacity. This bottling machine allows our winemakers to bottle when desired and when necessary, rather than depending on the availability of external bottling facilities. In April 2014, new stainless-steel wine tanks were added to the winery, increasing storage capacity by 55,000 liters. This includes five 5,000-liter tanks and three 10,000-liter tanks. These upgrades have significantly increased our production capacity. During the production year of 2017 we produced 74,710 liters, which translates to about 99,613 bottles or 8,300 cases of wine. During the production year of 2018 we produced 57,775 liters of wine, which translates to about 77,000 bottles or 6,500 cases of wine, representing a reduction in production of 23% from 2017 due to changes in the wine market.

In an effort to increase distribution of its wines, Algodon Wine Estates is working with a number of importers operating in some of the world’s chief markets for premium wines. In Europe, Algodon Wine Estates warehouses its wines in Amsterdam for central distribution to clients in Germany and in the U.K. through Condor Wines (www.condorwines.co.uk), which works with regional distribution partners throughout the U.K. such as hotel and restaurant chains, regional and national brewers, pub companies, wholesalers and wine merchants. In the United States, Algodon Fine Wines is available for sale online at Sherry-Lehmann.com (which ships to 39 states), at Sherry-Lehmann’s iconic retail store in New York City, at Spec’s Wines, Spirits and Finer Foods retail stores in Texas, and Wally’s Wine & Spirits retail store located in Los Angeles. GGH’s Fine Wine’s Malbec has been featured on the esteemed wine lists of West London’s The Fat Duck, a Michelin 3-Star Restaurant, and arguably the U.K.’s most famous eatery, as well as London’s Restaurant Gordon Ramsay, A Michelin 3-Star Restaurant, also the exclusive London wine club, 67 Pall Mall, and the exclusive wine list of Buenos Aires’ fine dining restaurant, Parrilla Don Julio, one of Argentina’s most high-profile eateries.

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On June 1, 2016, the Company executed an import and distribution agreement with Seaview Imports, whose principal location is 48 Harbor Park Drive, Suite D, Port Washington, NY 10150.

Founded in 2013, Seaview Imports is a national importer of fine wines from France, Spain, Italy, Australia, New Zealand, Argentina and Chile. Headquartered in Port Washington, NY, the company distributes its products in twenty-five select states through wholesalers and state boards. Their producers are leaders in their regions and their portfolios are all exceptional in quality and value. For further information, please visit www.seaviewimports.com.

Seaview’s philosophy in building Algodon as a brand in the United States has been to select high-profile, quality-oriented retailers whom we believe have high credibility in speaking to their wine constituency. We believe the most influential component to consumer confidence (within the fine wine industry) is the endorsement of a well-respected wine merchant. These “Algodon Brand Ambassadors” can not only promote Algodon, its history and vision, but can serve as the go-to wine shop for the shareholders, friends and family of Algodon aficionados. In tandem with building a network of brand ambassador retailers, an additional initiative is to engage a fine wine distributor in select cosmopolitan markets that can provide smaller independent retail and on-premise (restaurant) coverage.

Current Distribution Markets (as of Q3 2019)

1.	New York - Sherry Lehmann (+ local wholesaler)
2.	New Jersey - Gary’s Wine & Marketplace (+ local wholesaler)
3.	Washington DC - Calvert Woodley
4.	Florida – Sunset Corners (+ local wholesaler)
5.	Georgia – Sherlocks (+ local wholesaler)
6.	Illinois – The Noble Grape (+ local wholesaler)
7.	Texas – Spec’s Fine Wines (+ local wholesaler)
8.	California – La Boutellier (+ local wholesaler)

Markets - scheduled for Q4 2019

1.	Massachusetts – Table & Vine (+ local wholesaler)
2.	Oklahoma – Elite Wines & Spirits
3.	Colorado – Argonaut
4.	Minnesota – Haskell’s
5.	Missouri – Brown Derby
6.	Indiana – 21st Amendment
7.	Nevada - Lee

None of the understandings with wine importers constitute a binding commitment by either party to produce, import or export the Company’s wines; performance by any of the parties is dependent upon numerous factors such as economic and political climate, consumer spending, weather, the Company’s ability to continue wine production operations, the market acceptance of the Company’s products, and other matters described in “Risk Factors” on page 7.

AWE uses microvinification (barrel fermentation) for its premium varietals and blends. Microvinification is commonly used in France, but is uncommon in Argentina, and Algodon Wine Estates is one of the few wineries in the country to implement this specialized process.

James Galtieri holds the title of Senior Wine Advisor on GGH’s Advisory Board. James is a founding partner and former President/CEO of Pasternak Wine Imports, a renowned national wine importer and distributor, founded in 1988 in partnership with Domaines Barons de Rothschild (Lafite). He currently maintains an advisory role to Domaines Barons de Rothschild (Lafite), and he is the current President/CEO at Seaview Imports LLC., a national wine importer (based in New York) covering the U.S. market with high-quality, exclusive wine brands. James has considerable background and experience in wine knowledge and wine market dynamics, and he is specialized in corporate management in the wine & spirit industry.

In the summer of 2019, we engaged a marketing group called Back Bar USA to help us execute into the sbe properties and others, as well as showcase our wines (on site tastings, etc) and train local staff in each location. Back Bar USA focuses on conceptualizing, planning, marketing and executing unique experiences that showcase liquor brands from their clients’ portfolio and only partners with first-in-class brands and accounts. In its role as a third-party marketing company, Back Bar USA offers graphics, print, educational support and the financial accountability associated with corporate beverage programs. Back Bar USA creates, manages and executes all phases of programming, taking pressure off the operator and supplier by streamlining the planning and execution processes. Back Bar USA works closely with many international beverage suppliers, distributors, educators and marketing professionals as part of their core business to create programs that highlight their brands’ objectives. We have a written agreement with Back Bar USA to market our wines and pay them $3,500 per quarter. More information about Back Bar USA can be obtained at https://backbarusa.com/.

Wine Distribution Partnership with sbe Entertainment Group

In June 2019, sbe Entertainment Group announced privately that it would add Algodon Fine Wines to the wine lists of its managed network of over 40 restaurants and hotels. Our President and CEO met the founder of sbe Hotels (Sam Nazarian) at the opening of his new SLS LUX hotel/condo in Miami last year and the Company sponsored the inaugural dinner with its wines. We coordinated with sbe’s beverage program manager and although the Company does not have a written contract with sbe, the Company’s wines are now on the wine lists of multiple sbe-owned and managed venues. Established in 2002 by Founder and CEO Sam Nazarian, sbe is a lifestyle hospitality company that develops, manages and operates award-winning hotels, residences, restaurants and nightclubs. AccorHotels, Europe’s biggest hotels group, recently purchased a 50% stake in sbe Entertainment Group. Through exclusive partnerships with cultural visionaries, sbe is devoted to creating extraordinary experiences with a commitment to authenticity, sophistication, mastery and innovation. sbe’s global portfolio features over 20 world-class lifestyle hotels and 130 world-renowned hotel, entertainment and food & beverage outlets. The company’s proprietary brands include SLS Hotel & Residences, Delano, Mondrian, Redbury, Hyde Hotel & Residences, Katsuya, Cleo, The Bazaar by José Andrés, Fi’lia by Michael Schwartz, Umami Burger, Hyde Lounge and Skybar. More information about sbe can be obtained at https://www.sbe.com/.

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Algodon’s premium wines have received a number of top awards and ratings from the world’s foremost tasting competitions including Gold Medals from the prestigious Global Masters Wine Competition, comprised of master sommeliers. Algodon’s Black Label Reserves represent the best selection from Algodon with 100% microvinified blends whose low yield produces full concentration of fruit and flavor. Algodon’s complete portfolio of fine wines is currently available in distinguished wine bars, wine shops, restaurants and hotels in Buenos Aires, Mendoza, Germany, Switzerland, Guernsey, U.K., the Netherlands and the United States.

Algodon Wine Estates launched its ultra-premium wine under the “PIMA” brand in November 2012. PIMA by GGH is a single vineyard wine that has been crafted from the finest handpicked grapes of GGH’s 1946 Malbec and 1946 Bonarda vineyards utilizing microvinification (barrel fermentation) process from day one of harvest. PIMA wine is a limited collection which currently retails for approximately $100 per bottle. Most recently, Algodon Wine’s 2010 Bonarda ranked among the World Association of Wine & Spirit Writers’ and Journalists’ (WAWWJ®) Top 100 Wines of the World 2014, and its 2014 Bonarda was awarded a gold medal at the 2017 New York World Wine & Spirits Competition. In 2016, GGH’s Black Label Malbec was awarded a gold medal in the Global Malbec Masters 2016 Wine Competition.

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Algodon Wine Estates – Real Estate Development

AWE has acquired a substantial amount of contiguous real estate surrounding its project in Mendoza, Argentina for a total of 4,138 acres. This land was purchased with the purpose of developing a vineyard-resort and attracting investment in second or third homes for the well-to-do from around the world. GGH continues to invest in the ongoing costs of building out infrastructure and anticipates that sales of lots will gradually improve and accelerate as worldwide economic conditions improve.

GGH is currently marketing portions of the property to be developed into luxury residential homes and vineyard estates. Management believes that the power of the ALGODON® brand combined with an attractive package of amenities will promote interest in the surrounding real estate. The estate’s master plan features a luxury golf and vineyard living community, made up of six distinct village sectors, with 610 home sites ranging in size from 0.2 to 2.8 hectares (0.5 to 7 acres) for private sale and development. The development’s village sectors have been designed and named in accordance with their characteristic surroundings and landscape: the Wine & Golf Village, the Polo & Equestrian Village, the Sierra Pintada Village, The North Vineyard & Orchard Village, The South Vineyard & Orchard Village, and the Desert Vista Village. The development is located fifteen minutes from both the local airport and city center.

In April 2019, GGH announced that it reached an agreement with Compass Real Estate to market and sell home sites at Algodon Wine Estates. Compass Real Estate (www.compass.com), dubbed “the country’s fastest-growing luxury real estate technology brokerage company” by Forbes Magazine, is set to revamp Algodon Wine Estates’ marketing and global sales initiatives by utilizing its network of 7,000 agents and over 1,000 employees. Compass’ business model has attracted investment capital from Fidelity, Softbank, Goldman Sachs, and several other corporations and individuals.

GGH is developing lots for sale to third party builders and is not engaged in any construction activity. To date, twenty-five lots have been sold. Revenue is recorded when the sale closes and the deeds are issued. During 2018, the Company closed on the sale of 12 of its lots and recorded revenue of $1,468,000. As of December 31, 2018, the Company had $995,327 of deferred income for pending sales.

Potential Value Creation

After an official “arm’s length” evaluation of the entire property (including the additional recently acquired 2,000 acres), we estimate the discovery and potential development of underground aquifers could help increase the value of the parcel. Due to the prohibition of developing new wells in Mendoza City Metro Area, it may be positive to take advantage of the lack thereof regulations in San Rafael. Additionally, the current administration of Mendoza Province has asked (upon approval of Gaucho Group) to construct a major road through the far reaches of the property in an effort to link the popular tourist destinations of Valle Grande, and Los Reyunos. This development could in effect raise the commercial value of the land significantly, as well as open up potential rental-income opportunities from storefronts, gas stations, and other businesses.

Owning real estate in Argentina is subject to risk. For more information see “Risk Factors.”

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Projects and Business Initiatives in Development

GGH’s luxury branded assets have come to be associated with the country’s finest experiences through award-winning wines and exceptional luxury destinations. We have begun developing U.S.-based e-commerce websites designed to deliver Argentine luxury goods to the U.S. marketplace and elsewhere around the globe. We believe the potential for scale here is particularly significant as Argentina is now making noteworthy re-entry to international trade. With Argentina in the process of re-opening its borders, we believe it is poised to regain its status as a cultural and fashion exporter, and that there may be a sizeable appetite in the U.S. and elsewhere for luxury products that feature a distinctly Argentine point of view. We are excited about the potential for scale here.

Mercari Communications Group, Ltd.

On December 20, 2016, the Company entered into a Stock Purchase Agreement (the “Transaction”) with China Concentric Capital Group, Inc. (the “Purchaser”), in which the Purchaser would purchase all 43,822,001 shares of common stock of Mercari Communications Group, Ltd., a Colorado corporation (“Mercari”) held by the Company and any additional shares of Mercari currently held by the Company (the “Shares”) for $260,000 (a net after fees and expenses of less than $200,000) (the “Purchase Price”).

On January 20, 2017, the Transaction was completed, and the Company assigned to the Purchaser all its right, title and interest to the Shares and to amounts payable to the Company for non-interest-bearing advances to Mercari, which advances, as of January 20, 2017, were in the aggregate amount of $150,087.

In connection with the Transaction, J.M. Walker & Associates (the “Escrow Agent”) disbursed a total of $199,250 to the Company, a total of $60,000 in business consulting fees to three consultants, and $750 to the Escrow Agent for services.

Competition

The online luxury fashion business is highly competitive. The apparel industry is characterized by rapid shifts in fashion, consumer demand, and competitive pressures, resulting in both price and demand volatility. We believe that our emphasis on fine leather goods, accessories and apparel mitigates these factors.

We believe that the fit and quality of our garments, as well as the broad variety of colors and styles, our Gaucho and distinctly Argentine inspiration, as well as the contemporary luxury garments and accessories that we offer helps to differentiate us. We compete against a wide variety of smaller, independent specialty stores, as well as department stores and national and international specialty chains. Companies that operate in this space include, but are not limited to, Rag & Bone, Theory, Maison Kitsune, Vince, and All Saints. Many of these companies have substantially greater name recognition than Gaucho – Buenos Aires. Many of these companies also have greater financial, marketing, and other resources when compared to Gaucho – Buenos Aires.

Along with the competitive factors noted above, other key competitive factors for Gaucho – Buenos Aires online e-commerce operations include the success or effectiveness of customer mailing lists, advertising response rates, merchandise delivery, web site design and web site availability. The online e-commerce operations compete against numerous web sites, many of which may have a greater volume of web traffic, and greater financial, marketing, and other resources.

Government Regulation

With respect to the Company’s clothing line, pursuant to the Federal Trade Commission, clothing exported from Argentina to the U.S. must have a label that contains the country of origin and the composition of the item. Additional information can be found here: https://www.ftc.gov/tips-advice/business-center/guidance/threading-your-way-through-labeling-requirements-under-textile.

With respect to the Company’s wine production, please see “Risk Factors” on page 18. Additional information may be found here: https://www.ttb.gov/itd/argentina.shtml and https://www.ttb.gov/itd/importing_alcohol.shtml.

Employees

Including the operating subsidiaries in Argentina, the Company has approximately 58 full-time employees. In Argentina, GGH also employs temporary, seasonal employees during the busy harvest season. In the United States, GGH currently employs approximately 7 full-time employees. None of the employees in the United States are covered by a collective bargaining agreement and management believes it has good relations with its employees.

Our principal executive offices are located at 135 Fifth Avenue, Floor 10, New York, NY 10010. Our telephone number is 212-739-7700.

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DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our certificate of incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware law.

Capital Stock

The Company has two classes of stock: common and preferred. The Company’s amended and restated certificate of incorporation provides for 80,000,000 shares of common stock, par value $0.01 and 11,000,000 shares of preferred stock par value $0.01.

In the discussion that follows, we have summarized selected provisions of our amended and restated certificate of incorporation, amended and restated bylaws, and certificates of designation, and the Delaware General Corporation Law relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, and our certificates of designation as currently in effect for provisions that may be important to you. Please also see “Effect of Certain Provisions of our Amended and Restated Bylaws” below.

Common Stock

Each share of common stock has equal and identical rights to every other share for purposes of dividends, liquidation preferences, voting rights and any other attributes of the Company’s common stock. No voting trusts or any other arrangement for preferential voting exist among any of the stockholders, and there are no restrictions in the articles of incorporation, or bylaws precluding issuance of further common stock or requiring any liquidation preferences, voting rights or dividend priorities with respect to this class of stock.

As of June 30, 2019, there were 55,602,590 shares of common stock issued and 55,552,057 shares of common stock outstanding. Shares in treasury are the result of the redemption of WOW Group membership interests and indirectly, GGH’s shares. Each share of common stock entitles the holder thereof to one vote, either in person or by proxy, at a meeting of stockholders. The holders are not entitled to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of the directors of the Company.

All shares of common stock are entitled to participate ratably in dividends when and as declared by the Company’s board of directors out of the funds legally available. Any such dividends may be paid in cash, property or additional shares of common stock. The Company has not paid any dividends since its inception and presently anticipates that no dividends will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company’s board of directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Holders of common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the dissolution, whether voluntary or involuntary of the Company, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity securities of the Company after satisfaction of all liabilities.

Preferred Stock

As of June 30, 2019, there were 11,000,000 shares of authorized preferred stock, with 10,097,330 shares designated as Series A Convertible Preferred Stock (“Series A Preferred”) and 902,670 designated as Series B Convertible Preferred Stock (“Series B Preferred”). As of June 30, 2019, there were no shares issued and outstanding of Series A Preferred and 902,670 shares issued and outstanding of Series B Preferred.

As of the date of this Offering, all outstanding Series B Preferred shares will have converted into ______________ shares of common stock. The Board of Directors has the ability to issue blank check preferred stock under the Company’s Amended and Restated Certificate of Incorporation.

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Stock Options and Warrants

As of June 30, 2019, there were options to acquire a total of 7,409,375 shares of common stock granted pursuant to our 2008, 2016 and 2018 equity incentive plans at a weighted-average exercise price of $1.16, of which 2,849,136 shares of our common stock are currently issuable upon exercise of outstanding stock options at a weighted-average exercise price of $1.93 per share, and there were warrants to acquire a total of 992,166 shares of our common stock all of which are currently exercisable, at a weighted-average exercise price of $2.11.

Effect of Certain Provisions of our Amended and Restated Bylaws

Our bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise.

Our bylaws provide for our Board of Directors to be divided into three classes serving staggered terms. Approximately one-third of the Board of Directors will be elected each year. This method of electing directors makes changes in the composition of the Board of Directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. A classified board of directors is designed to assure continuity and stability in a board of directors’ leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with our Company and be familiar with our business and operations.

The classified board structure may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of our outstanding common stock. Without the ability to obtain immediate control of our Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our Company. Thus, a classified Board of Directors could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, a classified Board of Directors will make it more difficult for stockholders to change the majority composition of our Board of Directors, even if our stockholders believe such a change would be beneficial. Because the a classified Board of Directors will make the removal or replacement of directors more difficult, it will increase the directors’ security in their positions, and could be viewed as tending to perpetuate incumbent management.

Since the creation of a classified Board of Directors will increase the amount of time required for a hostile bidder to acquire control of our Company, the existence of a classified board of directors could tend to discourage certain tender offers which stockholders might feel would be in their best interest. However, our Board of Directors believes that forcing potential bidders to negotiate with our Board of Directors for a change of control transaction will allow our Board of Directors to better maximize stockholder value in any change of control transaction.

Our bylaws also provide that, unless we consent in writing to an alternative forum, the federal and state courts of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law; or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject the court having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders.

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Our bylaws establish an advance notice procedure for stockholder proposals to be brought before any meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual or special meeting, stockholders may only consider proposals or nominations (i) specified in the notice of meeting; (ii) brought before the meeting by or at the direction of our board of directors or (iii) otherwise properly brought before the meeting by any stockholder who is a stockholder of record on the date of the giving of the notice and on the record date of the meeting and who complies with the notice procedures set forth in our bylaws. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. These provisions can discourage certain coercive and inadequate takeover bids of the Company by requiring those seeking control of the Company to negotiate with the Board of Directors first. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder (one who owns 15% or more of the Company’s outstanding voting stock) for a period of three years following the date the person became an interested stockholder unless:

●	Before the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	On completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced with the total number of shares outstanding calculated when the transaction commenced (excluding certain shares owned by officers or directors or under employee stock plans); or

●	At or subsequent to the time of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. We expect the existence of this provision to have an anti-takeover effect with respect to transactions that our Board of Directors does not approve in advance and could result in making it more difficult to accomplish transactions that our stockholders may see as beneficial such as (i) discouraging business combinations that might result in a premium over the market price for the shares of our common stock; (ii) discouraging hostile takeovers which could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts; and (iii) preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust. The transfer agent’s address is: 1 State Street, 30th Floor, New York, New York 10004-1561. Shares of our common stock will be issued in uncertificated form only, subject to limited circumstances.

Market Listing

Our common stock is currently listed on the OTC Market’s OTCQB tier under the symbol “VINO” and we intend to list our common stock on the Capital Markets tier of the Nasdaq under the same symbol.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PROPERTIES

GGH and its operating subsidiaries maintain their corporate headquarters at 135 Fifth Avenue, 10th Floor, New York, NY under a lease covering approximately 3,300 square feet, which expires in August 2020 at a monthly rental of $19,000. The Company expects to remain in these offices for the immediate future, unless its growth, or the growth of its affiliates, necessitates a move into larger or separate offices.

The Algodon – Recoleta, SRL (“TAR”) owns a hotel in the Recoleta section of Buenos Aires called Algodon Mansion, located at 1647 Montevideo Street. The hotel is approximately 20,000 square feet and has ten suites, a restaurant, a dining room, and a luxury spa and pool.

Algodon Wine Estates owns and operates a resort property located Ruta Nacional 144 Km 674, Cuadro Benegas, San Rafael (5603) in Argentina and consisting of 4,138 acres. The property has a winery, 18-hole golf course, tennis courts, dining and a hotel.

TAR has guaranteed a loan of $600,000 for the Algodon Mansion and the resort property and the properties are subject to encumbrances.

Legal Proceedings

From time to time GGH and its subsidiaries and affiliates are subject to litigation and arbitration claims incidental to its business. Such claims may not be covered by its insurance coverage, and even if they are, if claims against GGH and its subsidiaries are successful, they may exceed the limits of applicable insurance coverage. We are not involved in any litigation that we believe is likely, individually or in the aggregate, to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

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Market Information

At the close of the Offering our common stock will trade under the symbol “VINO” on the Nasdaq Capital Markets. The following table sets forth the range of high and low bids reported in the over-the-counter market for our common stock, which was our primary trading market prior to the Offering. The prices reflect inter-dealer prices, do not include retail mark-ups, markdowns or commissions, and may not necessary reflect actual transactions.

First Quarter 2019	High	Low

First Quarter	$0.48	$0.25
Second Quarter	$0.64	$0.13
Third Quarter	$0.60	$0.24
Fourth Quarter through October 28, 2019	$0.47	$0.25

Fiscal Year 2018	High	Low

First Quarter	$1.00	$0.37
Second Quarter	$1.00	$0.55
Third Quarter	$0.95	$0.30
Fourth Quarter	$0.78	$0.31

Fiscal Year 2017	High	Low

First Quarter	$1.85	$0.91
Second Quarter	$1.20	$0.90
Third Quarter	$1.11	$0.80
Fourth Quarter	$2.50	$0.65

During 2018 and 2017, the Company declared $474,719 and $60,515, respectively, of dividends on its Series B convertible preferred stock. The Company has not declared any dividends with respect to its common stock.

There were approximately 744 holders of record of the Company’s common stock as of September 30, 2019.

On February 28, 2017, the Company filed the Certificate of Designation of Series B Convertible Preferred Stock designating 902,670 shares of preferred stock of the Company, par value $0.01 as Series B Convertible Preferred Stock (the “Series B Shares”). There were 902,670 Series B Shares outstanding prior to this Offering, all of which converted to common stock at the close of this Offering. While the Series B Preferred Shares were outstanding, the holders of Series B Preferred Shares were entitled to, among other things, the following:

●	8% annual dividend, payable quarterly, within thirty (30) following the end of the quarter, subject only to a determination by the Company’s Board of Directors that payment of dividends would jeopardize the Company’s ongoing operations.

●	A liquidation preference to be paid ahead of shares of the Company’s common stock.

●	Upon listing of the Company’s common stock to a national exchange such as Nasdaq, mandatory conversion to common stock, at a ratio of ten shares of common stock for each Series B Share.

●	If Series B Shares had not been previously converted into common stock, redemption of Series B Shares on the date that is two years following the termination of any offering of the Series B Shares.

●	Each holder of Series B Shares was entitled to vote on all matters and shall be entitled to the number of votes determined by a formula set forth in the certificate of designation, subject to a maximum of ten votes per Series B Share. Holders of Series B Shares also voted as a class to the extent Series B Shares would be treated differently from another series of preferred stock, such as any action that would amend any of the rights, preferences or privileges of the holders of Series B Shares, or that would authorize the Company to issue a class of preferred stock that would be senior to Series B Shares, and in each such instance consent or approval of holders of at least 50.01% of the then outstanding Series B Shares was required for such action to become effective.

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As of the date of this Offering, all outstanding Series B Preferred shares have converted into ______________ shares of common stock.

On July 8, 2019, the stockholders of the Company approved a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-twenty-five (1:25), or anywhere between, if required for the listing of the Company’s common stock to a national exchange on or before June 30, 2020. As of the date of this Offering, the reverse stock split in the ratio of one-for-_____ (1:____) was effected.

In 2017 the stockholders approved a reverse stock split in a range from one-for-two (1:2) up to one-for-six (1:6), or anywhere between, if required for the listing of the Company’s common stock to a national exchange on or before June 30, 2018, and in 2018 the stockholders approved a reverse stock split in a range from one-for-two (1:2) up to one-for-twenty (1:20), or anywhere between, if required for the listing of the Company’s common stock to a national exchange on or before June 30, 2019. Because the Company never uplisted to Nasdaq prior to this Offering, no reverse stock splits were effected.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth securities authorized for issuance under equity compensation plans as of December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2008 Plan	4,409,265	$2.34	-
2016 Plan	3,564,328	1.26	-
2018 Plan	1,500,000	0.54	-
Equity compensation plans not approved by security holders	-	-	-
Total	9,473,593	$1.65	-

The above table does not include securities of the Company’s subsidiary GGI available for issuance under the 2018 Gaucho Plan.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our management team is led by executives who have experience in real estate investment, hotel management, broker-dealer operations and identifying and pursuing investment opportunities. The management team is assisted by the Company’s key personnel and advisors, who together with their experience and expertise are also discussed below.

Name	Age	Entity	Title	Year Appointed
Scott L. Mathis	57	GGH	Chairman, Class III Director, Chief Executive Officer, President	April 1999
		TAR	General Manager (1)	December 2007
		APII	General Manager (1)	March 2009
		AWE	General Manager (1)	July 2007
		GGI	Chairman, Chief Executive Officer, President	September 2016

Maria I. Echevarria	40	GGH	Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer and Compliance Officer	April 2015
		AEU	Chief Financial Officer	April 2015
		GGI	Chief Financial Officer, Treasurer and Secretary	January 2017

Sergio O. Manzur Odstrcil	49	TAR	Chief Financial Officer, Chief Operating Officer (2)	March 2011
		APII	Chief Financial Officer	March 2011
		AWE	Chief Financial Officer, Chief Operating Officer (2)	September 2010

Steven A. Moel	75	GGH	Class I Director	April 2019
		GGI	Director	November 2018

Marc Dumont	76	GGH	Class I Director	Upon Nasdaq uplisting

John I. Griffin	84	GGH	Class I Director	Upon Nasdaq uplisting

Peter J.L. Lawrence	85	GGH	Class II Director	April 1999
		AEU	Director	November 2009
		GGI	Director	November 2018

(1)	Translation of Argentine statutory corporate office.
(2)	Mr. Manzur Odstrcil was appointed Chief Operating Officer of TAR and AWE on April 11, 2015.

Executive Officers

Scott L. Mathis. Mr. Mathis is the founder of GGH and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in April 1999. Mr. Mathis is also the founder and, CEO and Chairman of the Board of Directors of Gaucho Group, Inc. Mr. Mathis has over five years’ experience serving as Chief Executive Officer and Chairman of the Board of Directors of Mercari Communications Group, Ltd., a public company. Mr. Mathis is also the founder, Chief Executive Officer, and Chairman of IPG, AGP and various other affiliated entities. Since July 2009, Mr. Mathis has served as the Chief Executive Officer and Chairman of Hollywood Burger Holdings, Inc., a company he founded which is developing Hollywood-themed American fast food restaurants in Argentina and the United States. Since June 2011, Mr. Mathis has also served as the Chairman and Chief Executive Officer of InvestBio, Inc., a former subsidiary of GGH that was spun off in 2010. Including his time with GGH and its subsidiaries, Mr. Mathis worked for over 25 years in the securities brokerage field. From 1995-2000, he worked for National Securities Corporation and The Boston Group, L.P. Before that, he was a partner at Oppenheimer and Company and a Senior Vice President and member of the Directors Council at Lehman Brothers. Mr. Mathis also worked with Alex Brown & Sons, Gruntal and Company, Inc. and Merrill Lynch. Mr. Mathis received a Bachelor of Science degree in Business Management from Mississippi State University. The determination was made that Mr. Mathis should serve on GGH’s Board of Directors due to his executive level experience working in the real estate development industry and in several consumer-focused businesses. He has also served on the board of directors of a number of non-public companies in the biotechnology industry.

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Maria I. Echevarria. In April 2015, the Board of Directors of GGH appointed Ms. Echevarria as the Company’s Chief Financial Officer and Secretary. On January 3, 2017, Ms. Echevarria was appointed as Chief Financial Officer, Treasurer and Secretary of Gaucho Group, Inc. She joined the Company as Corporate Controller in June 2014 and had primary responsibility for the Company’s corporate consolidation, policies and procedures as well as financial reporting for SEC compliance, coordinating budgets and projections, preparing financial presentations and analyzing financial data. Ms. Echevarria has over 15 years of experience in Accounting, Compliance, Finance, Information Systems and Operations. Her experience includes SEC reporting and financial analysis, and her career accomplishments include developing and implementing major initiatives such as SOX, BSA and AML reporting and valuation of financial instruments. Prior to her employment with the Company, Ms. Echevarria served as Director of Finance and Accounting for The Hope Center, a nonprofit, from 2008 to June 2014 overseeing Finance, Information Systems and Operations. From 2001 through 2008 she served as a Quality Control and Compliance Analyst, Financial Analyst, and Accounting Manager for Banco Popular in San Juan, Puerto Rico, where she specialized in Mortgage Quality Control, Compliance, Financial Analysis and Mortgage Accounting, and corresponding with the FHA, VA and other mortgage guarantors. Ms. Echevarria also coordinated audits and compliance programs related to reporting, remittances, escrow accounting and default management for Fannie Mae, Freddie Mac and other private investors. She has developed and taught accounting courses for Herzing University, and currently serves as an adjunct faculty member at Southern New Hampshire University. She is a CPA, licensed in New Jersey and Puerto Rico, and holds a B.B.A. in Accounting from the University of Puerto Rico and an MBA in Business from University of Phoenix. Mrs. Echevarria was born and raised in Puerto Rico and is fluent in Spanish and English.

Additional Key Personnel

Sergio O. Manzur Odstrcil. Algodon Mansion & Algodon Wine Estates, Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”). Mr. Manzur Odstrcil is an Argentina Certified Public Accountant whose professional experience includes administration and management positions with companies in Argentina, Brazil, Mexico and Chile. As CFO and COO for all of GGH’s Argentine subsidiaries, he is responsible for day-to-day management including financial planning and analysis, overseeing the implementation of financial strategies for the corporation, and for ensuring prudent corporate governance. Prior to joining GGH, Mr. Manzur Odstrcil was the Administration and Finance Director for Bodega Francois Lurton since May 2007, where he was responsible for the design and development of a financial debt strategy and negotiations with banks and strategic suppliers to obtain credits. He was also responsible for the organization of new funding to the company for $4 million and also served as a member of the company’s executive committee. From March 2002 to September 2006 he previously held the position of Country Controller for the Boston Scientific Corporation (BSC) in Chile, and prior to that he served as Controller for Southern Cone BSC in Buenos Aires and Mexico City. He also served as Senior Financial Analyst for BSC’s Latin American Headquarters in Buenos Aires, as well as in Sao Paulo, Brazil, and prior to that he served as BSC’s Accountant Analyst in Buenos Aires. Mr. Manzur Odstrcil began his career at Cerveceria y Malteria Quilmes in Argentina from 1997 to 1998. He obtained his MBA at INCAE in Costa Rica in 1996, and received his CPA from the Universidad Nacional de Tucumán, San Miguel de Tucumán, Argentina in 1994.

Directors

Steven A. Moel. M.D., J.D. Dr. Moel began serving as a director of GGH in April 2019 and has served as a director of Gaucho Group, Inc. as of November 2018. Previously, Dr. Moel served as a Senior Business Advisor for GGH. Dr. Moel is a medical doctor and licensed attorney (currently inactive). Dr. Moel had a private legal practice as a business and transactional attorney and is a member of the California and American Bar Associations and has served as legal counsel to many corporations. The Board has determined that he would be a valuable member of the Board due to his extensive and broad experience and knowledge in business. In addition to serving as a member of the Company’s Board of Advisors, Dr. Moel is presently a member of the board of directors of Hollywood Burger Holdings, Inc., a related party to the Company (International Fast Food Restaurants).

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Previously, Dr. Moel served in many roles, including most recently as a Senior Business Advisor for Global Job Hunt (International Recruiting and Education). He was also founder of Akorn, Inc., Nasdaq: AKRX (Biotechnology/Pharmaceutical Mfg.), where he served as a Director on the Executive Board and as Vice President of Mergers & Acquisitions. Dr. Moel previously served as: the Vice President, Mergers & Acquisitions and Business Development of Virgilian, LLC (Nutraceuticals/Agricultural); CEO of U.S. Highland, Inc. BB:UHLN (Mfg. of Motorcycles/Motorsports); CEO of Millennial Research Corp. (Mfg./Ultra-high efficiency motors); Chairman and COO of WayBack Granola Co. (Granola Manufacturing); Executive VP, Mergers and Acquisitions of Agaia Inc. (Green Cleaning Products). He has also served as: President, COO and Executive Director of American Wine Group (Wine Production/Distribution); Senior Business and Advisor, of viaMarket Consumer Products, LLC (Manufacturer of Consumer Products); as a member of the Board of Directors of Grudzen Development Corp. (Real Estate); COO and Chairman of the Board of Directors of Paradigm Technologies (Electronics/Computer Developer); President and CEO of Sem-Redwood Enterprises (Stock Pool), and as a member of the Advisory Board of Mahlia Collection (Jewelry Design/ Manufacturing).

Dr. Moel is a board-certified ophthalmologist who was in private practice and academia. He is an Emeritus Fellow of the American Academy of Ophthalmology and his academic history includes Washington University, University of Miami-Coral Gables, Marshall University, West Virginia University, University of Colorado, Harvard University, Louisiana State University-New Orleans, University of Illinois-Chicago, and the College of Law in Santa Barbara.

Peter J.L. Lawrence. Mr. Lawrence has served as a director of GGH since July 1999. The Board has determined that he is a valuable member of the Board due to his experience as an investor in smaller public companies and service as a director for a number of public companies.

Specifically, Mr. Lawrence was from 2000 to 2014 a director of Sprue Aegis plc, a U.K. company traded on the London Stock Exchange that designs and sells smoke and carbon monoxide detectors for fire protection of domestic and industrial premises in the U.K. and Europe. In the same period he also served as Chairman of Infinity IP, a private company involved with intellectual property and distribution in Australasia; and director of Hollywood Burger Holdings, Inc. From 1970 to 1996, Mr. Lawrence served as Chairman of Associated British Industries plc, a holding company of a group of chemical manufacturers making car engine and aviation jointings and sealants both for OEM and after markets, specialty waxes and anti-corrosion coatings for the automotive, tire and plastics industries in U.K ,Europe and USA.

Mr. Lawrence has additional experience as a director of a publicly-traded company by serving as a director of Beacon Investment Trust PLC, a London Stock Exchange-listed company from 2003 to June 2010. Beacon invested in small and recently floated companies on the Alternative Investment Market of the London Stock Exchange. Mr. Lawrence served on the investment committee of ABI Pension fund for 20 years as well as the investment committee of Coram Foundation Children Charity founded in 1739 as the Foundling Hospital from 1977 to 2004. He received a Bachelor of Arts in Modern History from Oxford University where he graduated with honors.

Marc Dumont. Mr. Marc Dumont is an Independent Investment Banker and International Financial Consultant. He is also Chairman and CEO of Château de Messey Wineries, Meursault, France. Mr. Dumont previously served as the President of PSA International SA (a PSA Peugeot Citroen Group company) from January 1981 to March 1995. He consults and advises international clients in Europe and Asia, as well as the United States. He is also the Chairman of Sanderling Ventures (a European affiliate of a U.S. venture capital firm) since 1993, managing five biotechnology funds. Mr. Dumont is also a Board member of Lightwave Systems Inc., Santa Barbara, California (since 1997) and Caret Industries, Oxnard, California (since 1995). He has served on many other boards including Finterbank Zurich, Banque Internationale a Luxemborg, Xiphias International Investment Fund Limited (an alternative investment fund), and also Irvine Sensors Corporation where he was member/Chairman of their Audit, Nominating, and Corporate Governance, and Compensation Committees. Mr. Dumont holds a Degree in Electrical Engineering and Applied Economics from the University of Louvain, Belgium and an MBA from the University of Chicago.

John I. Griffin. Mr. Griffin is Chairman, President, Chief Executive Officer, and the sole shareholder of Maurice Pincoffs Company, Inc. headquartered in Houston, Texas USA. Pincoffs began product trading operations in 1880 and today specializes in international trade, marketing, and distribution of various products. Following 13 years of active and reserve duty, he retired from the United States Navy as Lieutenant Commander. Mr. Griffin was employed by Corning Glass Works where he was involved in plant management and international business activities and then worked outside of the United States for 13 years, first in Tokyo as President of Graco Japan K.K., a metal related manufacturing and marketing joint venture. This was followed by seven years in Paris as Vice President of Graco Inc. where he managed manufacturing and marketing companies throughout Europe as President Directeur General of Graco France S.A. and Fogautolube S.A. (France). Stationed in Brussels for two years, Mr. Griffin was President of Monroe Auto Equipment S.A. with manufacturing facilities in Belgium and Spain and marketing companies throughout Europe and the Middle East. With the acquisition of Maurice Pincoffs Company in 1978, he assumed his current position.

During his stay in Europe, Mr. Griffin was a partner in a Haut Medoc vineyard, Le Fournas Bernadotte. For several years Pincoffs was heavily involved in the wine import business as the third largest importer in Texas. Mr. Griffin served for a number of years as Founder and President of the American Institute for International Steel (Washington D.C.) and the American Institute for Imported Steel (New York City) as well as serving as a Director of the West Coast Metal Importers Association (Los Angeles). Active in the Greater Houston Partnership, Mr. Griffin was a Director of the World Trade Division and served as Chairman of the Africa Committee. He was a member of the Committee on Foreign Relations and the World Affairs Council of Houston, and a past Director of The Houston World Trade Association and the Armand Bayou Nature Center.

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Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

At the Company’s 2019 annual stockholder meeting on July 8, 2019, the stockholders approved, among other things, an amendment to the bylaws of the Company to establish a staggered board of directors structure, whereby the Board of Directors is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III, with each director serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Company’s 2020 annual meeting of stockholders; each director initially appointed to Class II shall serve for an initial term expiring at the Company’s 2021 annual meeting of stockholders; and each director initially appointed to Class III shall serve for an initial term expiring at the Company’s 2022 annual meeting of stockholders.

Dr. Moel was appointed as a Class I director (his term expires at the Company’s 2020 annual meeting of stockholders), Mr. Lawrence as a Class II director (his term expires at the Company’s 2021 annual meeting of stockholders), and Mr. Mathis as a Class III director (his term expires at the Company’s 2022 annual meeting of stockholders). All directors will hold office until his term has expired and until his successor is elected and qualified or until his earlier resignation or removal.

Involvement in Certain Legal Proceedings

During the past ten years, except as provided below, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

FINRA Enforcement Action (2004-2015): In May 2007, InvestPrivate (now known as DPEC Capital), Scott Mathis and two other InvestPrivate officers entered into a settlement of a disciplinary action filed in May 2004 by the NASD (now known as FINRA), the regulatory body that had primary jurisdiction over InvestPrivate. As part of the settlement, the NASD expressly withdrew numerous allegations and charges, and also resolved almost all of the remaining charges in the case. Mr. Mathis received a 30-day suspension from acting in a principal capacity for InvestPrivate, and InvestPrivate was suspended for 60 days from accepting new engagements to offer private placements. The settling parties paid fines totaling $215,000, and InvestPrivate was also required to engage an independent consultant to evaluate InvestPrivate’s practices and procedures relating to private placement offerings, and to make necessary changes in response to the consultant’s recommendations.

While the settlement with the NASD resolved most of the issues in the case, a few remaining charges were not resolved, namely, whether Mr. Mathis inadvertently or willfully failed to properly make certain disclosures on his personal NASD Form U-4, specifically, the existence of certain federal tax liens on his Form U4 during the years 1996-2002.

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In December 2007, the FINRA Office of Hearing Officers (“OHO”) held that Mr. Mathis negligently failed to make certain disclosures on his Form U4 concerning personal tax liens, and to have willfully failed to make other required U4 disclosures regarding those tax liens. (All of the underlying tax liabilities were paid in 2003 so the liens were released in 2003.) Mr. Mathis received a three-month suspension, and a $10,000 fine for the lien nondisclosures. With respect to other non-willful late U4 filings relating to two customer complaints, he received an additional 10-day suspension (to run concurrently) plus an additional $2,500 fine. The suspension was completed on September 4, 2012, and all fines have been paid.

Mr. Mathis has never disputed that he failed to make or timely make these disclosures on his Form U4; he only disputed the willfulness finding. He appealed the decision (principally with respect to the willfulness issue) to the FINRA National Adjudicatory Council (“NAC”). In December 2008, NAC affirmed the OHO decision pertaining to the “willful” issue, and slightly broadened the finding. Thereafter, Mr. Mathis appealed the NAC decision to the Securities and Exchange Commission and thereafter to the U.S. Court of Appeals. In each instance, the decision of the NAC was affirmed.

While under FINRA’s rules the finding that Mr. Mathis was found to have acted willfully subjects him to a “statutory disqualification,” in September 2012, Mathis submitted to FINRA an application on Form MC-400 in which he sought permission to continue to work in the securities industry notwithstanding the fact that he is subject to a statutory disqualification. That application was approved in Mr. Mathis’ favor in April 2015. Mr. Mathis was at all times able to remain as an associated person of a FINRA member in good standing. Subsequently, the Company expanded into other business opportunities and the broker dealer subsidiary (DPEC Capital, Inc.) was no longer necessary to the Company’s operations. Therefore, Mr. Mathis voluntarily ceased all activities at the Company’s broker-dealer subsidiary (DPEC Capital, Inc.), and voluntarily terminated his registration with FINRA in December 2016, when DPEC Capital, Inc. elected to discontinue its operations and filed a Notice of Withdrawal as a Broker or Dealer on Form BDW.

Corporate Governance

In considering its corporate governance requirements and best practices, GGH looks to the Nasdaq Listed Company manual, which is available through the internet at http://nasdaq.cchwallstreet.com/.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has not designated a lead independent director. Currently, Scott Mathis serves as both the Company’s Chief Executive Officer and Chairman of the Board. As Chief Executive Officer, Mr. Mathis is involved in the day-to-day operations of the Company and also provides strategic guidance on the Company’s operations. The Board believes Mr. Mathis’s experience and knowledge are valuable in the oversight of both the Company’s operations as well as with respect to the overall oversight of the Company at the Board level. The Board believes that this leadership structure is appropriate as Mr. Mathis is intimately knowledgeable with the Company’s current and planned operations.

Role of the Board and the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that GGH faces, the Board of Directors, and the Audit Committee of the Board, have been responsible for oversight of risk management. The full Board, and the Audit Committee since it was formed, have responsibility for general oversight of risks facing the Company. Specifically, the Audit Committee reviews and assesses the adequacy of GGH’s risk management policies and procedures with regard to identification of GGH’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The Audit Committee also reviews and assesses the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

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Review and Approval of Transactions with Related Parties

The Board of Directors adopted a policy intended to comply with Item 404 of Regulation S-K of the 1934 Act as well as the Nasdaq Rules requiring that disinterested directors approve transactions with related parties which are not market-based transactions.

Generally, the Board of Directors will approve transactions only to the extent the disinterested directors believe that they are in the best interests of GGH and on terms that are fair and reasonable (in the judgment of the disinterested directors) to GGH. Our policy is available on our Company website at https://ir.gauchoholdings.com/governance-docs.

Audit Committee

The Board of Directors established the Audit Committee on April 15, 2015 and effective upon our uplisting to Nasdaq, our Audit Committee charter complies with Section 3(a)(58)(A) of the Exchange Act and Nasdaq Rule 5605. The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The members of our Audit Committee are Messrs. Lawrence, Dumont, and Dr. Moel. The Board of Directors determined that Messrs. Lawrence, Dumont, and Dr. Moel were independent under SEC Rule 10A-3(b)(1) and Nasdaq Rule 5605(a)(2). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. No members of the Audit Committee have been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC because the Board believes that the Company’s status as a smaller reporting company does not require expertise beyond financial literacy.

The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the Audit Committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee is required to review and reassess the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at https://ir.gauchoholdings.com/governance-docs.

No Nominating Committee

GGH has not established a nominating committee, however the Company adopted its Nomination Guidelines effective April 15, 2015 and updated them on December 6, 2017 to comply with the Nasdaq rules. Pursuant to Nasdaq Rule 5605, nominations must be made by a majority of the independent directors. Our independent directors are currently Messrs. Lawrence, Dumont, and Dr. Moel. Eligible stockholders may nominate a person to the Board of Directors based on the procedure set forth in the Nomination Guidelines. The Nomination Guidelines are available on our website at https://ir.gauchoholdings.com/governance-docs.

Compensation Committee

Effective upon our uplisting to Nasdaq, GGH created a compensation committee in compliance with Nasdaq Rule 5605(d). The Compensation Committee consists of only independent directors in accordance with Nasdaq Rule 5605(a)(2) and all non-employee directors for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The compensation of the CEO (being Mr. Mathis) must be determined by the Compensation Committee and the CEO may not be present during voting or deliberations for his compensation.

The Compensation Committee is also responsible for making recommendations to the Board of Directors regarding the compensation of other executive officers, to review and administer our Company’s equity compensation plans, to review, discuss, and evaluate at least annually the relationship between risk management policies and practices and compensation, as well as oversee the Company’s engagement with stockholders and proxy advisors.

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Although Nasdaq Rule 5605(d)(3) provides that the Compensation Committee may (in its discretion, not Board discretion) retain compensation consultants, independent legal counsel, and other advisors, the independent directors acting as the compensation committee have not decided to do so. Our Compensation Committee Charter is available at our website: https://ir.gauchoholdings.com/governance-docs.

Code of Business Conduct and Whistleblower Policy

On March 24, 2015, our Board of Directors adopted a Code of Business Conduct and Whistleblower Policy effective April 15, 2015 (the “Code of Conduct”). The Code of Conduct applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct establishes standards and guidelines to assist our directors, officers, and employees in complying with both the Company’s corporate policies and with the law and is posted at our website: https://ir.gauchoholdings.com/governance-docs.

Insider Trading Policy and Policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting

Our Insider Trading Policy and policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting applies to all of our officers, directors, and employees and provides strict guidelines as to restrictions on trading activity in the Company’s stock. These policies are posted at our website: https://ir.gauchoholdings.com/governance-docs.

Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Gaucho Group Holdings, Inc., 135 Fifth Ave., 10th Floor, New York, NY 10010. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Code of Ethics

Our Code of Ethics and Whistleblower Policy is applicable to all of the Company’s and its subsidiaries’ employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Compliance Office. The Code of Ethics contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of our Code of Business Conduct and Whistleblower Policy of the Company is posted at our website at https://ir.gauchoholdings.com/governance-docs.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for our named executive officers, the compensation earned in the years ended December 31:

Summary Compensation Table for Executive Officers
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Scott L. Mathis(2)	2018	426,163	-	-	538,934	-	965,097
Chairman of the Board and Chief Executive Officer	2017	426,164	-	-	97,243	-	523,407

Maria I Echevarria(3)	2018	150,000	35,000	-	14,628	-	199,628
Chief Financial Officer and Chief Operating Officer	2017	150,000	35,000	-	16,407	-	201,407

(1)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements. Refer to the Outstanding Equity Awards at Fiscal Year End schedule regarding option details on an award-by-award basis. The above table does not include any options granted under the 2018 Gaucho Plan.

(2)	On September 28, 2015, we entered into a new employment agreement with Scott Mathis, our CEO (the “Employment Agreement”). Among other things, the agreement provides for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on the Mr. Mathis’ annual sales of GGH common stock. Mr. Mathis is subject to a covenant not to compete during the term of the agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CEO for good reason, in accordance with the terms of the agreement. On September 20, 2018, the Board of Directors extended the Employment Agreement on the same terms for a period of 120 days. On January 31, 2019, the Board of Directors of the Company extended Scott Mathis’ employment agreement to expire on April 30, 2019 and on April 29, 2019, Mr. Lawrence, the sole independent director present at the meeting of the Board of Directors extended his employment agreement to expire on June 30, 2019. On July 12, 2019, the Board of Directors extended Mr. Mathis’ employment agreement to expire on August 31, 2019 and on September 11, 2019, the Board extended the agreement to expire on October 31, 2019. All other terms of the Employment Agreement remain the same.

(3)	Maria Echevarria was appointed Chief Financial Officer, Chief Operating Officer, Secretary and Compliance Officer effective April 13, 2015.

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Outstanding Equity Awards at Fiscal Year End

The following table provides information as to option awards granted by the Company and held by each of the named executive officers of GGH as of December 31, 2018. There have been no stock awards made to Mr. Mathis or Ms. Echevarria as of December 31, 2018.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Scott L. Mathis	500,000		-		2.48	8/27/2019
	150,000		-		2.48	8/27/2019
	1,277,404	(1)	182,486	(1)	2.20	6/8/2020
	75,000	(2)	225,000	(2)	1.10	11/17/2022
	-	(3)	1,000,000	(3)	0.77	2/14/2023
	-	(4)	725,000	(4)	0.54	9/20/2023

Maria I. Echevarria	131,250	(5)	18,750	(5)	2.20	6/8/2020
	12,500	(6)	37,500	(6)	1.10	11/17/2022
	-	(7)	25,000	(7)	0.77	2/14/2023
	-	(8)	30,000	(8)	0.54	9/20/2023

The above table does not include any options granted under the 2018 Gaucho Plan.

(1)	On June 8, 2015, Mr. Mathis was granted an option to acquire 1,459,890 shares of the Company’s common stock, of which 364,794 shares underlying the option vest on June 8, 2016, and 91,243 shares vest every three months thereafter.

(2)	On November 17, 2017, Mr. Mathis was granted an option to acquire 300,000 shares of the Company’s common stock, of which 75,000 shares underlying the option vest on December 17, 2018, and 18,750 shares vest every three months thereafter.

(3)	On February 14, 2018, Mr. Mathis was granted an option to acquire 1,000,000 shares of the Company’s common stock, of which 250,000 shares underlying the option vest on February 14, 2019, and 62,500 shares vest every three months thereafter.

(4)	On September 20, 2018, Mr. Mathis was granted an option to acquire 725,000 shares of the Company’s common stock, of which 181,250 shares underlying the option vest on September 20, 2019, and 45,313 shares vest every three months thereafter.

(5)	On June 8, 2015, Ms. Echevarria was granted an option to acquire 150,000 shares of the Company’s common stock, of which 37,500 shares underlying the option vest on June 8, 2016, and 9,375 shares vest every three months thereafter.

(6)	On November 17, 2017, Ms. Echevarria was granted an option to acquire 50,000 shares of the Company’s common stock, of which 12,500 shares underlying the option vest on December 17, 2018, and 3,125 shares vest every three months thereafter.

(7)	On February 14, 2018, Ms. Echevarria was granted an option to acquire 25,000 shares of the Company’s common stock, of which 6,256 shares underlying the option vest on February 14, 2019, and 1,562 shares vest every three months thereafter.

(8)	On September 20, 2018, Ms. Echevarria was granted an option to acquire 30,000 shares of the Company’s common stock, of which 7,500 shares underlying the option vest on September 20, 2019, and 1,875 shares vest every three months thereafter.

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Director Compensation

The following table sets forth compensation received by our non-employee directors:

		Director Compensation
	Year	Fees Earned or Paid in Cash ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Total ($)
Peter Lawrence (2)	2018	-	-	-	19,450	19,450
	2017	-	-	-	16,207	16,207

Julian Beale (3)	2018	-	-	-	-	-
	2017	-	-	-	16,207	16,207

Steven A. Moel (4)	2018	-	-	-	3,890	3,890
	2017	-	-	-	-	-

The above table does not include any options granted under the 2018 Gaucho Plan.

(1)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in the Company’s consolidated financial statements.

(2)	As of December 31, 2018, Mr. Lawrence held options to acquire 600,000 shares of the Company’s common stock, of which 362,500 were vested and exercisable.

(3)	As of December 31, 2018, Mr. Beale held options to acquire 400,000 shares of the Company’s common stock, of which 362,500 were vested and exercisable.

(4)	As of December 31, 2018, Dr. Moel held options to acquire 40,000 shares of the Company’s common stock, of which none were vested and exercisable. As compensation for his services on the Board of Advisors, Dr. Moel was granted options on August 27, 2014 at $2.48 per share to acquire 100,000 shares of common stock, all of which are vested and exercisable as of December 31, 2018 and on November 17, 2017, Dr. Moel was granted options at $1.10 per share to acquire 50,000 shares of common stock, of which 12,500 vested on November 17, 2018 with 3,125 vesting every three months thereafter.

Summary of the Company’s Equity Incentive Plans

General Plan Information

On July 27, 2018, the Board of Directors determined that no additional awards shall be granted under the Company’s 2008 Equity Incentive Plan, as amended (the “2008 Plan”) or the 2016 Stock Option Plan (the “2016 Plan”), and that no additional shares will be automatically reserved for issuance on each January 1 under the evergreen provision of the 2016 Plan.

On July 27, 2018, the Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved by the Company’s shareholders on September 28, 2018. The 2018 Plan provides for grants for the purchase of up to an aggregate of 1,500,000 shares, including incentive and non-qualified stock options, restricted and unrestricted stock, loans and grants, and performance awards. The number of shares available under the 2018 Plan will automatically increase on January 1 of each year by the amount equal to 2.5% of the total number of shares outstanding on such date, on a fully diluted basis. Further, any shares subject to an award issued under the 2018 Plan, the 2016 Plan or the 2008 Plan that are canceled, forfeited or expired shall be added to the total number of shares available under the 2018 Plan.

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On July 8, 2019, the stockholders approved an increase in the number of shares available for awards under the 2018 Plan to 4,139,800, plus an increase every January 1 of each year by the amount equal to 2.5% of the total number of shares outstanding on such date, on a fully diluted basis. Subsequently on July 8, 2019, the Board of Directors approved an increase in the number of shares available for awards under the 2018 Plan to 5,946,933, plus an increase every January 1 of each year by the amount equal to 2.5% of the total number of shares outstanding on such date, on a fully diluted basis. As of October 29, 2019, there were no shares of common stock that remain reserved for issuance in connection with awards under the 2018 Plan.

Under the 2018 Plan, awards may be granted to employees, consultants, independent contractors, officers and directors or any affiliate of the Company as determined by the Board of Directors. The term of any award granted shall be fixed by the committee at the date of grant, and the exercise price of any award shall not be less than the fair value of the Company’s stock on the date of grant, except that any incentive stock option granted under the 2018 Plan to a person owning more than 10% of the total combined voting power of the Company’s common stock must be exercisable at a price of no less than 110% of the fair market value per share on the date of grant.

The 2018 Plan is administered and interpreted by the Company’s compensation committee. The committee has full power and authority to designate participants and determine the types of awards to be granted to each participant under the plan. The committee also has the authority and discretion to determine when awards will be granted, the number of awards to be granted and the terms and conditions of the awards and may adopt modifications to comply with laws of non-U.S. jurisdictions. The committee may appoint such agents as it deems appropriate for the proper administration of the 2018 Plan.

Participants in the 2018 Plan consist of Eligible Persons, who are employees, officers, consultants, advisors, independent contractors, or directors providing services to the Company or any affiliate of the Company as determined by the committee; however, incentive stock options may only be granted to employees of the Company.

Awards remain exercisable for a period of six months (but no longer than the original term of the award) after a participant ceases to be an employee or the consulting services are terminated due to death or disability. All restricted stock held by the participant becomes free of all restrictions, and any payment or benefit under a performance award is forfeited and cancelled at time of termination unless the participant is irrevocably entitled to such award at the time of termination, where termination results from death or disability. Termination of service as a result of anything other than death or disability results in the award remaining exercisable for a period of one month (but no longer than the original term of the award) after termination and any payment or benefit under a performance award is forfeited and cancelled at time of termination unless the participant is irrevocably entitled to such award at the time of termination. All restricted stock held by the participant becomes free of all restrictions unless the participant voluntarily resigns or is terminated for cause, in which event the restricted stock is transferred back to the Company.

The committee may amend, alter, suspend, discontinue or terminate the 2018 Plan at any time; provided, however, that, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval: (i) violates the rules or regulations of the Financial Industry Regulatory Authority, Inc. (FINRA) or any other securities exchange that are applicable to the Company; (ii) causes the Company to be unable, under the Internal Revenue Code, to grant incentive stock options under the 2018 Plan; (iii) increases the number of shares authorized under the 2018 Plan other than the 2.5% increase per year; or (iv) permits the award of options or stock appreciation rights at a price less than 100% of the fair market value of a share on the date of grant of such award, as prohibited by the 2018 Plan or the repricing of options or stock appreciation rights, as prohibited by the 2018 Plan.

Gaucho Group, Inc. Equity Incentive Plan

On October 5, 2018, the Company, as the sole stockholder of GGI, and the Board of Directors of GGI approved the 2018 Equity Incentive Plan (the “2018 Gaucho Plan”). The Company and the Board of Directors of GGI adopted the 2018 Gaucho Plan to promote long-term retention of key employees of GGI and others who contribute to the growth of GGI.

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Up to 8,000,000 shares of GGI’s common stock is made available for grants of equity incentive awards under the 2018 Gaucho Plan. Authorized shares under the 2018 Gaucho Plan may be subject to adjustment upon determination by the committee in the event of a corporate transaction including but not limited to a stock split, recapitalization, reorganization, or merger.

The 2018 Gaucho Plan includes two types of options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards. Options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended are referred to as incentive options. Options which are not intended to qualify as incentive options are referred to as non-qualified options.

As of October 29, 2019, options to purchase 6,595,000 shares of common stock of the Company have been granted under the 2018 Gaucho Plan.

The 2018 Gaucho Plan is administered and interpreted by GGI’s compensation committee, or the entire Board of Directors. In addition to determining who will be granted options or other awards under the 2018 Gaucho Plan and what type of awards will be granted, the committee has the authority and discretion to determine when awards will be granted and the number of awards to be granted. The committee also may determine the terms and conditions of the awards; amend the terms and conditions of the awards; how the awards may be exercised whether in cash or securities or other property; establish, amend, suspend, or waive applicable rules and regulations and appoint agents to administer the 2018 Gaucho Plan; take any action for administration of the 2018 Gaucho Plan; and adopt modifications to comply with laws of non-U.S. jurisdictions.

Participants in the 2018 Gaucho Plan consist of eligible persons, who are employees, officers, consultants, advisors, independent contractors, or directors providing services to GGI or any affiliate of GGI as determined by the committee. The committee may take into account the duties of persons selected, their present and potential contributions to the success of GGI and such other considerations as the committee deems relevant to the purposes of the 2018 Gaucho Plan.

The exercise price of any option granted under the 2018 Gaucho Plan must be no less than 100% of the “fair market value” of the Company’s common stock on the date of grant. Any incentive stock option granted under the 2018 Gaucho Plan to a person owning more than 10% of the total combined voting power of the common stock must be at a price of no less than 110% of the fair market value per share on the date of grant.

Awards remain exercisable for a period of six months (but no longer than the original term of the award) after a participant ceases to be an employee or the consulting services are terminated due to death or disability. All restricted stock held by the participant becomes free of all restrictions, and any payment or benefit under a performance award is forfeited and cancelled at time of termination unless the participant is irrevocably entitled to such award at the time of termination, where termination results from death or disability. Termination of service as a result of anything other than death or disability results in the award remaining exercisable for a period of one month (but no longer than the original term of the award) after termination and any payment or benefit under a performance award is forfeited and cancelled at time of termination unless the participant is irrevocably entitled to such award at the time of termination. All restricted stock held by the participant becomes free of all restrictions unless the participant voluntarily resigns or is terminated for cause, in which event the restricted stock is transferred back to GGI.

The committee may amend, alter, suspend, discontinue or terminate the 2018 Gaucho Plan at any time; provided, however, that, without the approval of the stockholders of GGI, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval: (i) violates the rules or regulations of any securities exchange that are applicable to the Company; (ii) causes the Company to be unable, under the Internal Revenue Code, to grant incentive stock options under the 2018 Gaucho Plan; (iii) increases the number of shares authorized under the 2018 Gaucho Plan; or (iv) permits the award of options or stock appreciation rights at a price less than 100% of the fair market value of a share on the date of grant of such award, as prohibited by the 2018 Gaucho Plan or the repricing of options or stock appreciation rights, as prohibited by the 2018 Gaucho Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

As of October 29, 2019, the Company had 60,321,615 shares of common stock issued and 60,271,082 outstanding,  as well as 902,670 shares of Series B convertible preferred stock issued and outstanding. The following table sets forth certain information regarding our shares of common stock and Series B convertible preferred stock beneficially owned as of October 29, 2019, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding shares of common stock (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. Also included is total voting power of such persons assuming all Shares in this Offering are sold. A person is considered to beneficially own any shares: (a) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (b) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options, warrants or convertible debt. Shares underlying such options, warrants, and convertible promissory notes, however, are only considered outstanding for the purpose of computing the percentage ownership of that person and are not considered outstanding when computing the percentage ownership of any other person. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. In addition, the address of each of the persons set forth below (unless otherwise specified) is c/o GGH, 135 Fifth Avenue, 10th Floor, New York, New York 10010. The above table does not include any options granted under the 2018 Gaucho Plan.

Security Ownership of Certain Beneficial Owners and Management

	Prior to Offering			After Offering (2)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding(1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock at Closing of Offering(2)
More than 5% Stockholders
The WOW Group, LLC	3,777,425		5.5%	472,178	4.6%

Directors and Named Executive Officers
Scott L. Mathis	5,625,653	(3)	8.0%	703,207	6.8%
Maria I. Echevarria	52,801	(4)	*	6,600	*
Steven A. Moel	420,720	(5)	1.0%	52,590	1.0%
Peter J.L. Lawrence	483,200	(6)	1.0%	60,400	1.0%
Marc Dumont	771,926	(7)	1.1%	96,491	1.0%
John I. Griffin	4,060,407	(8)	5.9%	507,551	5.0%
All directors and executive officers as a group	11,414,407	(9)	17.0%	1,426,839	14.8%

* Less than one percent

(1)	Based on 60,271,082 shares of our common stock outstanding on October 29, 2019, and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of October 29, 2019. Also includes 902,670 shares of Series B preferred stock outstanding on October 29, 2019 as converted to 9,026,700 shares of common stock. Calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

(2)

Based upon 10,262,234 shares of common stock outstanding post 8:1 reverse stock split as of the Closing Date of the Offering. All Series B preferred shares converted into 1,128,353 shares of common stock post-split, assuming no participation in the Offering.

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(3)	Consists of (a) 558,362 shares of our common stock owned by Mr. Mathis directly; (b) 3,777,425 shares owned by The WOW Group, LLC, of which Mr. Mathis is a controlling member; (c) 204,803 shares owned by Mr. Mathis’s 401(k) account; (d) 21,000 shares of common stock issuable upon the conversion of Series B convertible preferred stock and 18,900 common shares for voting purposes held by his 401(k) account; and (d) the right to acquire 1,064,063 shares of common stock subject to the exercise of options.

(4)	Consists of (a) 7,484 shares owned by Mrs. Echevarria’s 401(k) account and (b) 45,317 shares of our common stock issuable upon the exercise of stock options.

(5)	Consists of (a) 151,491 shares owned by Dr. Moel directly; (b) 176,546 shares held by Dr. Moel’s Roth IRA; (c) 26,693 shares held by Andrew Moel, his son; (d) 28,490 shares held by Erin Moel, his daughter; and (e) 37,500 shares issuable upon the exercise of stock options.

(6)	Consists of (a) 184,971 shares of our common stock owned by Mr. Lawrence directly; (b) 10,729 shares owned by Mr. Lawrence and his spouse as trustees for the Peter Lawrence 1992 Settlement Trust; and (c) 287,500 shares of our common stock issuable upon the exercise of stock options.

(7)	Director elect. Consists of (a) 450,000 shares owned by Mr. Dumont, his wife Vinciane Dumont, and his daughter Catherine Dumont, JTWROS; (b) 156,946 shares held by Mr. & Mrs. Dumont and Patrick Dumont, JTWROS; (c) 99,980 shares of common stock issuable upon the conversion of Series B convertible preferred stock held by Mr. & Mrs. Dumont and Patrick Dumont, JTWROS and 99,980 shares of common stock on an as converted basis to common stock for voting purposes; and (d) 65,000 shares issuable upon the exercise of stock options.

(8)	Director elect. Consists of (a) 1,705,515 common shares held by Mr. Griffin individually; (b) 1,743,647 common shares held by JLAL Holdings Ltd., an entity wholly controlled by Mr. Griffin; (c) 200,000 shares of common stock issuable upon the conversion of Series B convertible preferred stock held by Mr. Griffin individually and 180,000 shares of common stock on an as converted basis to common stock for voting purposes; (d) 401,870 shares of common stock issuable upon the conversion of Series B convertible preferred stock held by JLAL Holdings Ltd. and 361,683 shares of common stock on an as converted basis to common stock for voting purposes; and (e) 9,375 shares of our common stock issuable upon the exercise of stock options.

(9)	Consists of 9,183,102 shares of our common stock, 722,850 shares of our common stock issuable upon the conversion of Series B convertible preferred stock, and 1,508,755 shares of our common stock issuable upon the exercise of stock options.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The following is a description of transactions during the last fiscal year in which the transaction involved a material dollar amount and in which any of the Company’s directors, executive officers or holders of more than 5% of GGH common stock and Series B Preferred on an as- converted basis had or will have a direct or indirect material interest, other than compensation which is described under “Executive Compensation.”

●	Accounts receivable – related parties. On April 1, 2010, the Company entered into an agreement with a related, but independent, entity under common management, Hollywood Burger Holdings, Inc. (“HBH”), to share expenses with GGH such as office space, support staff and other operating expenses. HBH is a private company founded by Scott Mathis which is developing Hollywood-themed fast food restaurants in the United States. Mr. Mathis is Chairman and Chief Executive Officer of HBH and Maria Echevarria is Chief Financial Officer. The agreement was amended on January 1, 2017 to reflect the current use of personnel, office space, professional services. HBH owed $189,889 and $4,644, respectively, as of June 30, 2019 and December 31, 2018, under such agreement.

●	Shares held by affiliates in subsidiaries. Mr. Mathis, who is also the Chairman, CEO & President of the Gaucho Group, Inc., holds 18,736 shares of common stock of GGI, reflecting a conversion of $7,300 in principal and $194 in interest from his GGI Note. Marc Dumont, as a _____________ of the Company and with his son, holds 511,156 shares of common stock of GGI, reflecting a conversion of $200,000 in principal and $4,462 in interest from their GGI Notes.

●	Ownership in affiliates. Mr. Mathis is a managing member and holds a controlling interest in The WOW Group, LLC. Non-managing members include certain former DPEC Capital employees and certain GGH stockholders. The WOW Group’s only asset is its interest in GGH as of June 30, 2019 and December 31, 2018.

●

Accounts payable – related parties. As part of the Company’s convertible note financing in early 2018, the Company sold promissory notes totaling $1,163,354 to John I. Griffin and his wholly owned company JLAL LLP. Mr. Griffin is a ___________ of the Company. The notes have a 90-day maturity, bear interest at 8% per annum and were convertible into the Company’s common stock at a at a 10% discount to the price used for the sale of the Company’s common stock in the Company’s next private placement offering. These notes matured on June 30, 2019 and are currently outstanding. The principal balance outstanding is no longer convertible, since the notes are past their maturity date. Interest continues to accrue based on the interest rate stated above.

Director Independence

Our Board of Directors has undertaken a review of its composition and the independence of each director. Based on the review of each director’s background, employment and affiliations, including family relationships, the Board of Directors has determined that three of our five directors (Peter J.L. Lawrence, Steven A. Moel, and Marc Dumont) are “independent” under the rules and regulations of the SEC and Section 5062(a)(2) of the Nasdaq Rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock. Mr. Mathis was not deemed independent as a result of his service as our Chief Executive Officer, and his significant stock ownership. Mr. Griffin may not be deemed independent because of the promissory notes outstanding with the Company as disclosed above.

Indemnification Agreements

Our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law.

Information related to the independence of our directors is provided under the section titled “Directors, Executive Officers and Corporate Governance.”

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SHARES AVAILABLE FOR FUTURE SALES

Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, the sale of a portion of our shares will be limited after this Offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions, lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares of our common stock outstanding as of October 29, 2019, assuming a post reverse stock split basis of 8:1, upon the completion of this Offering, 10,262,234 shares of our common stock will be outstanding, assuming 1,600,000 Shares are issued in this Offering.

Except for shares subject to lock-up agreement, upon completion of this Offering, approximately 6,837,850 of our outstanding shares will be freely tradable except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned the relevant shares of our common stock for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock into the public markets provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock into the public markets without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 10,262,234 shares, or approximately 102,622 shares, based on the number of shares of our common stock outstanding as of the completion of this Offering; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a Form 144 notice by such person with respect to such sale, if our class of common stock is listed on Nasdaq.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

82

UNDERWRITING

Newbridge Securities is acting as the representative of the underwriters of the Offering (the “Representative”). We have entered into an underwriting agreement dated                  , 2019 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Newbridge Securities Corporation

Total

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

We have been advised by the Representative that they propose to offer the securities directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the Representative to securities dealers will be sold at the public offering price less a selling concession not in excess of $ _________per share.

The underwriting agreement provides that subject to the satisfaction or waiver by the Representative of the conditions contained in the underwriting agreement, the Representative is obligated to purchase and pay for all of the securities offered by this prospectus.

We have granted an option to the Representative exercisable for forty-five (45) days after the date of this prospectus, to purchase up to _______________ additional shares of common stock at the public offering price, less the underwriting discounts and commission.

No action has been taken by us or the Representative that would permit a public offering of the units in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this Offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offered hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this Offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The Representative is expected to make offers on sales both in and outside of the United States to its respective selling agents. The offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

The Representative has advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table provides information regarding the amount of the discount to be paid to the underwriters by us, before expenses:

	Per Share	Total without over- allotment	Total with over- allotment
Public Offering Price	$	$	$
Underwriting discount and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

83

We estimate the total expenses payable by us for this Offering to be approximately $                  which amount includes (i) the underwriting discount of $                  (8%), (ii) a non-accountable expense allowance $__________ (1.5%), (iii) reimbursement of the accountable expenses of the representative equal to $125,000 including the legal fees of the representative being paid by us and (iv) other estimated Company expenses of approximately $                  which includes legal accounting printing costs and various fees associated with the registration of our securities.

In addition, we have agreed to issue warrants to the Representative to purchase a number of shares of common stock equal to 8% of the total number of shares of common stock sold in this Offering at an exercise price equal to 120% of the offering price of the common stock sold in this Offering. These warrants may be purchased in cash or via cashless exercise, will be exercisable for five years from the effective date of the registration statement on Form S-1 of which this prospectus forms a part and will terminate on the fifth anniversary of the effective date of the registration statement on Form S-1 of which this prospectus forms a part. The warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the Representative warrants nor any of our shares issued upon exercise of the Representative warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the effective date of the registration statement of which this prospectus is a part, subject to certain exceptions.

Determination of Offering Price

Up until ________, 2019, our common stock was quoted on the OTCQB under the symbol “VINO.” On                  , 2019 the closing price of our common stock was $                  per share.

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriter. Among the factors considered in determining the public offering price of the Shares were:

●	our history and our prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this Offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this Offering. That price is subject to change as a result of market conditions and other factors.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of twelve months from the commencement of sales, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the Representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “subject transaction”), during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Representative for such subject transactions.

Lock-up Agreements

Our officers, directors and each of their respective affiliates and associated persons have agreed with the representative to be subject to a lock-up period of                        days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

84

We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for                  following the closing of this Offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in stabilizing transactions for the purpose of pegging, fixing or maintaining the price of our common stock. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. These stabilizing transactions may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that stabilizing transactions may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this Offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we, nor the underwriter make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representations that the underwriter will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriter may be required to make for these liabilities.

85

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Burns, Figa & Will, P.C. Certain legal matters in connection with the Offering will be passed upon for the underwriter by Dickinson Wright PLLC.

EXPERTS

The consolidated financial statements of Gaucho Group Holdings, Inc. as of December 31, 2018 and 2017, and for each of the years then ended, have been included herein and in the registration statement, in reliance upon the report of Marcum LLP, independent registered public accounting firm. Such report contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in the notes to the consolidated financial statements, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement of which this prospectus is a part at the SEC’s Internet site.

We make available through our website, free of charge, copies of our SEC filings as soon as reasonably practicable after we electronically file or furnish them to the SEC on our website, http://www.gauchoholdings.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

We make available through our website, free of charge, copies of our SEC filings as soon as reasonably practicable after we electronically file or furnish them to the SEC on our website, http://www.gauchoholdings.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

86

INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Financial Statements for the Six Months ended June 30, 2019

Condensed Consolidated Balance Sheets as of June 30, 2019 (unaudited) and December 31, 2018	F-2

Unaudited Condensed Consolidated Statements of Operations for the Three Months and Six Months Ended June 30, 2019 and 2018	F-4

Unaudited Condensed Consolidated Statements of Comprehensive Loss for the Three Months and Six Months Ended June 30, 2019 and 2018	F-5

Unaudited Condensed Consolidated Statements of Changes in Temporary Equity and Stockholders’ Deficiency for the Three and Six Months Ended June 30, 2019	F-6

Unaudited Condensed Consolidated Statements of Changes in Temporary Equity and Stockholders’ Deficiency for the Three and Six Months Ended June 30, 2018	F-7

Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2019 and 2018	F-8

Notes to Unaudited Condensed Consolidated Financial Statements	F-10

Audited Consolidated Financial Statements for the Fiscal Years Ended December 31, 2018 and 2017

F-1

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(unaudited)
Assets

Current Assets
Cash	$368,164	$58,488
Accounts receivable, net	542,623	457,745
Accounts receivable - related parties, net of allowance of $514,087 at each of June 30, 2019 and December 31, 2018	301,711	71,650
Advances to employees	281,783	281,783
Inventory	1,230,011	1,033,895
Real estate lots held for sale	123,265	139,492
Operating lease right-of-use asset, current portion	216,466	-
Prepaid expenses and other current assets	148,914	193,360

Total Current Assets	3,212,937	2,236,413

Long Term Assets
Property and equipment, net	2,981,312	2,972,364
Operating lease right-of-use asset, non-current portion	37,145	-
Prepaid foreign taxes, net	415,483	369,590
Investment - related parties	6,067	7,840
Deposits	61,284	61,284

Total Assets	$6,714,228	$5,647,491

See Notes to the Condensed Consolidated Financial Statements

F-2

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

	June 30, 2019	December 31, 2018
	(unaudited)
Liabilities, Temporary Equity and Stockholders’ Deficiency

Current Liabilities
Accounts payable	$464,235	$497,817
Accrued expenses, current portion	1,187,114	1,185,367
Deferred revenue	903,761	1,038,492
Operating lease liabilities, current portion	229,145	-
Loans payable, current portion, net of debt discount	824,541	871,106
Convertible debt obligations, net of debt discount	1,320,354	2,732,654
Current portion of other liabilities	85,223	99,901

Total Current Liabilities	5,014,373	6,425,337

Long Term Liabilities
Accrued expenses, non-current portion	104,121	57,786
Operating lease liabilities, non-current portion	39,457	-
Loans payable, non-current portion, net of debt discount	196,323	234,791

Total Liabilities	5,354,274	6,717,914

Commitments and Contingencies

Series B convertible redeemable preferred stock, par value $0.01 per share, 902,670 shares authorized, issued and outstanding at June 30, 2019 and December 31, 2018, respectively. Liquidation preference of $10,012,792 at June 30, 2019.	9,026,824	9,026,824
Stockholders’ Deficiency
Preferred stock, 11,000,000 shares authorized:
Series A convertible preferred stock, par value $0.01 per share; 10,097,330 shares authorized; no shares are available for issuance.	-	-
Common stock, par value $0.01 per share; 80,000,000 shares authorized; 55,602,590 and 46,738,533 shares issued and 55,552,057 and 46,688,000 shares outstanding as of June 30, 2019 and December 31, 2018, respectively.	556,025	467,384
Additional paid-in capital	87,078,128	83,814,442
Accumulated other comprehensive loss	(12,744,802)	(13,110,219)
Accumulated deficit	(84,570,065)	(81,222,499)
Treasury stock, at cost, 50,533 shares at June 30, 2019 and December 31, 2018	(46,355)	(46,355)

Total Gaucho Group Holdings, Inc Stockholders’ Deficiency	(9,727,069)	(10,097,247)

Non-controlling interest	2,060,199	-

Total Stockholders’ Deficiency	(7,666,870)	(10,097,247)

Total Liabilities, Temporary Equity and Stockholders’ Deficiency	$6,714,228	$5,647,491

See Notes to the Condensed Consolidated Financial Statements

F-3

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2019	2018	2019	2018

Sales	$268,733	$396,392	$709,228	$1,674,315
Cost of sales	(401,498)	(385,883)	(630,108)	(961,845)
Gross profit	(132,765)	10,509	79,120	712,470
Operating Expenses
Selling and marketing	125,369	59,901	236,807	157,803
General and administrative	1,551,710	2,038,116	2,929,434	3,990,391
Depreciation and amortization	62,579	82,679	112,159	89,418
Total operating expenses	1,739,658	2,180,696	3,278,400	4,237,612
Loss from Operations	(1,872,423)	(2,170,187)	(3,199,280)	(3,525,142)

Other Expense
Interest expense, net	105,406	336,588	227,029	406,747
Loss (gain) on foreign currency translation	15,189	-	(32,334)	-
Total other expense	120,595	336,588	194,695	406,747

Net Loss	(1,993,018)	(2,506,775)	(3,393,975)	(3,931,889)
Net loss attributable to non-controlling interest	46,409	-	46,409	-
Series B preferred stock dividends	(179,770)	(157,522)	(357,565)	(313,313)
Net Loss Attributable to Common Stockholders	$(2,126,379)	$(2,664,297)	$(3,705,131)	$(4,245,202)

Net Loss per Common Share	$(0.04)	$(0.06)	$(0.07)	$(0.10)

Weighted Average Number of Common Shares Outstanding:

Basic and Diluted	52,276,732	43,601,253	50,123,454	43,345,510

See Notes to the Condensed Consolidated Financial Statements

F-4

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2019	2018	2019	2018

Net loss	$(1,993,018)	$(2,506,775)	$(3,393,975)	$(3,931,889)
Other comprehensive loss (gain):
Foreign currency translation adjustments	357,078	(909,557)	365,417	(1,195,166)
Comprehensive loss	(1,635,940)	(3,416,332)	(3,028,558)	(5,127,055)
Comprehensive loss attributable to non-controlling interests	46,409	-	46,409	-
Comprehensive loss attributable to controlling interests	$(1,589,531)	$(3,416,332)	$(2,982,149)	$(5,127,055)

See Notes to the Condensed Consolidated Financial Statements

F-5

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIENCY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019

(unaudited)

	Series B Convertible Redeemable						Additional	Accumulated Other		Gaucho Group Holdings	Non	Total
	Preferred Stock		Common Stock		Treasury Stock		Paid-In	Comprehensive	Accumulated	Stockholders’	controlling	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficiency	Interest	Deficiency
Balance – January 1, 2019	902,670	$9,026,824	46,738,533	$467,384	50,533	$(46,355)	$83,814,442	$(13,110,219)	$(81,222,499)	$(10,097,247)	$-	$(10,097,247)
Common stock issued in satisfaction of 401(k) profit sharing liability	-	-	181,185	1,812	-	-	61,603	-	-	63,415	-	63,415
Options and warrants	-	-	-	-	-	-	157,994	-	-	157,994	-	157,994
Common stock issued for cash	-	-	2,527,857	25,279	-	-	859,471	-	-	884,750	-	884,750
Comprehensive loss:										-		-
Net loss	-	-	-	-	-	-	-	-	(1,400,957)	(1,400,957)	-	(1,400,957)
Other comprehensive income	-	-	-	-	-	-	-	8,339	-	8,339	-	8,339
Balance - March 31, 2019	902,670	9,026,824	49,447,575	494,475	50,533	(46,355)	84,893,510	(13,101,880)	(82,623,456)	(10,383,706)	-	(10,383,706)
Options and warrants	-	-	-	-	-	-	68,508	-	-	68,508	-	68,508
Common stock issued for cash	-	-	6,071,428	60,714	-	-	2,064,286	-	-	2,125,000	-	2,125,000
Common stock issued upon conversion of convertible debt and interest	-	-	83,587	836	-	-	51,824	-	-	52,660	-	52,660
Debt converted to common stock of GGI	-	-	-	-	-	-	-	-	-	-	2,106,608	2,106,608
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(1,946,609)	(1,946,609)	(46,409)	(1,993,018)
Other comprehensive income	-	-	-	-	-	-	-	357,078	-	357,078	-	357,078
Balance - June 30, 2019	902,670	$9,026,824	55,602,590	$556,025	50,533	$(46,355)	$87,078,128	$(12,744,802)	$(84,570,065)	$(9,727,069)	$2,060,199	$(7,666,870)

See Notes to the Condensed Consolidated Financial Statements

F-6

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TEMPORARY EQUITY
AND STOCKHOLDERS’ DEFICIENCY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018

(unaudited)

	Series B Convertible Redeemable						Additional	Accumulated Other		Total
	Preferred Stock		Common Stock		Treasury Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficiency
Balance - January 1, 2018	902,670	$9,026,824	43,067,546	$430,674	4,411	$(14,070)	$80,902,967	$(10,795,810)	$(75,544,081)	$(5,020,320)
Stock-based compensation:
Common stock issued in satisfaction of 401(k) profit sharing liability	-	-	116,284	1,163	-	-	80,236	-	-	81,399
Options and warrants	-	-	-	-	-	-	183,220	-	-	183,220
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(1,425,114)	(1,425,114)
Other comprehensive loss	-	-	-	-	-	-	-	(285,609)	-	(285,609)
Balance - March 31, 2018	902,670	9,026,824	43,183,830	431,837	4,411	(14,070)	81,166,423	(11,081,419)	(76,969,195)	(6,466,424)
Stock-based compensation:
Options and warrants	-	-	-	-	-	-	205,111	-	-	205,111
Common stock issued for cash	-	-	822,000	8,220	-	-	567,180	-	-	575,400
Beneficial conversion feature on convertible debt issued	-	-	-	-	-	-	227,414	-	-	227,414
Common stock issued upon conversion of convertible debt and interest	-	-	1,285,516	12,855	-	-	797,020	-	-	809,875
Dividends declared on Series B Convertible Redeemable Preferred Stock	-	-	-	-	-	-	(474,719)	-	-	(474,719)
Common stock issued in satisfaction of dividends payable	-	-	378,193	3,781	-	-	260,491	-	-	264,272
Common stock returned to the company to satisfy receivable	-	-	-	-	46,122	(32,285)	-	-	-	(32,285)
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(2,506,775)	(2,506,775)
Other comprehensive loss	-	-	-	-	-	-	-	(909,557)	-	(909,557)
Balance - June 30, 2018	902,670	$9,026,824	45,669,539	$456,693	50,533	$(46,355)	$82,748,920	$(11,990,976)	$(79,475,970)	$(8,307,688)

See Notes to the Condensed Consolidated Financial Statements

F-7

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the six months ended June 30,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(3,393,975)	$(3,931,889)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation:
401(k) stock	28,844	34,571
Options and warrants	226,502	388,331
Gain on foreign currency translation	(32,334)	-
Net realized and unrealized investment losses	1,773	16,451
Depreciation and amortization	112,159	89,418
Loss on disposal of asset	410	-
ROU asset amortization	107,411	-
Amortization of debt discount	14,736	234,550
Provision for uncollectible assets	-	(27,874)
Decrease (increase) in assets:
Accounts receivable	(378,729)	525,421
Inventory	(179,889)	(145,837)
Prepaid expenses and other current assets	(1,480)	(132,079)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	182,128	179,010
Changes in operating lease liabilities	(92,420)	-
Deferred revenue	-	(572,023)
Other liabilities	(14,678)	81,579
Total Adjustments	(25,567)	671,518
Net Cash Used in Operating Activities	(3,419,542)	(3,260,371)
Cash Flows from Investing Activities
Purchase of property and equipment	(121,519)	(326,799)
Net Cash Used in Investing Activities	(121,519)	(326,799)
Cash Flows from Financing Activities
Proceeds from loans payable	-	580,386
Repayments of loans payable	(80,235)	(51,961)
Proceeds from convertible debt obligations	786,000	2,026,730
Repayments of debt obligations	(95,500)	-
Dividends paid in cash	-	(127,913)
Proceeds from common stock offering, net of issuance costs	3,009,750	575,400
Net Cash Provided by Financing Activities	3,620,015	3,002,642
Effect of Exchange Rate Changes on Cash	230,722	373,359
Net Increase (Decrease) in Cash	309,676	(211,169)
Cash - Beginning of Period	58,488	358,303
Cash - End of Period	$368,164	$147,134

See Notes to the Condensed Consolidated Financial Statements

F-8

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the six months ended June 30,
	2019	2018
Supplemental Disclosures of Cash Flow Information:
Interest paid	$167,313	$181,439
Income taxes paid	$-	$-

Non-Cash Investing and Financing Activity
Accrued stock-based compensation converted to equity	$63,415	$81,399
Debt and interest converted to equity	$52,660	$809,875
Notes payable exchanged for noncontrolling interest	$2,106,608	$-
Common stock returned to Company to satisfy receivable	$-	$32,285
Beneficial conversion feature	$-	$227,424
Dividends declared on Series B Convertible Redeemable Preferred Stock	$-	$474,719
Common stock issued to satisfy dividends payable	$-	$264,272

See Notes to the Condensed Consolidated Financial Statements

F-9

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

 Notes to Unaudited Condensed Consolidated Financial Statements

1.	ORGANIZATION

Through its subsidiaries, Gaucho Group Holdings, Inc. (“Company”, “GGH”), a Delaware corporation that was incorporated on April 5, 1999, currently invests in, develops and operates international real estate projects. Effective October 1, 2018, the Company changed its name from Algodon Wines & Luxury Development, Inc. to Algodon Group, Inc., and effective March 11, 2019, the Company changed its name from Algodon Group, Inc. to Gaucho Group Holdings, Inc.

As wholly owned subsidiaries of GGH, InvestProperty Group, LLC (“IPG”) and Algodon Global Properties, LLC (“AGP”) operate as holding companies that invest in, develop and operate global real estate and other lifestyle businesses such as wine production and distribution, golf, tennis, and restaurants. GGH operates its properties through its ALGODON® brand. IPG and AGP have invested in two ALGODON® brand projects located in Argentina. The first project is Algodon Mansion, a Buenos Aires-based luxury boutique hotel property that opened in 2010 and is owned by the Company’s subsidiary, The Algodon – Recoleta, SRL (“TAR”). The second project is the redevelopment, expansion and repositioning of a Mendoza-based winery and golf resort property now called Algodon Wine Estates (“AWE”), the integration of adjoining wine producing properties, and the subdivision of a portion of this property for residential development. GGH’s wholly owned subsidiary Algodon Europe, Ltd., is a United Kingdom wine distribution company. GGH also holds a 79% ownership interest in its subsidiary Gaucho Group, Inc. (“GGI”) which is in the final stages of development for the manufacture, distribution and sale of high-end luxury fashion and accessories through an e-commerce platform.

2.	GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company incurred losses of $3,393,975 and $3,931,889 during the six months ended June 30, 2019 and 2018, respectively. The Company has an accumulated deficit of $84,570,065 at June 30, 2019. Cash used in operating activities was $3,554,273 and $3,260,371 during the six months ended June 30, 2019 and 2018, respectively. Based upon projected revenues and expenses, the Company believes that it may not have sufficient funds to operate for the next twelve months. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company needs to raise additional capital in order to continue to pursue its business objectives. The Company funded its operations during the six months ended June 30, 2019 through the proceeds from convertible debt obligations of $786,000 and proceeds from the sale of common stock for gross proceeds of $3,009,750. The Company repaid loans payable of $80,235 and debt obligations of $95,500, during the six months ended June 30, 2019.

F-10

If the Company is not able to obtain additional sources of capital, it may not have sufficient funds to continue to operate the business for twelve months from the date these financial statements are issued. Historically, the Company has been successful in raising funds to support its capital needs. Management believes that it will be successful in obtaining additional financing; however, no assurance can be provided that the Company will be able to do so. Further, there is no assurance that these funds will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail its operations and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. Such a plan could have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations, liquidate and/or seek reorganization in bankruptcy. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of June 30, 2019, and for the three and six months ended June 30, 2019 and 2018. The results of operations for the three and six months ended June 30, 2019 are not necessarily indicative of the operating results for the full year. It is suggested that these unaudited condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (“SEC”) on April 1, 2019. The unaudited condensed consolidated balance sheet as of December 31, 2018 has been derived from the Company’s audited consolidated financial statements.

Use of Estimates

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, the Company must make estimates and assumptions. These estimates and assumptions affect the reported amounts in the financial statements, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates and assumptions of the Company include the valuation of equity instruments, the useful lives of property and equipment and reserves associated with the realizability of certain assets.

Segment Information

The Financial Accounting Standards Board (“FASB”) has established standards for reporting information on operating segments of an enterprise in interim and annual financial statements. Since GGI is not yet fully operational, the Company currently operates in one segment which is the business of real estate development in Argentina. The Company’s chief operating decision-maker reviews the Company’s operating results on an aggregate basis and manages the Company’s operations as a single operating segment.

F-11

Highly Inflationary Status in Argentina

The International Practices Task Force (“IPTF”) of the Center for Audit Quality discussed the inflationary status of Argentina at its meeting on May 16, 2018 and categorized Argentina as a country with a projected three-year cumulative inflation rate greater than 100%. Therefore, the Company has transitioned its Argentine operations to highly inflationary status as of July 1, 2018.

For operations in highly inflationary economies, monetary asset and liabilities are translated at exchange rates in effect at the balance sheet date, and non-monetary assets and liabilities are translated at historical exchange rates. Under highly inflationary accounting, the Company’s Argentina subsidiaries’ functional currency became the United States dollar. Nonmonetary assets and liabilities existing on July 1, 2018 (the date that the Company adopted highly inflation accounting) were translated using the Argentina Peso to United States Dollar exchange rate in effect on June 30, 2018, which was 28.880. Since the adoption of highly inflationary accounting, activity in nonmonetary assets and liabilities is translated using historical exchange rates, monetary assets and liabilities are translated at using the exchange rate at the balance sheet date, and income and expense accounts are translated at the weighted average exchange rate in effect during the period. Translation adjustments are reflected in income (loss) on foreign currency translation on the accompanying statements of operations. During the three and six months ended June 30, 2019, respectively, the Company recorded a $(15,189) and $32,334 (loss) gain on foreign currency translation as a result of the net monetary liability position of its Argentine subsidiaries.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. The functional currencies of the Company’s operating subsidiaries are their local currencies (United States dollar, Argentine peso and British pound) except for the Company’s Argentine subsidiaries for the three and six months ended June 30, 2019, as described above. Prior to the transition of Argentine operations to highly inflationary status on July 1, 2018, these foreign subsidiaries translated assets and liabilities from their local currencies to U.S. dollars using period end exchange rates while income and expense accounts were translated at the average rates in effect during the during the period. The resulting translation adjustment is recorded as part of other comprehensive income (loss), a component of stockholders’ deficit. The Company engages in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies. Gains and losses resulting from transactions denominated in non-functional currencies are recognized in earnings.

Concentrations

The Company maintains cash with major financial institutions. Cash held in US bank institutions is currently insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 at each institution. No similar insurance or guarantee exists for cash held in Argentina bank accounts. There were aggregate uninsured cash balances of approximately $113,500 and $48,900, at June 30, 2019 and December 31, 2018, respectively, of which approximately $51,900 and $48,900, respectively, represents cash held in Argentine bank accounts.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. ASC Topic 606 provides a single comprehensive model to use in accounting for revenue arising from contracts with customers, and gains and losses arising from transfers of non-financial assets including sales of property and equipment, real estate, and intangible assets. The Company adopted ASC Topic 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC Topic 606 did not have a material impact on the Company’s condensed consolidated financial statements as of the date of adoption, and therefore a cumulative-effect adjustment was not required.

F-12

The Company earns revenues from the sale of real estate lots and sales of food and wine as well as hospitality, food & beverage, and other related services. The Company recognizes revenue when goods or services are transferred to customers in an amount that reflects the consideration which it expects to receive in exchange for those goods or services. In determining when and how revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The following table summarizes the revenue recognized in the Company’s condensed consolidated statements of operations:

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Real estate sales	$-	$77,182	$-	$877,036
Hotel room and events	107,736	164,011	367,356	387,579
Restaurants	31,858	66,173	97,781	156,270
Winemaking	12,338	87,775	102,880	227,171
Golf, tennis and other[1]	116,801	1,251	141,211	26,259
	$268,733	$396,392	$709,228	$1,674,315

[1] During the three and six months ended June 30, 2019, the Company recognized $94,207 of agricultural revenues resulting from the sale of grapes.

Revenue from real estate lot sales is recorded when the lot is deeded, and legal ownership of the lot is transferred to the customer. Revenue from the sale of food, wine and agricultural products is recorded when the customer obtains control of the goods purchased. Revenues from hospitality and other services are recognized as earned at the point in time that the related service is rendered, and the performance obligation has been satisfied.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. Deferred revenues associated with real estate lot sale deposits are recognized as revenues (along with any outstanding balance) when the lot sale closes, and the deed is provided to the purchaser. Other deferred revenues primarily consist of deposits accepted by the Company in connection with agreements to sell barrels of wine, advance deposits received for grapes and other agricultural products, and hotel deposits. Wine barrel and agricultural product advance deposits are recognized as revenues (along with any outstanding balance) when the product is shipped to the purchaser. Hotel deposits are recognized as revenue upon occupancy of rooms, or the provision of services.

During the three and six months ended June 30, 2019 the Company did not recognize revenues related to the sale of real estate lots which was included in deferred revenues as of December 31, 2018. For the three and six months ended June 30, 2019, the Company did not recognize any revenue related to performance obligations satisfied in previous periods. Contracts related to the sale of wine, agricultural products and hotel services have an original expected length of less than one year. The Company has elected not to disclose information about remaining performance obligations pertaining to contracts with an original expected length of one year or less, as permitted under the guidance.

F-13

As of June 30, 2019 and December 31, 2018, the Company had deferred revenue of $818,542 and $995,327, respectively, associated with real estate lot sale deposits, $31,230 and $0, respectively, related to advance deposits for wine barrel and agricultural products and had $53,989 and $43,165, respectively, of deferred revenue related to hotel deposits. Sales taxes and value added (“VAT”) taxes collected from customers and remitted to governmental authorities are presented on a net basis within revenues in the condensed consolidated statements of operations.

Net Loss per Common Share

Basic loss per common share is computed by dividing net loss attributable to GGH common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options and warrants and the conversion of convertible instruments.

The following securities are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	June 30,
	2019	2018

Options	7,409,375	7,973,593
Warrants	992,166	1,376,875
Series B convertible preferred stock	9,026,700	9,026,700
Convertible debt	-	1,987,070
Total potentially dilutive shares	17,428,241	20,364,238

Operating Leases

In February 2016, the FASB issued a new standard related to leases to increase transparency and comparability among organizations by requiring the recognition of operating lease right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company is also required to recognize and measure new leases at the adoption date and recognize a cumulative-effect adjustment in the period of adoption using a modified retrospective approach, with certain practical expedients available.

F-14

The Company adopted Accounting Standards Codification (“ASC”) 842, “Leases” (“ASC 842”) effective January 1, 2019 and elected to apply the available practical expedients and implemented internal controls and key system functionality to enable the preparation of financial information on adoption. ASC 842 requires the Company to make significant judgments and estimates. As a result, the Company implemented changes to its internal controls related to lease evaluation for the six months ended June 2019. These changes include updated accounting policies affected by ASC 842 as well as redesigned internal controls over financial reporting related to ASC 842 implementation. Additionally, the Company has expanded data gathering procedures to comply with the additional disclosure requirements and ongoing contract review requirements. The standard had an impact on the Company’s condensed consolidated balance sheets but did not have an impact on the Company’s condensed consolidated statements of operations or condensed consolidated statements of cash flows upon adoption. The most significant impact was the recognition of ROU assets and lease liabilities of $361,020, respectively, for operating leases, while the Company’s accounting for finance leases remained substantially unchanged. The adoption of ASC 842 did not have a material impact on the Company’s results of operations or cash flows in the current year and prior year comparative periods and as a result, a cumulative-effect adjustment was not required.

Non-Controlling Interest

As a result of the conversion of certain convertible debt into shares of GGI common stock, GGI investors obtained a 21% ownership interest in GGI, which is recorded as a non-controlling interest. The profits and losses of GGI are allocated between the controlling interest and the non-controlling interest in the same proportions as their membership interest. (See Note 8 – Debt Obligations)

New Accounting Pronouncements

In March 2019, the FASB issued ASU 2019-01, “Leases (Topic 842): Codification Improvements” (“Topic 842”) (“ASU 2019-01”). These amendments align the guidance for fair value of the underlying asset by lessors that are not manufacturers or dealers in Topic 842 with that of existing guidance. As a result, the fair value of the underlying asset at lease commencement is its cost, reflecting any volume or trade discounts that may apply. However, if there has been a significant lapse of time between when the underlying asset is acquired and when the lease commences, the definition of fair value (in Topic 820, Fair Value Measurement) should be applied. (Issue 1). The ASU also requires lessors within the scope of Topic 942, Financial Services—Depository and Lending, to present all “principal payments received under leases” within investing activities. (Issue 2). Finally, the ASU exempts both lessees and lessors from having to provide certain interim disclosures in the fiscal year in which a company adopts the new leases standard. (Issue 3). The transition and effective date provisions apply to Issue 1 and Issue 2. They do not apply to Issue 3 because the amendments for that Issue are to the original transition requirements in Topic 842. The effective date of those amendments is for fiscal years beginning after December 15, 2019. The Company is currently evaluating ASU 2019-01 and its impact on its unaudited condensed consolidated financial statements and financial statement disclosures.

F-15

4.	INVENTORY

Inventory at March 31, 2019 and December 31, 2018 is comprised of the following:

	June 30, 2019	December 31, 2018

Vineyard in process	$80,949	$232,436
Wine in process	832,720	747,862
Finished wine	50,394	11,003
Clothing and accessories	219,026	-
Other	46,922	42,594
	$1,230,011	$1,033,895

5.	INVESTMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company retained certain affiliate warrants which are marked to market at each reporting date using the Black-Scholes option pricing model. The Company recorded unrealized losses on the affiliate warrants of $1,066 and $1,773 during the three and six months ended June 30, 2019, respectively, and $14,824 and $16,451 during the three and six months ended June 30, 2018, respectively, which are included in revenues on the accompanying condensed consolidated statements of operations.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or developed by the Company. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

Level 1 - Valued based on quoted prices at the measurement date for identical assets or liabilities trading in active markets. Financial instruments in this category generally include actively traded equity securities.

Level 2 - Valued based on (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in markets that are not active; (c) inputs other than quoted prices that are observable for the asset or liability; or (d) from market corroborated inputs. Financial instruments in this category include certain corporate equities that are not actively traded or are otherwise restricted.

Level 3 - Valued based on valuation techniques in which one or more significant inputs is not readily observable. Included in this category are certain corporate debt instruments, certain private equity investments, and certain commitments and guarantees.

F-16

As of June 30, 2019	Level 1	Level 2	Level 3	Total
Warrants- Affiliates			$6,067	$6,067

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Warrants- Affiliates	$-	$-	$7,840	$7,840

A reconciliation of Level 3 assets is as follows:

Warrants
Balance - December 31, 2018	$7,840
Unrealized loss	(1,773)
Balance - June 30, 2019	$6,067

6.	ACCRUED EXPENSES

Accrued expenses are comprised of the following:

	June 30, 2019	December 31, 2018

Accrued compensation and payroll taxes	$112,207	$149,019
Accrued taxes payable - Argentina	296,316	292,535
Accrued interest	433,445	404,239
Other accrued expenses	345,146	339,574
Accrued expenses, current	1,187,114	1,185,367
Accrued payroll tax obligations, non-current	104,121	57,786
Total accrued expenses	$1,291,235	$1,243,153

F-17

7.	LOANS PAYABLE

The Company’s loans payable are summarized below:

	June 30, 2019			December 31, 2018
	Gross Principal Amount	Debt Discount	Loans Payable, Net of Debt Discount	Gross Principal Amount	Debt Discount	Loans Payable, Net of Debt Discount

Demand Loan	$9,408	$-	$9,408	$10,647	$-	$10,647
2018 Loan	417,604	-	417,604	464,739	-	464,739
2017 Loan	126,215	-	126,215	168,609	-	168,609
Land Loan	491,000	(23,362)	467,638	500,000	(38,098)	461,902
Total Loans Payable	1,044,226	(23,362)	1,020,864	1,143,995	(38,098)	1,105,897
Less: current portion	844,227	(19,686)	824,541	893,995	(22,889)	871,106
Loans Payable, non-current	$199,999	$(3,676)	$196,323	$250,000	$(15,209)	$234,791

On March 31, 2017, the Company received a bank loan in the amount of $519,156 (ARS $8,000,000) (the “2017 Loan”). The loan bears interest at 24.18% per annum and is due on March 1, 2021. Principal and interest will be paid in forty-two monthly installments beginning on October 1, 2017 and ending on March 1, 2021. The Company incurred interest expense of $14,417 and $37,821 on this loan during the three and six months ended June 30, 2019, respectively and incurred interest expense of $16,280 and $42,788 on this loan during the three and six months ended June 30, 2018, respectively. During 2018, the Company defaulted on certain 2017 Loan payments, and as a result, the 2017 Loan is currently payable upon demand. Of the decrease in principal of $42,395 on the 2017 Loan during the six months ended June 30, 2019, $24,188 resulted from principal payments made and $18,207 resulted from the effect of fluctuations in the foreign currency exchange rate during the period.

On August 19, 2017, the Company purchased 845 hectares of land adjacent to its existing property at AWE. The Company paid $100,000 at the date of purchase and executed a note payable in the amount of $600,000 (the “Land Loan”) with a stated interest rate of 0% and with quarterly payments of $50,000 beginning on December 18, 2017 and ending August 18, 2021. On May 27, 2019, the terms on the Land Loan were amended such that 60 monthly payments of $4,500 and 5 annual payments of $46,000 were required, beginning on May 30, 2019. At the date of purchase, the Company took possession of the property, with full use and access, and will receive the deed to the property after $400,000 of the purchase price has been paid. The Company imputed interest on the note at 7% per annum and recorded a discounted note balance of $517,390 on August 19, 2017. Amortization of the note discount in the amount of $8,241 and $14,736 for the three and six months ended June 30, 2019, and $5,321 and $14,957 for the three and six months ended June 30, 2018, respectively is recorded as interest expense on the accompanying condensed consolidated statements of operations. The balance on the note was $467,638, net of debt discount of $23,362 on June 30, 2019, of which $271,314 (net of discount of $19,686) is included in loans payable, net, current and $196,323 (net of discount of $3,676) is included in loans payable, net, non-current in the accompanying condensed consolidated balance sheets.

F-18

On January 25, 2018 the Company received a bank loan in the amount of $525,000 (the “2018 Loan”), denominated in U.S. dollars. The loan bears interest at 6.75% per annum and is due on January 25, 2023. Principal and interest will be paid in 60 equal monthly installments of $10,311, beginning on February 23, 2018. During 2018, the Company defaulted on certain 2018 Loan payments, and as a result, the 2018 Loan is currently payable upon demand. The Company incurred interest expense of $6,444 and $14,007 on this loan during the three and six months ended June 30, 2019, respectively and incurred interest expense of $8,285 and $14,054 on this loan during the three and six months ended June 30, 2018, respectively.

On June 4, 2018 the Company received a loan in the amount of $55,386 (ARS $1,600,000) which bears interest at 10% per month and is due upon demand of the lender (the “Demand Loan”). Interest is paid monthly. The Company incurred interest expense of $2,904 and $6,264 on this loan during the three and six months ended June 30, 2019, respectively and incurred interest expense of $6,832 on this loan during the three and six months ended June 30, 2018.

8.	DEBT OBLIGATIONS

The Company’s debt obligations are summarized below:

	June 30, 2019			December 31, 2018
	Principal	Interest [1]	Total	Principal	Interest [1]	Total

2010 Debt Obligations	$-	$293,459	$293,459	$-	$279,735	$279,735
2017 Notes	1,170,354	120,216	1,290,570	1,251,854	75,013	1,326,867
Gaucho Notes	150,000	1,987	151,987	1,480,800	18,787	1,499,587
Total Debt Obligations	$1,320,354	$415,662	$1,736,016	$2,732,654	$373,535	$3,106,189

[1]	Accrued interest is included as a component of accrued expenses on the accompanying condensed consolidated balance sheets (see Note 6 – Accrued Expenses).

During an offering that ended on September 30, 2010, IPG issued convertible notes with an interest rate of 8% and an amended maturity date of March 31, 2011 (the “2010 Debt Obligations”). During 2017, the Company repaid the remaining principal balance of $162,500, such that as of December 31, 2017, there is no principal balance owed on the 2010 Debt Obligations. Accrued interest of $293,459 and $279,735 owed on the 2010 Debt Obligations remained outstanding as of June 30, 2019 and December 31, 2018, respectively. The Company incurred interest expense of $5,527 and $13,724 during the three and six months ended June 30, 2019, respectively, and $9,247 and $18,400 during the three and six months ended June 30, 2018, respectively, on the 2010 Debt Obligations. Accrued interest on the 2010 Debt Obligations is not convertible.

F-19

On December 31, 2017, the Company sold a convertible promissory note in the amount of $20,000 to an accredited investor, and during 2018, the Company sold additional convertible promissory notes in the aggregate principal amount of $2,026,730 (together, the “2017 Notes”). The 2017 Notes mature 90 days from the date of issuance, bear interest at 8% per annum and are convertible into the Company’s common stock at $0.63 per share, which represented a 10% discount to the price used for the sale of the Company’s common stock at the commitment date. The conversion option represented a beneficial conversion feature in the amount of $227,414 which was recorded as a debt discount with a corresponding credit to additional paid-in capital. Debt discount is amortized over the term of the loan using the effective interest method. During the six months ended June 30, 2018, principal and interest of $794,875 and $15,000, respectively, were converted into 1,285,516 shares of common stock at a conversion price of $0.63 per share. During the six months ended June 30, 2019, the Company repaid principal and interest of $30,000 and $2,151, respectively, and principal and interest of $51,500 and $1,160, respectively, were converted into 83,587 shares of common stock at a conversion price of $0.63 per share. The Company incurred interest expense of $23,308 and $48,513 during the three and six months ended June 30, 2019 respectively. The Company incurred total interest expense of $256,008, related to these notes during the three and six months ended June 30, 2018, of which $219,593 represented amortization of debt discount. The remaining principal balance owed on the 2017 Notes of $1,170,354 is past due as of June 30, 2019. The 2017 Notes matured on June 30, 2019. The principal balance outstanding on the 2017 Notes at June 30, 2019 is no longer convertible, since the notes are past their maturity date. Interest continues to accrue based on the interest rate stated above.

During 2018, the Company’s subsidiary, Gaucho Group, Inc., sold convertible promissory notes in the amount of $1,480,800 to accredited investors. Between January 1, 2019 and March 12, 2019, Gaucho Group, Inc. sold convertible promissory notes in the amount of $786,000 to accredited investors (together, the “Gaucho Notes”). In January 2019, management of GGI gave the option to the noteholders of extending the maturity date from December 31, 2018 to March 31, 2019 of their specific Gaucho Notes. The Gaucho Notes, as amended, bear interest at 7% per annum and mature and became due on March 31, 2019. All holders of Gaucho Notes agreed to extend the maturity date to March 31, 2019. The Gaucho Notes and related accrued interest are convertible into GGI common stock at the option of the holder, at a price representing 20% discount to the share price in a future offering of GGI common stock. During the second quarter of 2019, the Company repaid $65,500 and $3,256 of principal and interest due, respectively, on the Gaucho Notes. On April 14, 2019, the Company made a one-time offer to the holders of Gaucho Notes to convert the Gaucho Notes into shares of common stock of GGI at a price per share of $0.40, and on June 30, 2019, $2,051,300 and $55,308 of principal and interest, respectively, was converted into 5,266,520 shares of GGI common stock, representing a 21% non-controlling interest in GGI. As of June 30, 2019, principal and interest of $150,000 and $1,987 remain outstanding under the Gaucho Notes. The Company incurred total interest expense of $7,151 and $41,766 related to the Gaucho Notes during the three months and six months ended June 30, 2019. The principal balance of the Gaucho Notes at June 30, 2019 is no longer convertible, since the notes are past their maturity date. Interest continues to accrue based on the interest rate stated above.

9.	RELATED PARTY TRANSACTIONS

Assets

Accounts receivable – related parties of $301,711 and $71,650 at June 30, 2019 and December 31, 2018, respectively, represents the net realizable value of advances made to related, but independent, entities under common management, of which $189,889 and $4,644 respectively, represents amounts owed to the Company in connection with expense sharing agreements as described below.

Investments

See Note 5 – Investments and Fair Value of Financial Instruments, for information related to investments in related parties.

F-20

Expense Sharing

On April 1, 2010, the Company entered into an agreement with a related, but independent, entity under common management, of which GGH’s Chief Executive Officer (“CEO”) is Chairman and Chief Executive Officer, and GGH’s Chief Financial Officer (“CFO”) is Chief Financial Officer, to share expenses such as office space, support staff and other operating expenses. The agreement was amended on January 1, 2017 to reflect the current use of personnel, office space, professional services. During the three and six months ended June 30, 2019, the Company recorded a contra-expense of $117,968 and $189,889, respectively, and during the three and six months ended June 30, 2018, the Company recorded a contra-expense of $69,829 and $139,659, respectively, related to the reimbursement of general and administrative expenses as a result of the agreement. The entity owed $189,889 and $4,644, respectively, as of June 30, 2019 and December 31, 2018, under such and similar prior agreements.

The Company had an expense sharing agreement with a different related entity to share expenses such as office space and other clerical services which was terminated in August 2017. The owners of more than 5% of that entity include (i) GGH’s chairman, and (ii) a more than 5% owner of GGH. The entity owed $396,116 to the Company under the expense sharing agreement at each of June 30, 2019 and December 31, 2018, of which the entire balance is deemed unrecoverable and reserved.

10.	BENEFIT CONTRIBUTION PLAN

The Company sponsors a 401(k) profit-sharing plan (“401(k) Plan”) that covers substantially all of its employees in the United States. The 401(k) Plan provides for a discretionary annual contribution, which is allocated in proportion to compensation. In addition, each participant may elect to contribute to the 401(k) Plan by way of a salary deduction. A participant is always fully vested in their account, including the Company’s contribution. For the three and six months ended June 30, 2019, the Company recorded a charge associated with its contribution of $15,531 and $28,844, respectively, and for the three and six months ended June 30, 2018, the Company recorded a charge associated with its contribution of $15,027 and $34,571, respectively. This charge has been included as a component of general and administrative expenses in the accompanying condensed consolidated statements of operations. The Company issues shares of its common stock to settle prior year’s obligations based on the fair market value of its common stock on the date the shares are issued (shares were issued at $0.35 and $0.70 per share during the six months ended June 30, 2019 and 2018, respectively.

11.	TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIENCY

Series B Preferred Stock

The Series B stockholders are entitled to cumulative cash dividends at an annual rate of 8% of the Series B liquidation value (equal to face value of $10 per share), as defined, payable when, as and if declared by the Board of Directors. Cumulative dividends earned by the Series B stockholders were $179,770 and $357,565 for the three and six months ended June 30, 2019, respectively and $157,522 and $313,312 for the three and six months ended June 30, 2018, respectively. During the six months ended June 30, 2018, the Company’s Board of Directors declared dividends in the amount of $474,719. During June 2018, the Company issued 378,193 shares of common stock valued at $0.70 per share, or $264,273, in satisfaction of certain dividends payable and paid cash dividends of $127,818. Dividends payable of $85,223 are included in the current portion of other liabilities at June 30, 2019. Cumulative unpaid dividends in arrears related to the Series B totaled $900,869 and $546,335 as of June 30, 2019 and December 31, 2018, respectively.

F-21

Common Stock

Between February 8, 2019 and March 27, 2019, GGH sold a total of 2,527,857 shares of its common stock to accredited investors for total gross proceeds of $884,750.

On March 13, 2019, the Company issued 181,185 shares of common stock at $0.35 per share to employees for the year ended December 31, 2018 of the 401(k) profit sharing plan.

Between April 1, 2019 and June 30, 2019, the Company issued 6,071,428 shares of its common stock to accredited investors at $0.35 per share for total gross proceeds of $2,125,000 and issued 83,587 shares of its common stock upon the conversion of 2017 Notes (see Note 8).

Accumulated Other Comprehensive Income (Loss)

For three and six months ended June 30, 2019, the Company recorded benefits of $357,078 and $365,417, respectively, of foreign currency translation adjustments as accumulated other comprehensive income (loss) and for the three and six months ended June 30, 2018, the Company recorded $(909,557) and $(1,195,166), respectively, of foreign currency translation adjustments as accumulated other comprehensive income (loss), primarily related to fluctuations in the Argentine peso to United States dollar exchange rates.

Warrants

A summary of warrants activity during the six months ended June 30, 2019 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Intrinsic Value

Outstanding, December 31, 2018	1,229,630	2.15
Issued
Exercised
Cancelled	(237,464)	2.30
Outstanding, June 30, 2019	992,166	$2.11	1.5	$-

Exercisable, June 30, 2019	992,166	$2.11	1.5	$-

F-22

A summary of outstanding and exercisable warrants as of June 30, 2019 is presented below:

Warrants Outstanding			Warrants Exercisable
Exercise Price	Exercisable Into	Outstanding Number of Warrants	Weighted Average Remaining Life in Years	Exercisable Number of Warrants

$2.00	Common Stock	741,879	1.5	741,879
$2.30	Common Stock	61,980	0.5	61,980
$2.50	Common Stock	188,307	1.7	188,307
	Total	992,166		992,166

Stock Options

On January 31, 2019, the Company granted five-year options for the purchase of 1,350,000 shares of the Company’s common stock under the 2018 Plan, of which options for the purchase of 1,100,000 shares of the Company’s common stock were granted to certain employees of the Company, options for the purchase of 100,000 shares of the Company’s common stock were granted to certain members of the Board of Directors and options for the purchase of 150,000 shares of the Company’s common stock were granted to consultants. The options had an exercise price of $0.385 per share and vest 25% at the first anniversary of date of grant, with the remaining shares vesting ratably on a quarterly basis over the following three years. The options had an aggregate grant date fair value of $200,092, which will be recognized ratably over the vesting period.

The Company has computed the fair value of options granted using the Black-Scholes option pricing model. Assumptions used in applying the Black-Scholes option pricing model during the six months ended June 30, 2019 are as follows:

	For the Three Months Ended
	June 30,
	2019	2018

Risk free interest rate	2.43%	2.56%
Expected term (years)	3.6-5.0	5.0
Expected volatility	52%	43.50%
Expected dividends	0.00%	0.00%

The weighted average estimated fair value of the stock options granted during the six months ended June 30, 2019 was approximately $0.15 per share. The weighted average estimated fair value of the stock options granted during the six months ended June 30, 2018 was approximately $0.47 per share. No stock options were issued during the three months ended June 30, 2019 or 2018.

Pursuant to agreements with certain option holders, on May 13, 2019, the Company canceled options for the purchase of 3,139,890 shares of common stock, which had been granted under the Company’s 2008 Equity Incentive Plan and were exercisable at prices between $2.20 and $2.48 per share, including options for the purchase of 2,109,890 shares of common stock held by the Company’s President & CEO, options for the purchase of 150,000 shares of common stock held by the Company’s CFO, and options for the purchase of 150,000 shares of common stock held by a member of the Company’s board of directors.

F-23

During the three and six months ended June 30, 2019, respectively, the Company recorded stock-based compensation expense of $68,508 and $226,502, respectively, and during the three and six months ended June 30, 2018, the Company recorded stock-based compensation expense of $205,111 and $388,331, respectively, related to stock option grants, which is reflected as general and administrative expenses in the accompanying condensed consolidated statements of operations. As of June 30, 2019, there was $950,903 of unrecognized stock-based compensation expense related to stock option grants that will be amortized over a weighted average period of 2.82 years.

A summary of options activity during the six months ended June 30, 2019 is presented below:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining	Intrinsic
	Options	Price	Term (Yrs)	Value

Outstanding, December 31, 2018	9,499,265	1.65
Granted	1,350,000	0.39
Exercised	-	-
Expired	(75,000)	1.10
Forfeited	(3,364,890)	2.24
Outstanding, June 30, 2019	7,409,375	$1.16	3.0

Exercisable, June 30, 2019	2,849,136	$1.93	1.5

The following table presents information related to stock options at June 30, 2019:

Options Outstanding		Options Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life in Years	Exercisable Number of Options
$0.39	1,350,000	-	-
$0.54	1,500,000	-	-
$0.77	1,320,000	3.63	412,501
$1.10	1,070,000	3.38	401,260
$2.20	1,242,000	1.08	1,117,000
$2.48	917,375	0.16	908,375
$3.30	10,000	0.94	10,000
	7,409,375	1.48	2,849,136

F-24

12.	LEASES

The Company leases one corporate office through an operating lease agreement. The Company has an obligation for its corporate office located in New York, New York, through 2020. As of June 30, 2019, the lease had a remaining term of approximately 1.2 years. Over the duration of the lease, payments will escalate 3% every year.

As of June 30, 2019, the Company had no leases that were classified as a financing lease. As of June 30, 2019, the Company did not have additional operating and financing leases that have not yet commenced.

Total operating lease expenses for the three and six months ended June 30, 2019 were $57,816 and $115,633, respectively, and is recorded in general and administrative expenses on the condensed consolidated statements of operations. Total rent expense for the three and six months ended June 30, 2018 was $77,548 and $133,386, respectively, and is recorded in general and administrative expenses on the condensed consolidated statements of operations.

Supplemental cash flow information related to leases was as follows:

Three Months Ended
June 30, 2019

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$118,998

Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$361,020

Weighted Average Remaining Lease Term:
Operating leases	1.17 years

Weighted Average Discount Rate:
Operating leases	8.0%

13.	COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is involved in litigation and arbitrations from time to time in the ordinary course of business. After consulting legal counsel, the Company does not believe that the outcome of any such pending or threatened litigation will have a material adverse effect on its financial condition or results of operations. However, as is inherent in legal proceedings, there is a risk that an unpredictable decision adverse to the Company could be reached. The Company records legal costs associated with loss contingencies as incurred. Settlements are accrued when, and if, they become probable and estimable.

F-25

14.	SUBSEQUENT EVENTS

Management has evaluated all subsequent events to determine if events or transactions occurring through the date the condensed consolidated financial statements were issued, require adjustment to or disclosure in the accompanying condensed consolidated financial statements.

Warrants

On July 23, 2019, pursuant to agreements with certain warrant holders, the Company canceled warrants for the purchase of 364,639 shares of common stock, with exercise prices between $2.00 and $2.50 per share, which includes warrants for the purchase of 151,383 shares of common stock held by the Company’s President and CEO.

Stock Options

On July 8, 2019, the Company granted options for the purchase of 3,139,890 shares of common stock at an exercise price of $0.385 per share to certain employees and consultants under the 2018 Stock Option Plan, which includes options for the purchase of 2,209,890 common shares granted to the Company’s President and CEO, options for the purchase of 155,000 common shares granted to the Company’s CFO, and options for the purchase of 150,000 shares granted to a member of the Company’s board of directors. The options vest 25% on the first anniversary of the date of grant with the remainder vesting quarterly over the next three years.

On August 5, 2019, GGI granted options for the purchase of 100,000 shares of common stock of GGI at an exercise price of $0.55 per share to an advisor under GGI’s 2018 Stock Option Plan. The options vest 25% on the first anniversary of the date of grant with the remainder vesting quarterly over the next three years.

Sale of Common Stock

Between July 1, 2019 and August 1, 2019, the Company sold 1,571,429 shares of its common stock to accredited investors for total gross proceeds of $550,000.

Foreign Currency Exchange Rates

The Argentine peso to United States dollar exchange rate was 54.8307, 42.5150 and 37.5690 at August 18, 2019, June 30, 2019 and December 31, 2018, respectively.

The British pound to United States dollar exchange rate was 0.8227, 0.7878 and 0.7851 at August 18, 2019, June 30, 2019 and December 31, 2018, respectively.

Reverse Stock Split

On July 8, 2019, the stockholders of the Company approved a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-twenty-five (1:25), or anywhere between, if required for the listing of the Company’s common stock to a national exchange on or before June 30, 2020.

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Gaucho Group Holdings, Inc. and Subsidiaries,

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gaucho Group Holdings, Inc. and Subsidiaries (Formerly Algodon Wines & Luxury Development, Inc. and Algodon Group, Inc.) (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, changes in temporary equity and stockholders’ (deficiency) equity and cash flows for each of the two years in the period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2013.

New York, NY

April 1, 2019

F-27

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Consolidated Balance Sheets

	December 31,
	2018	2017
Assets
Current Assets
Cash	$58,488	$358,303
Accounts receivable, net	457,745	188,067
Accounts receivable - related parties, net of allowance of $514,087 at each of December 31, 2018 and 2017, respectively	71,650	851,016
Advances to employees	281,783	284,496
Inventory	1,033,895	1,388,666
Real estate lots held for sale	139,492	151,906
Prepaid expenses and other current assets	193,360	159,465
Total Current Assets	2,236,413	3,381,919
Property and equipment, net	2,972,364	4,532,890
Prepaid foreign taxes, net	369,590	342,312
Investment - related parties	7,840	26,401
Deposits	61,284	61,284
Total Assets	$5,647,491	$8,344,806

Liabilities, Temporary Equity and Stockholders’ Deficiency
Current Liabilities
Accounts payable	$497,817	$415,318
Accrued expenses, current portion	1,185,367	1,000,521
Deferred revenue	1,038,492	1,732,664
Loans payable, current portion, net of debt discount	871,106	256,724
Convertible debt obligations, net of debt discount	2,732,654	20,000
Current portion of other liabilities	99,901	19,156
Total Current Liabilities	6,425,337	3,444,383
Accrued expenses, non-current portion	57,786	247,515
Other liabilities, non-current portion	-	11,474
Loans payable, non-current portion, net of debt discount	234,791	634,930
Total Liabilities	6,717,914	4,338,302
Commitments and Contingencies
Series B convertible redeemable preferred stock, par value $0.01 per share, 902,670 shares authorized, issued and outstanding at December 31, 2018 and 2017, respectively. Liquidation preference of $9,658,278 at December 31, 2018.	9,026,824	9,026,824

Stockholders’ Deficiency
Preferred stock, 11,000,000 shares authorized;
Series A convertible preferred stock, par value $0.01 per share; 10,097,330 shares authorized; no shares are available for issuance.	-	-
Common stock, par value $0.01 per share; 80,000,000 shares authorized; 46,738,532 and 43,067,546 shares issued and 46,687,999 and 43,063,135 shares outstanding as of December 31, 2018 and 2017, respectively.	467,384	430,674
Additional paid-in capital	83,814,442	80,902,967
Accumulated other comprehensive loss	(13,110,219)	(10,795,810)
Accumulated deficit	(81,222,499)	(75,544,081)
Treasury stock, at cost, 50,533 and 4,411 shares at December 31, 2018 and 2017, respectively. and 2017, respectively.	(46,355)	(14,070)
Total Stockholders’ Deficiency	(10,097,247)	(5,020,320)
Total Liabilities, Temporary Equity and Stockholders’ Deficiency	$5,647,491	$8,344,806

The accompanying notes are an integral part of these consolidated financial statements.

F-28

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2018	2017

Sales	$3,099,608	$1,817,302
Cost of sales	(1,441,696)	(1,946,900)
Gross profit (loss)	1,657,912	(129,598)
Operating Expenses
Selling and marketing	317,404	347,808
General and administrative	6,423,540	7,014,919
Depreciation and amortization	171,749	193,065
Total operating expenses	6,912,693	7,555,792
Loss from Operations	(5,254,781)	(7,685,390)

Other Expense (Income)
Interest expense	611,297	320,571
Gain on sale of investment in subsidiary	-	(199,200)
Gain on foreign currency translation	(187,660)	-
Total other expense	423,637	121,371
Loss from Continuing Operations	(5,678,418)	(7,806,761)
Loss from Discontinued Operations	-	(105,751)
Net Loss	(5,678,418)	(7,912,512)
Series B preferred stock dividends	(724,108)	(345,079)
Net Loss Attributable to Common Stockholders	$(6,402,526)	$(8,257,591)

Net Loss per Basic and Diluted Common Share:
Loss from continuing operations	$(0.14)	$(0.19)
Loss from discontinued operations	-	-
Net Loss per Common Share	$(0.14)	$(0.19)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	44,889,732	42,996,124

The accompanying notes are an integral part of these consolidated financial statements.

F-29

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Consolidated Statements of Comprehensive Loss

	For the Years Ended
	December 31,
	2018	2017

Net Loss	$(5,678,418)	$(7,912,512)
Other Comprehensive Loss:
Foreign currency translation adjustments	(2,314,409)	(336,568)
Total Comprehensive Loss	$(7,992,827)	$(8,249,080)

The accompanying notes are an integral part of these consolidated financial statements.

F-30

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Consolidated Statement of Changes in Temporary Equity and Stockholders’ (Deficiency) Equity

	Series B
	Convertible							Accumulated
	Redeemable						Additional	Other		Total
	Preferred Stock		Common Stock		Treasury Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficiency
Balance - December 31, 2016	-	$-	42,915,379	$429,153	4,411	$(14,070)	$80,102,189	$(10,459,242)	$(67,631,569)	$2,426,461
Series B preferred stock issued for cash	775,931	7,759,500	-	-	-	-	-	-	-	-
Common stock issued for cash, net of issuance costs of $4,500	-	-	22,500	225	-	-	40,275	-	-	40,500
Common stock issued in satisfaction of deferred revenue	-	-	62,270	622	-	-	123,917	-	-	124,539
Exchange of 8% notes for Series B preferred stock	126,739	1,267,324	-	-	-	-	-	-	-	-
Stock-based compensation:
Common stock issued under 401(k) profit sharing plan	-	-	67,770	678	-	-	73,190	-	-	73,868
Options and warrants	-	-	-	-	-	-	623,907	-	-	623,907
Dividends	-	-	-	-	-	-	(60,515)	-	-	(60,515)
True-up to transfer agent’s records	-	-	(373)	(4)	-	-	4	-	-	-
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(7,912,512)	(7,912,512)
Other comprehensive loss	-	-	-	-	-	-	-	(336,568)	-	(336,568)
Balance - December 31, 2017	902,670	9,026,824	43,067,546	430,674	4,411	(14,070)	80,902,967	(10,795,810)	(75,544,081)	(5,020,320)
Stock-based compensation:
Common stock issued under 401(k) profit sharing plan	-	-	116,284	1,163	-	-	80,236	-	-	81,399
Options and warrants	-	-	-	-	-	-	716,249	-	-	716,249
Common stock issued for cash	-	-	1,890,993	18,911	-	-	1,304,784	-	-	1,323,695
Beneficial conversion feature on convertible debt issued	-	-	-	-	-	-	227,414	-	-	227,414
Common stock issued upon conversion of convertible debt and interest	-	-	1,285,517	12,855	-	-	797,020	-	-	809,875
Dividends declared on Series B convertible redeemable preferred stock	-	-	-	-	-	-	(474,719)	-	-	(474,719)
Common stock issued in satisfaction of dividends payable	-	-	378,193	3,781	-	-	260,491	-	-	264,272
Common stock returned to the Company to satisfy receivable	-	-	-	-	46,122	(32,285)	-	-	-	(32,285)
Comprehensive loss:
Net loss	-	-	-	-	-	-	-	-	(5,678,418)	(5,678,418)
Other comprehensive loss	-	-	-	-	-	-	-	(2,314,409)	-	(2,314,409)
Balance - December 31, 2018	902,670	$9,026,824	46,738,533	$467,384	50,533	$(46,355)	$83,814,442	$(13,110,219)	$(81,222,499)	$(10,097,247)

The accompanying notes are an integral part of these consolidated financial statements.

F-31

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2018	2017

Cash Flows from Operating Activities
Net loss	$(5,678,418)	$(7,912,512)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation:
401(k) stock	63,414	81,399
Options and warrants	716,249	623,907
Gain on foreign currency translation	(187,660)	-
Net realized and unrealized investment losses	18,561	16,287
Depreciation and amortization	171,749	193,065
Amortization of debt discount	259,709	12,217
Provision for uncollectible assets	(163,613)	76,215
Write-down of inventory	-	61,000
Gain on sale of investment in subsidiary	-	(199,200)
Decrease (increase) in assets:	-	-
Accounts receivable	281,677	(246,917)
Inventory	(191,973)	(394,728)
Prepaid expenses and other current assets	(255,240)	(124,378)
Increase (decrease) in liabilities:	-	-
Accounts payable and accrued expenses	724,014	(511,915)
Deferred revenue	(185,147)	246,881
Other liabilities	80,745	3,380
Total Adjustments	1,332,485	(162,787)
Net Cash Used in Operating Activities	(4,345,933)	(8,075,299)
Cash Flows from Investing Activities
Purchase of property and equipment	(292,213)	(930,368)
Proceeds from sale of investment in subsidiary	-	81,114
Net Cash Used in Investing Activities	(292,213)	(849,254)

Cash Flows from Financing Activities
Proceeds from loans payable	580,386	519,157
Repayments of loans payable	(199,910)	(104,645)
Proceeds from convertible debt obligations	3,507,530	1,280,000
Repayments of debt obligations	-	(162,500)
Dividends paid in cash	(127,502)	(60,515)
Proceeds from sale of Series B preferred stock	-	7,759,500
Proceeds from common stock offering, net of issuance costs	1,323,695	40,500
Net Cash Provided by Financing Activities	5,084,199	9,271,497
Effect of Exchange Rate Changes on Cash	(745,868)	(119,831)
Net (Decrease) Increase in Cash	(299,815)	227,113
Cash - Beginning of Period	358,303	131,190
Cash - End of Period	$58,488	$358,303

The accompanying notes are an integral part of these consolidated financial statements.

F-32

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Consolidated Statements of Cash Flows, continued

	For the Years Ended
	December 31,
	2018	2017
Supplemental Disclosures of Cash Flow Information:
Interest paid	$358,114	$185,364
Income taxes paid	$-	$-

Non-Cash Investing and Financing Activity
Accrued stock based compensation converted to equity	$81,399	$73,868
Debt and interest converted to equity	$809,875	$1,267,324
Common stock returned to Company to satisfy receivable	$32,285	$-
Beneficial conversion feature	$227,414	$-
Dividends declared on Series B Convertible Redeemable Preferred Stock	$474,719	$-
Common stock issued to satisfy dividends payable	$264,272	$-
Common stock issued in satisfaction of deferred revenue	$-	$124,539
Land purchased in exchange for note payable	$-	$517,390

The accompanying notes are an integral part of these consolidated financial statements.

F-33

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

1. ORGANIZATION

Through its wholly-owned subsidiaries, Gaucho Group Holdings, Inc. (“Company”, “GGH”), a Delaware corporation that was incorporated on April 5, 1999, currently invests in, develops and operates international real estate projects. Effective October 1, 2018, the Company changed its name from Algodon Wines & Luxury Development, Inc. to Algodon Group, Inc., and effective March 11, 2019, the Company changed its name from Algodon Group, Inc. to Gaucho Group Holdings, Inc.

As wholly-owned subsidiaries of GGH, InvestProperty Group, LLC (“IPG”) and Algodon Global Properties, LLC (“AGP”) operate as holding companies that invest in, develop and operate global real estate and other lifestyle businesses such as wine production and distribution, golf, tennis, and restaurants. GGH operates its properties through its ALGODON® brand. IPG and AGP have invested in two ALGODON® brand projects located in Argentina. The first project is Algodon Mansion, a Buenos Aires-based luxury boutique hotel property that opened in 2010 and is owned by the Company’s subsidiary, The Algodon – Recoleta, SRL (“TAR”). The second project is the redevelopment, expansion and repositioning of a Mendoza-based winery and golf resort property now called Algodon Wine Estates (“AWE”), the integration of adjoining wine producing properties, and the subdivision of a portion of this property for residential development. GGH’s wholly owned subsidiary Algodon Europe, Ltd., is a United Kingdom wine distribution company. GGH’s wholly owned subsidiary, Gaucho Group, Inc. (“GGI”) is in the final stages of development for the manufacture, distribution and sale of high-end luxury fashion and accessories through a an e-commerce platform.

Through December 31, 2016, GGH’s wholly owned subsidiary, DPEC Capital, Inc. (“CAP”), was a broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”), the Securities and Exchange Commission (“SEC”) and the Securities Investor Protection Corporation (“SIPC”) and cleared its securities transactions on a fully disclosed basis with another broker-dealer. CAP provided brokerage securities trading; private equity and venture capital investments; and advisory and other financial services to customers, including GGH and certain related affiliates. On November 29, 2016, the Company’s Board of Directors determined that it was in the Company’s best interest to close down CAP and the Company ceased its broker-dealer operations on December 31, 2016. On February 21, 2017, the Company’s request to FINRA for Broker-Dealer Withdrawal (“BDW”) became effective (see Note 4 – Discontinued Operations).

GGH also owned approximately 96.5% of Mercari Communications Group, Ltd. (“Mercari”), a public shell corporation current in its SEC reporting obligations. On December 20, 2016 GGH entered into a Stock Purchase Agreement with a Purchaser, whereby the Purchaser agreed to purchase all of GGH’s shares of Mercari for $260,000. The sale of Mercari stock was completed on January 20, 2017 and GGH received net proceeds after expenses of $199,200.

F-34

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

2. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company incurred losses from continuing operations of $5,678,418 and $7,806,761 during the years ended December 31, 2018 and 2017, respectively. Cash used in operating activities was $4,345,838 and $8,075,299 for the years ended December 31, 2018 and 2017, respectively. Based upon projected revenues and expenses, the Company believes that it may not have sufficient funds to operate for the next twelve months from the date these financial statements are made available. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company needs to raise additional capital in order to continue to pursue its business objectives. To date, the Company has funded its operations primarily from proceeds of sales of its equity interests, loans and convertible notes.

The Company presently has enough cash on hand to sustain its operations on a month to month basis. Historically, the Company has been successful in raising funds to support its capital needs. Management believes that it will be successful in obtaining additional financing; however, no assurance can be provided that the Company will be able to do so. Further, there is no assurance that these funds will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail its operations and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. Such a plan could have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations, liquidate and/or seek reorganization in bankruptcy. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of Gaucho Group Holdings, Inc. and its consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

F-35

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

Use of Estimates

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, the Company must make estimates and assumptions. These estimates and assumptions affect the reported amounts in the financial statements, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates and assumptions of the Company include the valuation of equity instruments, the useful lives of property and equipment and reserves associated with the realizability of certain assets.

Discontinued Operations

The Company accounted for its decision to close down its broker-dealer subsidiary, CAP, as discontinued operations in accordance with the guidance provided in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, “Accounting for Impairment or Disposal of Long-Lived Assets,” and ASC Topic 205, “Presentation of Financial Statements,” which require that a disposal of a component of an entity, or a group of components of an entity, that represents a strategic shift that has, or will have, a major effect on the reporting entity’s operations and financial results shall be reported in the financial statements as discontinued operations. Accordingly, the results of operations for CAP during the periods presented are reclassified into separate line items in the statements of operations. Assets and liabilities are also reclassified into separate line items on the related balance sheets for the periods presented. There were no assets or liabilities of discontinued operations as of December 31, 2018 or 2017.

Highly Inflationary Status in Argentina

The International Practices Task Force (“IPTF”) of the Center for Audit Quality discussed the inflationary status of Argentina at its meeting on May 16, 2018 and categorized Argentina as a country with a projected three-year cumulative inflation rate greater than 100%. Therefore, the Company has transitioned its Argentine operations to highly inflationary status as of July 1, 2018.

For operations in highly inflationary economies, monetary asset and liabilities are translated at exchange rates in effect at the balance sheet date, and non-monetary assets and liabilities are translated at historical exchange rates. Nonmonetary assets and liabilities existing on July 1, 2018 (the date that the Company adopted highly inflation accounting) were translated using the Argentina Peso to United States Dollar exchange rate in effect on June 30, 2018, which was 28.880. Income and expense accounts are translated at the weighted average exchange rate in effect during the period. Translation adjustments are reflected in loss on foreign currency translation on the accompanying statements of operations. During the year ended December 31, 2018, the Company recorded a $187,660 gain on foreign currency translation as a result of the net monetary liability position of its Argentine subsidiaries.

F-36

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. The functional currencies of the Company’s operating subsidiaries are their local currencies (United States dollar, Argentine peso and British pound) except for the Company’s Argentine subsidiaries for the six-month period from July 1, 2018 through December 31, 2018, as described above. Prior to the transition of Argentine operations to highly inflationary status on July 1, 2018, these foreign subsidiaries translated assets and liabilities from their local currencies to U.S. dollars using period end exchange rates while income and expense accounts were translated at the average rates in effect during the during the period. The resulting translation adjustment is recorded as part of other comprehensive income (loss), a component of shareholders’ deficit. The Company engages in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies. Gains and losses resulting from transactions denominated in non-functional currencies are recognized in earnings.

Comprehensive Income (Loss)

Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The guidance requires other comprehensive income (loss) to include foreign currency translation adjustments.

Accounts Receivable

Accounts receivable primarily represent receivables from hotel guests who occupy rooms and wine sales to commercial customers. The Company provides an allowance for doubtful accounts when it determines that it is more likely than not a specific account will not be collected. The allowance for doubtful accounts was $1,681 and $3,421, as of December 31, 2018 and 2017, respectively. Bad debt expense for the years ended December 31, 2018 and 2017 was $367 and $127,087, respectively. Write-offs of accounts receivable for the years ended December 31, 2018 and 2017 were $422 and $2,913, respectively.

Inventory

Inventories are comprised primarily of vineyard in process, wine in process, finished wine, plus food and beverage items and are stated at the lower of cost or net realizable value (which is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation), with cost being determined on the first-in, first-out method. Costs associated with winemaking, and other costs associated with the creation of products for resale, are recorded as inventory. Vineyard in process represents the monthly capitalization of farming expenses (including farming labor costs, usage of farming supplies and depreciation of the vineyard and farming equipment) associated with the growing of grape, olive and other fruits during the farming year which culminates with the February/March harvest. Wine in process represents the capitalization of costs during the winemaking process (including the transfer of grape costs from vineyard in process, winemaking labor costs and depreciation of winemaking fixed assets, including tanks, barrels, equipment, tools and the winemaking building). Finished wines represents wine available for sale and includes the transfer of costs from wine in process once the wine is bottled and labeled. Other inventory consists of olives, other fruits, golf equipment and restaurant food.

F-37

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

In accordance with general practice within the wine industry, wine inventories are included in current assets, although a portion of such inventories may be aged for periods longer than one year. The Company carries inventory at the lower of cost or net realizable value in accordance with ASC 330 “Inventory” and reduces the carrying value of inventories that are obsolete or in excess of estimated usage to estimated net realizable value. The Company’s estimates of net realizable value are based on analyses and assumptions including, but not limited to, historical usage, future demand and market requirements. Reductions to the carrying value of inventories are recorded in cost of sales. If future demand and/or pricing for the Company’s products are less than previously estimated, then the carrying value of the inventories may be required to be reduced, resulting in additional expense and reduced profitability. During the year ended December 31, 2017, the Company recorded approximately $61,000 of inventory write downs as a result of hailstorms that occurred during the year, which is included in the cost of sales in the accompanying consolidated statement of operations.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the lesser of (a) the useful life of the asset; or (b) the remaining lease term.

The estimated useful lives of property and equipment are as follows:

Buildings	10 - 30 years
Furniture and fixtures	3 - 10 years
Vineyards	7 - 20 years
Machinery and equipment	3 - 20 years
Leasehold improvements	3 - 5 years
Computer hardware and software	3 - 5 years

The Company capitalizes internal vineyard improvement costs when developing new vineyards or replacing or improving existing vineyards. These costs consist primarily of the costs of the vines and expenditures related to labor and materials to prepare the land and construct vine trellises. Expenditures for repairs and maintenance are charged to operating expense as incurred. The cost of properties sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts at the time of disposal and resulting gains and losses are included as a component of operating income. Real estate development consists of costs incurred to ready the land for sale, including primarily costs of infrastructure as well as master plan development and associated professional fees. Such costs are allocated to individual lots proportionately based on square meters and those allocated costs will be derecognized upon the sale of individual lots. Given that they are not placed in service until they are sold, capitalized real estate development costs are not depreciated. Land is an inexhaustible asset and is not depreciated.

F-38

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

Real Estate Lots Held for Sale

As the development of a real estate lot is completed and the lot becomes available for immediate sale in its present condition, the lot is marketed for sale and is included in real estate lots held for sale on the Company’s balance sheet. Real estate lots held for sale are reported at the lower of carrying value or fair value less cost to sell. If the carrying value of a real estate lot held for sale exceeds its fair value less estimated selling costs, an impairment charge is recorded. The Company did not record any impairment charge in connection with real estate lots held for sale during the years ended December 31, 2018 or 2017.

Convertible Debt

The Company records a beneficial conversion feature (“BCF”) related to the issuance of notes which are convertible at a price that is below the market value of the Company’s stock when the note is issued. The intrinsic value of the BCF is recorded as debt discount which is amortized to interest expense over the life of the respective note using the effective interest method. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on financial reporting dates and vesting dates until the service period is complete. The fair value amount of the shares expected to ultimately vest is then recognized over the period for which services are required to be provided in exchange for the award, usually the vesting period. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period that the estimates are revised. The Company accounts for forfeitures as they occur.

Concentrations

The Company maintains cash with major financial institutions. Cash held in US bank institutions is currently insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 at each institution. No similar insurance or guarantee exists for cash held in Argentina bank accounts. There were aggregate uninsured cash balances of $48,929 and $146,952 at December 31, 2018 and 2017, respectively, of which $48,929 and $102,866, respectively, represents cash held in Argentine bank accounts.

F-39

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

Foreign Operations

The following summarizes key financial metrics associated with the Company’s continuing operations (these financial metrics are immaterial for the Company’s operations in the United Kingdom):

	As of
	December 31,
	2018	2017
Assets - Argentina	$5,151,626	$6,781,285
Assets - U.S.	495,865	1,563,521
Total Assets	$5,647,491	$8,344,806

Liabilities - Argentina	$4,440,345	$3,743,164
Liabilities - U.S.	2,277,569	595,138
Total Liabilities	$6,717,914	$4,338,302

	For the Years Ended
	December 31,
	2018	2017
Revenues - Argentina	$3,099,608	$1,665,568
Revenues - U.S.	-	151,734
Total Revenues from Continuing Operations	$3,099,608	$1,817,302

Net Income (loss) - Argentina	$(499,101)	$(2,212,286)
Net loss - U.S.	(5,179,317)	(5,594,475)
Total Net Loss from Continuing Operations	$(5,678,418)	$(7,806,761)

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income. There were no impairments of long-lived assets for the years ended December 31, 2018 and 2017.

Segment Information

The FASB has established standards for reporting information on operating segments of an enterprise in interim and annual financial statements. Since GG is not yet operational, the Company currently operates in one segment which is the business of real estate development in Argentina. The Company’s chief operating decision-maker reviews the Company’s operating results on an aggregate basis and manages the Company’s operations as a single operating segment.

F-40

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

Revenue Recognition

On January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers. ASC Topic 606 provides a single comprehensive model to use in accounting for revenue arising from contracts with customers, and gains and losses arising from transfers of non-financial assets including sales of property and equipment, real estate, and intangible assets. The Company adopted ASC Topic 606 for all applicable contracts using the modified retrospective method, requires a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC Topic 606 did not have a material impact on the Company’s consolidated financial statements as of the date of adoption, and therefore a cumulative-effect adjustment was not required.

The Company earns revenues from the sale of real estate lots and sales of food and wine as well as hospitality, food & beverage, and other related services. The Company recognizes revenue when goods or services are transferred to customers in an amount that reflects the consideration which it expects to receive in exchange for those goods or services. In determining when and how revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The following table summarizes the revenue recognized in the Company’s consolidated statements of operations:

	For the Years Ended
	December 31,
	2018	2017
Real estate sales	$1,467,714	$-
Hotel rooms and events	882,213	850,645
Restaurants	277,652	314,822
Winemaking	315,741	471,374
Golf, tennis and other	156,288	180,461
Total revenues	$3,099,608	$1,817,302

Revenue from real estate lot sales is recorded when the lot is deeded, and legal ownership of the lot is transferred to the customer. Revenue from the sale of food, wine and agricultural products is recorded when the customer obtains control of the goods purchased. Revenues from hospitality and other services are recognized as earned at the point in time that the related service is rendered, and the performance obligation has been satisfied.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. Deferred revenues associated with real estate lot sale deposits are recognized as revenues (along with any outstanding balance) when the lot sale closes, and the deed is provided to the purchaser. Other deferred revenues primarily consist of deposits accepted by the Company in connection with agreements to sell barrels of wine, advance deposits received for grapes and other agricultural products, and hotel deposits. Wine barrel and agricultural product advance deposits are recognized as revenues (along with any outstanding balance) when the product is shipped to the purchaser. Hotel deposits are recognized as revenue upon occupancy of rooms, or the provision of services.

F-41

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

During the year ended December 31, 2018 the Company recognized approximately $1,146,017 of revenue related to the sale of real estate lots which was included in deferred revenues as of December 31, 2017. For the year ended December 31, 2018, the Company did not recognize any revenue related to performance obligations satisfied in previous periods. Contracts related to the sale of wine, agricultural products and hotel services have an original expected length of less than one year. The Company has elected not to disclose information about remaining performance obligations pertaining to contracts with an original expected length of one year or less, as permitted under the guidance.

As of December 31, 2018 and 2017, the Company had deferred revenue of $995,327 and $1,685,725, respectively, associated with real estate lot sale deposits, and had $43,165 and $46,939, respectively, of deferred revenue related to hotel deposits. Sales taxes and value added (“VAT”) taxes collected from customers and remitted to governmental authorities are presented on a net basis within revenues in the consolidated statements of operations.

Income Taxes

The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. The Company additionally establishes a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Net Loss per Common Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options and warrants and the conversion of convertible instruments.

The following securities are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	For the Years Ended
	December 31,
	2018	2017
Options	9,499,265	9,234,265
Warrants	1,229,630	1,465,296
Series B convertible preferred stock	9,026,700	9,026,700
Convertible debt(1)	4,631,356	-
Total potentially dilutive shares	24,386,951	19,726,261

(1) At December 31, 2017, $20,000 of convertible debt was convertible into common stock at a 10% discount to the price used for the sale of the of the Company’s common stock in a future private placement offering.

F-42

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2018 and 2017 was $156,006 and $151,749, respectively.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 — Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The standard requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. The guidance in ASU 2014-09 was revised in July 2015 to be effective for interim periods beginning on or after December 15, 2017 and should be applied on a transitional basis either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. In 2016, FASB issued additional ASUs that clarify the implementation guidance on principal versus agent considerations (ASU 2016-08), on identifying performance obligations and licensing (ASU 2016-10), and on narrow-scope improvements and practical expedients (ASU 2016-12) as well as on the revenue recognition criteria and other technical corrections (ASU 2016-20). These new standards became effective for on January 1, 2018 and were adopted using the modified retrospective method. The adoption of ASC Topic 606 did not have a material impact on the Company’s consolidated financial statements as of the date of adoption, and therefore a cumulative-effect adjustment was not required.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842).” ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” in July 2018, and ASU No. 2018-20 “Leases (Topic 842) - Narrow Scope Improvements for Lessors” in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company adopted ASU 2016-02 effective January 1, 2019 and its adoption will have a material impact on the Company’s consolidated financial statements, primarily as the result of recording right-of-use assets and obligations for current operating leases.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments (Topic 230)” which provides guidance on the presentation and classification of certain cash receipts and cash payments in the statement of cash flows in order to reduce diversity in practice. The ASU is effective for interim and annual periods beginning after December 15, 2017 with early adoption permitted. The adoption of ASU 2016-15 did not have a material effect on the Company’s consolidated financial statements and related disclosures.

F-43

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

On February 22, 2017, the FASB issued ASU 2017-05, “Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets (Topic 610-20)”, which requires that all entities account for the derecognition of a business in accordance with ASC 810, including instances in which the business is considered in substance real estate. The ASU is effective for annual periods, and interim periods therein, beginning after December 15, 2017. The adoption of the provisions of ASU 2017-05 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation - Stock Compensation (Topic 718); Scope of Modification Accounting”. The amendments in this ASU provide guidance that clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as modifications. If the value, vesting conditions or classification of the award changes, modification accounting will apply. The guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of ASU 2017-09 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

On June 20, 2018, the FASB issued ASU No. 2018-07, “Compensation—Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting”, which expands the scope of ASC 718, Compensation—Stock Compensation to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company elected to early adopt ASU 2018-07 on July 1, 2018. The results of applying ASU 2018-07 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In July 2018, the FASB issued ASU No. 2018-09, “Codification Improvements” (“ASU 2018-09”). ASU 2018-09 provides amendments to a wide variety of topics in the FASB’s Accounting Standards Codification, which applies to all reporting entities within the scope of the affected accounting guidance. The transition and effective date guidance is based on the facts and circumstances of each amendment. Some of the amendments in ASU 2018-09 do not require transition guidance and were effective upon issuance of ASU 2018-09. However, many of the amendments do have transition guidance with effective dates for annual periods beginning after December 15, 2018. The Company adopted ASU 2018-09 effective January 1, 2019. The ASU 2018-09 will not have a material effect on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement - Disclosure Framework (Topic 820). The updated guidance improves the disclosure requirements on fair value measurements. The updated guidance if effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted for any removed or modified disclosures. The Company is currently assessing the timing and impact of adopting the updated provisions.

F-44

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

4. DISCONTINUED OPERATIONS

On November 29, 2016, the Company’s Board of Directors determined that it was in the Company’s best interest to close down CAP and the Company ceased its broker-dealer operations December 31, 2016. On February 21, 2017, the Company’s request to FINRA for Broker-Dealer Withdrawal (“BDW”) became effective.

Results of Discontinued Operations

Summarized operating results of discontinued operations are presented in the following table:

For the Year Ended
December 31, 2017

Revenues	$-
Gross profit	-
Operating expenses	(105,772)
Interest income, net	21
Loss from discontinued operations	$(105,751)

5. INVENTORY

Inventory at December 31, 2018 and 2017 is comprised of the following:

	December 31,
	2018	2017
Vineyard in process	$232,436	$349,458
Wine in process	747,862	865,762
Finished wine	11,003	63,964
Other	42,594	109,482
Total	$1,033,895	$1,388,666

F-45

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

6. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2018	2017
Buildings	$1,971,057	$2,793,972
Real estate development	606,757	1,057,002
Land	502,949	881,035
Furniture and fixtures	337,048	448,432
Vineyards	200,217	308,204
Machinery and equipment	492,205	617,907
Leasehold improvements	164,375	164,375
Computer hardware and software	216,082	161,788
	4,490,690	6,432,715
Less: Accumulated depreciation and amortization	(1,518,326)	(1,899,825)
Property and equipment, net	$2,972,364	$4,532,890

Depreciation and amortization of property and equipment was $197,729 and $286,695 for the years ended December 31, 2018 and 2017, respectively, of which $171,749 and $193,065 was recorded as expense in the accompanying statement of operations, and $25,980 and $93,630 was capitalized to inventory, respectively. Most of the Company’s property and equipment is located in Argentina and gross asset costs and accumulated depreciation reported in US dollars are impacted by the devaluation of the Argentine peso relative to the U.S. dollar.

As of December 31, 2018, real estate development costs in the aggregate of $123,060, incurred in connection with twelve real estate lots that were completed during the period were transferred from property and equipment to real estate lots held for sale on the accompanying consolidated balance sheets.

7. PREPAID FOREIGN TAXES

Prepaid foreign taxes, net, of $369,590 and $342,312 at December 31, 2018 and 2017, respectively, consists primarily of prepaid value added tax (“VAT”) credits. VAT credits are recovered through VAT collections on subsequent sales of products by the Company. Prepaid VAT tax credits do not expire. Prepaid foreign taxes also include Argentine minimum presumed income tax (“MPIT”) credits, which are deemed unrealizable and are fully reserved. MPIT credits expire after ten years.

In assessing the realization of the prepaid foreign taxes, management considers whether it is more likely than not that some portion or all of the prepaid foreign taxes will not be realized. Management considers the historical and projected revenues, expenses and capital expenditures in making this assessment. Based on this assessment, management has recorded a valuation allowance related to MPIT credits of $228,613 and $392,593 as of December 31, 2018 and 2017, respectively.

F-46

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

8. INVESTMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or developed by the Company. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

Level 1 - Valued based on quoted prices at the measurement date for identical assets or liabilities trading in active markets. Financial instruments in this category generally include actively traded equity securities.

Level 2 - Valued based on (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in markets that are not active; (c) inputs other than quoted prices that are observable for the asset or liability; or (d) from market corroborated inputs. Financial instruments in this category include certain corporate equities that are not actively traded or are otherwise restricted.

Level 3 - Valued based on valuation techniques in which one or more significant inputs is not readily observable. Included in this category are certain corporate debt instruments, certain private equity investments, and certain commitments and guarantees.

Investments – Related Parties at Fair Value:

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Warrants - Affiliates	$-	$-	$7,840	$7,840

As of December 31, 2017	Level 1	Level 2	Level 3	Total
Warrants - Affiliates	$-	$-	$26,401	$26,401

A reconciliation of Level 3 assets is as follows:

Warrants
Balance - December 31, 2016	$42,688
Unrealized loss	(16,287)
Balance - December 31, 2017	26,401
Unrealized loss	(18,561)
Balance - December 31, 2018	$7,840

F-47

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

It had been the Company’s policy to distribute part or all of the warrants CAP earned, through serving as placement agent on various private placement offerings for a related but independent entity under common management, to registered representatives or other employees who provided investment banking services. There was no compensation expense recorded related to distributed warrants for the years ended December 31, 2017 or 2018. Warrants retained by the Company are marked-to-market at each reporting date using the Black-Scholes option pricing model. Unrealized losses on affiliate warrants of $18,561 were recorded during the year ended December 31, 2018 and $16,287 for the year ended December 31, 2017 are included in revenues on the accompanying consolidated statements of operations.

The fair value of the warrants was determined based on the Black-Scholes option pricing model, which requires the input of highly subjective assumptions, including the expected share price volatility. Given that such shares were not publicly-traded, the Company developed an expected volatility figure based on a review of the historical volatilities, over a period of time, of similarly positioned public companies within the industry.

The Company’s short-term financial instruments include cash, accounts receivable, advances and loans to employees, accounts payable, accrued expenses, other liabilities, loans payable and debt obligations. The carrying values of these instruments approximate fair value, as they bear terms and conditions comparable to market, for obligations with similar terms and maturities.

9. ACCRUED EXPENSES

Accrued expenses are comprised of the following:

	December 31,
	2018	2017
Accrued compensation and payroll taxes	$149,019	$463,604
Accrued taxes payable - Argentina	292,535	63,550
Accrued interest	404,239	255,481
Other accrued expenses	339,574	217,886
Accrued expenses, current	1,185,367	1,000,521
Accrued payroll tax obligations, non-current	57,786	247,515
Total accrued expenses	$1,243,153	$1,248,036

During May 2015, the Company entered into a payment plan, under which it agreed to pay its Argentine payroll tax obligations over a period of 36 months. The current portion of payments due under the plan is $113,670 and $230,506 as of December 31, 2018 and 2017, respectively, which is included in accrued compensation and payroll taxes above. The non-current portion of accrued expenses represents payments under the plan that are scheduled to be paid after twelve months. The Company incurred interest expenses of $52,209 and $113,679 during the years ended December 31, 2018 and 2017, respectively, related to this payment plan.

F-48

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

10. DEFERRED REVENUES

Deferred revenues are comprised of the following:

	December 31,
	2018	2017
Real estate lot sales deposits	$995,327	$1,685,725
Other	43,165	46,939
Total	$1,038,492	$1,732,664

The Company accepts deposits in conjunction with agreements to sell real estate building lots at Algodon Wine Estates in the Mendoza wine region of Argentina. These lot sale deposits are generally denominated in U.S. dollars. As of December 31, 2018, and 2017, the Company had executed agreements to sell real estate building lots for aggregate proceeds of $3,725,867 and $3,667,423, respectively. To date, twenty-five lots have been sold. Revenue is recorded when the sale closes, and the deeds are issued. During 2018, the Company closed on the sale of all 25 lots and recorded revenue of $1,468,000.

11. LOANS PAYABLE

On March 31, 2017, the Company received a bank loan in the amount of $519,156 (ARS $8,000,000) (the “2017 Loan”). The 2017 Loan bears interest at 24.18% per annum and is due on March 1, 2021. Principal and interest will be paid in forty-two monthly installments beginning on October 1, 2017 and ending on March 1, 2021. The Company incurred interest expense on this loan of $85,116 and $100,115 during the years ended December 31, 2018 and 2017, respectively. During 2018, the Company defaulted on certain 2017 Loan payments, and as a result, the 2017 Loan is payable upon demand as of December 31, 2018. Of the decrease in principal of $243,438 on the 2017 Loan during the year ended December 31, 2018, $49,206 resulted from principal payments made and $194,232 resulted from the effect of fluctuations in the foreign currency exchange rate during the period.

On August 19, 2017, the Company purchased 845 hectares of land adjacent to its existing property at AWE. The Company paid $100,000 at the date of purchase and executed a note payable in the amount of $600,000, denominated in U.S. dollars (the “Land Loan”) with a stated interest rate of 0% and with quarterly payments of $50,000 beginning on December 18, 2017 and ending August 18, 2021. At the date of purchase, the Company took possession of the property, with full use and access, but will not receive the deed to the property until after $400,000 of the purchase price has been paid. The Company imputed interest on the note at 7% per annum and recorded a discounted note balance of $517,390 on August 19, 2017, which is being amortized over the term of the loan using the effective interest method. Amortization of the note discount in the amount of $32,295 and $12,217 for the years ended December 31, 2018 and 2017, respectively, is recorded as interest expense on the accompanying consolidated statements of operations. The balance on the note was $461,902, net of debt discount of $38,098 on December 31, 2018, of which $227,111 (net of discount of $22,889) is included in loans payable, net, current and $234,791 (net of discount of $15,209) is included in loans payable, net, non-current in the accompanying consolidated balance sheets.

On January 25, 2018 the Company received a bank loan in the amount of $525,000 (the “2018 Loan”), denominated in U.S. dollars. The 2018 Loan bears interest at 6.75% per annum and was due on January 25, 2023. Pursuant to the terms of the 2018 Loan, principal and interest is to be paid in 60 equal monthly installments of $10,311, beginning on February 23, 2018. During 2018, the Company defaulted on certain 2018 Loan payments, and as a result, the 2018 Loan is payable upon demand as of December 31, 2018. The Company incurred interest expense of $33,420 on this loan during the year ended December 31, 2018.

F-49

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

On June 4, 2018 the Company received a loan in the amount of $55,386 (ARS $1,600,000) which bears interest at 10% per month and is due upon demand of the lender (the “Demand Loan”). Interest is paid monthly. The Company incurred interest expense on this loan of $23,427 during year ended December 31, 2018. The decrease in the principal balance of the Demand Loan during the period is the result of changes in the foreign currency exchange rate during the period.

Future minimum principal payments under the loans payable are as follows:

Total
Years ending December 31,	Payment
2019	893,995
2020	150,000
2021	100,000
2022	-
2023	-
$1,143,995

The Company’s loans payable are summarized below:

	December 31, 2018			December 31, 2017
	Gross Principal Amount	Debt Discount	Loans Payable, Net of Debt Discount	Gross Principal Amount	Debt Discount	Loans Payable, Net of Debt Discount

Demand Loan	$10,647	$-	$10,647	$-	$-	$-
2018 Loan	464,739	-	464,739	-	-	-
2017 Loan	168,609	-	168,609	412,047	-	412,047
Land Loan	500,000	(38,098)	461,902	550,000	(70,393)	479,607
Total Loans Payable	1,143,995	(38,098)	1,105,897	962,047	(70,393)	891,654
Less: current portion	893,995	(22,889)	871,106	287,838	(31,114)	256,724
Loans Payable, non-current	$250,000	$(15,209)	$234,791	$674,209	$(39,279)	$634,930

12. CONVERTIBLE DEBT OBLIGATIONS

During an offering that ended on September 30, 2010, the Company issued convertible notes with an interest rate of 8% and an amended maturity date of March 31, 2011 (the “2010 Debt Obligations”). During 2017, the Company repaid the remaining principal balance of $162,500, such that as of December 31, 2017, there is no principal balance owed on the 2010 Debt Obligations. Accrued interest of $279,735 and $255,481 owed on the 2010 Debt Obligations remained outstanding as of December 31, 2018 and 2017, respectively. The Company incurred interest expense of $24,254 and $37,219 during the years ended December 31, 2018 and 2017, respectively, on the 2010 Debt Obligations. Accrued interest on the 2010 Debt Obligations is not convertible.

F-50

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

On December 31, 2017, the Company sold a convertible promissory note in the amount of $20,000 to an accredited investor. From February 2, 2018 through April 26, 2018, the Company sold additional convertible promissory notes in the aggregate principal amount of $2,026,730 (together, the “Convertible Notes”). The Convertible Notes mature 90 days from the date of issuance, bear interest at 8% per annum and are convertible into the Company’s common stock at $0.63 per share, which represented a 10% discount to the price used for the sale of the Company’s common stock at the commitment date. The conversion option represented a beneficial conversion feature in the amount of $227,414 which was recorded as a debt discount with a corresponding credit to additional paid-in capital. Debt discount is amortized over the term of the loan using the effective interest method. The Company incurred total interest expense of $317,427 and $7,324 related to this debt during the years ended December 31, 2018 and 2017, respectively, of which $227,414 and $0 represented amortization of debt discount, respectively.

On June 30, 2018, principal and interest of $794,875 and $15,000, respectively, owed on the Convertible Notes were converted into 1,285,517 shares of common stock at a conversion price of $0.63 per share. The remaining principal balance owed on the Convertible Notes of $1,251,854 is past due as of December 31, 2018.

Between June 30, 2018 and December 31, 2018, the Company sold convertible promissory notes (the “Gaucho Notes”) in the amount of $1,480,800 to accredited investors. The Gaucho Notes, as amended, bear interest at 7% per annum and mature and became due on March 31, 2019. The Company is currently negotiating an extension of the maturity date of the Gaucho notes. The Gaucho Notes and related accrued interest are convertible into GG common stock at the option of the holder, at a price representing 20% discount to the share price in a future offering of GG common stock. The Company incurred total interest expense of $18,786 related to the Gaucho Notes during the year ended December 31, 2018.

Company’s debt obligations as of December 31, 2018 and 2017 are summarized below:

	December 31, 2018			December 31, 2017
	Principal	Interest [1]	Total	Principal	Interest [1]	Total

2010 Debt Obligations	$-	$279,735	$279,735	$-	$255,481	$255,481
Convertible Notes	1,251,854	75,013	1,326,867	20,000	-	20,000
Gaucho Notes	1,480,800	18,787	1,499,587	-	-	-
Total Debt Obligations	$2,732,654	$373,535	$3,106,189	$20,000	$255,481	$275,481

[1]	Accrued interest is included as a component of accrued expenses on the consolidated balance sheets. (See Note 9 – Accrued Expenses)

F-51

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

13. INCOME TAXES

The Company files tax returns in United States (“U.S.”) Federal, state and local jurisdictions, plus Argentina and the United Kingdom (“U.K.”).

United States and international components of income before income taxes were as follows:

	For the Years Ended
	December 31,
	2018	2017
United States	$(5,171,150)	$(5,654,598)
International	(507,269)	(2,257,914)
Income before income taxes	$(5,678,419)	$(7,912,512)

The income tax provision (benefit) consisted of the following:

	For the Years Ended
	December 31,
	2018	2017
Federal
Current	$-	$-
Deferred	(979,625)	5,378,411

State and local
Current	-	-
Deferred	1,839,145	(2,099,305)

Foreign
Current	-	-
Deferred	1,590	19,576

	861,109	3,298,682
Change in valuation allowance	(861,109)	(3,298,682)
Income tax provision (benefit)	$-	$-

F-52

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

For the years ended December 31, 2018 and 2017, the expected tax expense (benefit) based on the statutory rate is reconciled with the actual tax expense (benefit) as follows:

	For the Years Ended
	December 31,
	2018	2017
U.S. federal statutory rate	(21.0)%	(34.0)%
State taxes, net of federal benefit	(3.1)%	(11.0)%
Permanent differences	0.7%	1.8%
Write-off of deferred tax asset	3.9%	1.6%
Change in tax rates	0.0%	86.0%
Prior period adjustments	33.4%	(3.0)%
Other	1.3%	0.3%
Change in valuation allowance	(15.2)%	(41.7)%

Income tax provision (benefit)	0.0%	0.0%

As of December 31, 2018 and 2017, the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	For the Years Ended
	December 31,
	2018	2017
Net operating loss	$18,734,230	$19,315,973
Stock based compensation	1,120,521	1,381,564
Argentine tax credits	433,407	439,541
Accruals and other	4,991	5,708
Receivable allowances	415,662	428,814
Total deferred tax assets	20,708,810	21,571,600
Valuation allowance	(20,701,515)	(21,562,624)
Deferred tax assets, net of valuation allowance	7,295	8,976
Excess of book over tax basis of warrants	(7,295)	(8,976)
Net deferred tax assets	$-	$-

F-53

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

As of December 31, 2018, the Company estimates that approximately $62,000,000, $53,600,000 and $30,100,000 of gross U.S. federal, state and local net operating losses (“NOLs”) may be available to offset future taxable income. Approximately $56,700,000 of the federal NOLs will expire from 2019 to 2037 and approximately $5,400,000 have no expiration. These NOL carryovers are subject to annual limitations under Section 382 of the U.S. Internal Revenue Code because there was a greater than 50% ownership change, as determined under the regulations, on or about June 30, 2012. We have determined that, due to those annual limitations under Section 382, approximately $6,315,000 of NOLs will expire unused and are not included in the available NOLs stated above. Therefore, we have reduced the related deferred tax asset for NOL carryovers by approximately $2,810,000 from June 30, 2012 forward. The Company’s NOL’s generated through the date of the ownership change on June 30, 2012 are subject to an annual limitation of approximately $1,004,000. To date, no additional annual limitations have been triggered, but the Company remains subject to the possibility that a future greater than 50% ownership change could trigger additional annual limitation on the usage of NOLs.

As of December 31, 2018, the Company had approximately $465,000 of gross U.K. NOL carryovers which do not expire and the Company had approximately $433,000 of Argentine tax credits which may be carried forward 10 years and begin to expire in 2018.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and taxing strategies in making this assessment. Based on this assessment, management has established a full valuation allowance against all of the net deferred tax assets for each period, since it is more likely than not that all of the deferred tax assets will not be realized. The valuation allowance for the year ended December 31, 2018 decreased by approximately $900,000 and for the year ended December 31, 2017 decreased by approximately $3,300,000.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2018 and 2017. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company has U.S. tax returns subject to examination by tax authorities beginning with those filed for the year ended December 31, 2015 (or the year ended December 31, 1999 if the Company were to utilize its NOLs). No tax audits were commenced or were in process during the years ended December 31, 2018 and 2017. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

The Tax Cuts and Jobs Act (the “Act”) was enacted in December 2017 making significant changes to the Internal Revenue Code. Changes include but are not limited to (a) the reduction of the U.S. corporate income tax rate from 35% to 21% for tax years beginning after December 31, 2017; (b) the transition of U.S. international tax taxation from a worldwide tax system to a territorial system; and (c) a one-time transition tax on the mandatory deemed repatriation of foreign earnings. The transition tax is based on total post-1986 earnings and profits which were previously deferred from U.S. income taxes. At December 31, 2018, the Company did not have any undistributed earnings of our foreign subsidiaries. As a result, no additional income or withholding taxes have been provided for. The Company does not anticipate any impacts of the global intangible low taxed income (“GILTI”) and base erosion anti-abuse tax (“BEAT”) and as such, the Company has not recorded any impact associated with either GILTI or BEAT. The change in tax law required the Company to remeasure existing net deferred tax assets using the lower rate in the period of enactment resulting in an income tax expense of approximately $6.8 million which is fully offset by the corresponding tax benefit of $6.8 million from the reduction in the valuation allowance in the year ended December 31, 2017.

SAB 118 recognizes that a registrant’s review of certain income tax effects of the Tax Act may be incomplete at the time financial statements are issued for the reporting period that includes the enactment date, including interim periods therein. Specifically, SAB 118 allows a company to report provisional estimates in the reporting period that includes the enactment date if the company does not have the necessary information available, prepared, or fully analyzed for certain income tax effects of the Tax Act. The provisional estimates would be adjusted during a measurement period not to exceed 12 months from the enactment date of the Tax Act, at which time the accounting for the income tax effects of the Tax Act is required to be completed. The Company has completed its accounting for the income tax effects of the enactment of the Tax Act and made no changes to the provisional amounts previously recorded.

F-54

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

14. RELATED PARTY TRANSACTIONS

Assets

Accounts receivable – related parties of $71,650 and $851,016 at December 31, 2018 and 2017, respectively, represents the net realizable value of advances made to related, but independent, entities under common management, of which $4,644 and $724,591 represents amounts owed to the Company in connection with expense sharing agreements as described below.

See Note 8 – Investments and Fair Value of Financial Instruments, for a discussion of the Company’s investment in warrants of a related, but independent, entity.

Expense Sharing

On April 1, 2010, the Company entered into an agreement with a related, but independent, entity under common management, of which GGH’s Chief Executive Officer (“CEO”) is Chairman and Chief Executive Officer, and GGH’s Chief Financial Officer (“CFO”) is Chief Financial Officer, to share expenses such as office space, support staff and other operating expenses. The agreement was amended on January 1, 2017 to reflect the current use of personnel, office space, professional services. During the years ended December 31, 2018 and 2017, the Company recorded a contra-expense of $437,074 and $342,299, respectively, related to the reimbursement of general and administrative expenses as a result of the agreement. The entity owed $4,644 and $724,591, respectively, as of December 31, 2018 and 2017, under such and similar prior agreements.

The Company had an expense sharing agreement with a different related entity to share expenses such as office space and other clerical services which was terminated in August 2017. The owners of more than 5% of that entity include (i) GGH’s chairman, and (ii) a more than 5% owner of GGH. During each of the years ended December 31, 2018 and 2017, the Company was entitled to receive $0 and $10,640, respectively, in reimbursement of general and administrative expenses as a result of the agreement. The entity owed $396,116 to the Company under the expense sharing agreement at each of December 31, 2018 and 2017 of which the entire balance is deemed unrecoverable and reserved.

15. BENEFIT CONTRIBUTION PLAN

The Company sponsors a 401(k) profit-sharing plan (“401(k) Plan”) that covers substantially all of its employees in the United States. The 401(k) Plan provides for a discretionary annual contribution, which is allocated in proportion to compensation. In addition, each participant may elect to contribute to the 401(k) Plan by way of a salary deduction.

A participant is always fully vested in their account, including the Company’s contribution. For the years ended December 31, 2018 and 2017, the Company recorded a charge associated with its contribution of $63,414 and $81,399, respectively. This charge has been included as a component of general and administrative expenses in the accompanying consolidated statements of operations. The Company issues shares of its common stock to settle these obligations based on the fair market value of its common stock on the date the shares are issued (shares were issued at $0.70 and $1.09 per share during 2018 and 2017, respectively.)

F-55

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

16. TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIENCY

Amended and Restated Certification of Designation

On February 28, 2017, the Company filed an Amended and Restated Certificate of Designation with the Secretary of State of the state of Delaware, decreasing the number of shares of the Company’s preferred stock designated as Series A Convertible Preferred Stock to 10,097,330 shares.

Authorized Shares

The Company is authorized to issue up to 80,000,000 shares of common stock, $0.01 par value per share effective September 30, 2013. As of December 31, 2018 and 2017, there were 46,738,532 and 43,067,546 shares of common stock issued, and 46,687,999 and 43,063,135 shares outstanding, respectively.

The Company is authorized to issue up to 11,000,000 shares of preferred stock, $0.01 par value per share, of which 10,097,330 shares are designated as Series A convertible preferred stock, and 902,670 shares are designated as Series B convertible preferred stock. As of December 31, 2018, and 2017, respectively, there were 902,670 shares of Series B preferred stock outstanding. There were no shares of Series A preferred stock outstanding at December 31, 2018 or 2017, and no additional shares of Series A preferred stock are available to be issued.

Equity Incentive Plans

The Company’s 2008 Equity Incentive Plan, as amended (the “2008 Plan”), was approved by the Company’s Board and stockholders on August 25, 2008. The 2008 Plan provided for grants for the purchase of up to an aggregate 9,000,000 shares, including incentive and non-qualified stock options, restricted and unrestricted stock, loans and grants, and performance awards. As of December 31, 2018, there are 0 shares available for issuance under the 2008 Plan.

On July 11, 2016, the Board of Directors adopted the 2016 Stock Option Plan (the “2016 Plan”), which was approved by the Company’s shareholders on September 28, 2017. Under the 2016 Plan, 1,224,308 shares of common stock of the Company were authorized for issuance, with an automatic annual increase on January 1 of each year equal to 2.5% of the total number of shares of common stock outstanding on such date, on a fully diluted basis. During the years ended December 31, 2018 and 2017, options for the exercise of 1,500,000 and 1,395,000 shares were granted under the 2016 plan, and as of December 31, 2018, there are 0 shares available for issuance under the 2016 Plan.

On July 27, 2018, the Board of Directors determined that no additional awards shall be granted under the Company’s 2008 Equity Incentive Plan, as amended (the “2008 Plan”) or the 2016 Stock Option Plan (the “2016 Plan”), and that no additional shares will be automatically reserved for issuance on each January 1 under the evergreen provision of the 2016 Plan.

F-56

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

On July 27, 2018, the Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved by the Company’s shareholders on September 28, 2018. The 2018 Plan provides for grants for the purchase of up to an aggregate of 1,500,000 shares, including incentive and non-qualified stock options, restricted and unrestricted stock, loans and grants, and performance awards. The number of shares available under the 2018 Plan will automatically increase on January 1 of each year by the amount equal to 2.5% of the total number of shares outstanding on such date, on a fully diluted basis. Further, any shares subject to an award issued under the 2018 Plan, the 2016 Plan or the 2008 Plan that are canceled, forfeited or expired shall be added to the total number of shares available under the 2018 Plan. On September 20, 2018, the Company granted options for the purchase of 1,500,000 shares of common stock under the 2018 Plan (see Stock Options, below) such that 0 shares were available to be issued under the 2018 Plan as of December 31, 2018. On January 1, 2019, the number of shares available under the plan was automatically increased by 1,394,131 shares, and on January 31, 2019, 1,350,000 options were granted under the 2018 Plan, such that a total of 44,131 shares are currently available to be issued under the plan.

Under the 2018 Plan, awards may be granted to employees, consultants, independent contractors, officers and directors or any affiliate of the Company as determined by the Board of Directors. The maximum term of any award granted under the 2018 shall be ten years from the date of grant, and the exercise price of any award shall not be less than the fair value of the Company’s stock on the date of grant, except that any incentive stock option granted under the 2018 Plan to a person owning more than 10% of the total combined voting power of the Company’s common stock must be exercisable at a price of no less than 110% of the fair market value per share on the date of grant.

On October 5, 2018, GGH, as the sole stockholder of GG, and the Board of Directors of GG approved the Gaucho 2018 Equity Incentive Plan (the “2018 Gaucho Plan”). The 2018 Gaucho Plan provides for grants for the purchase of up to an aggregate of 8,000,000 shares of GG’s common stock, including incentive and non-qualified stock options, restricted stock, performance awards and other stock-based awards. On December 18, 2018, the Company granted options for the purchase of 6,495,000 shares of GG’s common stock. As of December 31, 2018, there are 1,505,000 shares of GG’s common stock available to be issued under the 2018 Gaucho Plan.

Series B Preferred Stock

On February 28, 2017, the Company filed a Certificate of Designation with the Secretary of State of the state of Delaware, designating 902,670 shares of the Company’s preferred stock as Series B Convertible Preferred Stock (“Series B”) at a par value of $0.01 per share.

The Series B shares were offered for sale to accredited investors pursuant to a private placement memorandum dated March 1, 2017. The offering ended on December 4, 2017. During the year ended December 31, 2017, the Company sold 775,931 shares of Series B at $10.00 per share for gross proceeds of $7,759,500 and issued 126,739 shares of Series B in connection with the conversion of certain convertible promissory notes (see Note 12 – Convertible Debt Obligations).

F-57

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

The Series B stockholders are entitled to cumulative cash dividends at an annual rate of 8% of the Series B liquidation value (equal to face value of $10 per share), as defined, payable when, as and if declared by the Board of Directors. Cumulative dividends earned by the Series B stockholders were $724,108 and $345,079 during the years ended December 31, 2018 and 2017, respectively. During 2018, the Company’s Board of Directors declared dividends in the amount of $474,719. During 2018, the Company issued 378,193 shares of common stock valued at $0.70 per share, or $264,272, in satisfaction of certain dividends payable and paid cash dividends of $127,502. Dividends payable of $85,945 are included in the current portion of other liabilities at December 31, 2018. Cumulative unpaid dividends in arrears related to the Series B totaled $546,355 and $284,564 as of December 31, 2018 and 2017, respectively.

Each share of Series B stock is entitled the number of votes determined by dividing $10 by the fair market value of the Company’s common stock on the date that the Series B shares were issued, up to a maximum of ten votes per share of Series B stock. Each Series B share is convertible at the option of the holder into 10 shares of the Company’s common stock and is automatically converted into common stock upon the uplisting of the Company’s common stock to a national securities exchange. On the second anniversary of the December 4, 2017 termination of the Series B offering, if the Series B has not previously automatically converted to common stock upon the uplisting of the Company’s common stock to a national exchange, the Company will redeem all then-outstanding Series B shares at a price equal to the liquidation value of $10 per share, plus all unpaid accrued and accumulated dividends. As a result of this redemption feature and the fact that the Series B shares contain a substantive conversion option, the Series B shares are classified as temporary equity.

Common Stock

On January 7, 2017, the Company issued 25,000 shares of common stock at $2.00 per share for gross cash proceeds of $50,000 and paid $5,000 of placement agent fees and issued warrants to purchase 2,500 shares of common stock at an exercise price of $2.00 per share related to this transaction.

On or about January 17, 2017, at the request of the investor, the Company cancelled 2,500 shares of its common stock previously issued to one accredited investor and refunded the investor the full purchase price of the securities, which was $5,000. Warrants to purchase 250 shares of common stock and commissions in the amount of $500 were returned by DPEC Capital, Inc. to the Company.

On March 31, 2017, the Company issued 67,770 shares of common stock at $1.09 per share to settle its 2016 obligation, (an aggregate of $73,868) representing the Company’s 401(k) matching contributions to the Company’s 401(k) profit-sharing plan.

On July 1, 2017, the Company issued 62,270 shares of its common stock valued in the aggregate at $124,539 to refund a real estate lot sale deposit in the amount of $82,500, which had been recorded as deferred revenue, and recorded $42,039 of interest expense related to this transaction.

During March 2018, the Company issued 116,284 shares of common stock at $0.70 per share to settle its 2017 obligation, (an aggregate of $81,399) representing the Company’s 401(k) matching contributions to the Company’s 401(k) profit-sharing plan.

During the year ended December 31, 2018, the Company sold 1,890,993 shares of common stock at $0.70 per share for aggregate proceeds of $1,323,695.

F-58

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

During the year ended December 31, 2018, the Company issued 378,193 shares of common stock in satisfaction of preferred stock dividends (see Series B Preferred Stock, above), and 1,285,517 shares of common stock in satisfaction of convertible debt obligations (see Note 12 – Convertible Debt Obligations).

Treasury Stock

On May 19, 2018, a former employee transferred 46,122 shares of the Company’s common stock to the Company, as payment of a $32,285 receivable from the former employee.

Accumulated Other Comprehensive Loss

For years ended December 31, 2018 and 2017, the Company recorded $2,314,409 and $336,568, respectively, of foreign currency translation adjustments as accumulated other comprehensive income (loss), primarily related to fluctuations in the Argentine peso to United States dollar exchange rates (see Note 3 – Summary of Significant Accounting Policies, Highly Inflationary Status in Argentina).

Warrants

On January 7, 2017, in connection with the sale of its equity securities, the Company issued five-year warrants to its subsidiary, DPEC Capital who acted as placement agent, for the purchase of 2,500 shares of its common stock at $2.00 per share. On January 17, 2017, due to the refund to an investor, warrants to purchase 250 shares of common stock and commissions in the amount of $500 were returned by DPEC Capital, Inc. to the Company. CAP, in turn, awarded such warrants to its registered representatives and recorded $1,105 of stock-based compensation for the year ended December 31, 2017, within discontinued operations in the accompanying statement of operations (see Note 4 – Discontinued Operations).

No warrants were granted during the year ended December 31, 2018. Warrants granted during the year ended December 31, 2017 had a weighted average grant date value of $0.52, valued using the Black-Scholes pricing model, with the following assumptions:

Risk free interest rate	1.92%
Expected term (years)	5.00
Expected volatility	44.0%
Expected dividends	0.0%
Forfeiture rate	5.0%

F-59

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

The expected term of warrants represents the contractual term of the warrant. Given that the Company’s shares were not publicly traded through September 23, 2016, the Company developed an expected volatility based on a review of the historical volatilities, over a period of time equivalent to the contractual term of the warrant, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the contractual term of the warrants.

A summary of warrants activity during the years ended December 31, 2018 and 2017 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Intrinsic Value
Outstanding, December 31, 2016	1,901,480	$2.20
Issued	2,250	2.00
Exercised	-	-
Cancelled	(438,434)	2.30
Outstanding, December 31, 2017	1,465,296	2.17
Issued	-
Exercised	-
Cancelled	(235,666)	2.30
Outstanding, December 31, 2018	1,229,630	$2.15	1.9	$-

Exercisable, December 31, 2018	1,229,630	$2.15	1.9	$-

A summary of outstanding and exercisable warrants as of December 31, 2018 is presented below:

Warrants Outstanding			Warrants Exercisable
Exercise Price	Exercisable Into	Outstanding Number of Warrants	Weighted Average Remaining Life in Years	Exercisable Number of Warrants
$2.00	Common Stock	741,879	2.0	741,879
$2.30	Common Stock	299,444	0.5	299,444
$2.50	Common Stock	188,307	2.2	188,307
	Total	1,229,630		1,229,630

F-60

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

Stock Options

On November 17, 2017, the Company granted five-year options for the purchase of 1,395,000 shares of the Company’s common stock under the 2016 Plan, of which options for the purchase of an aggregate of 940,000 shares of common stock were granted to certain employees of the Company, options for the purchase of an aggregate of 100,000 shares of common stock were granted to two members of the Board of Directors, and options for the purchase 355,000 shares of common stock were granted to Company consultants. The options had an exercise price of $1.10 per share and vest 25% at the first anniversary of date of grant, with the remaining shares vesting ratably on a quarterly basis over the following three years. The options had an aggregate grant date fair value of $452,120, of which options granted to employees and members of the Board of Directors had a grant date fair value of $337,064, which will be recognized ratably over the vesting period, and options granted to consultants had an aggregate grant date fair value of $115,056, which was re-measured on financial reporting dates and vesting dates using the Black Scholes model. Upon the adoption of the ASU 2018-07 on July 1, 2018, the Company remeasured the fair value of all outstanding stock options that had been granted to non-employees. Pursuant to ASU 2018-07, existing stock options granted to non-employees will no longer be revalued.

On February 12, 2018, the Company granted five-year options for the purchase of 1,330,000 shares of the Company’s common stock under the 2016 Plan, to certain employees of the Company. The options had an exercise price of $0.77 per share and vest 25% at the first anniversary of date of grant, with the remaining shares vesting ratably on a quarterly basis over the following three years. The options had an aggregate grant date fair value of $623,011, which will be recognized ratably over the vesting period.

On September 20, 2018, the Company granted five-year options for the purchase of 1,500,000 shares of the Company’s common stock under the 2018 Plan, of which options for the purchase of 1,350,000 shares of the Company’s common stock were granted to certain employees of the Company and options for the purchase of 150,000 shares of the Company’s common stock were granted to consultants. The options had an exercise price of $0.539 per share and vest 25% at the first anniversary of date of grant, with the remaining shares vesting ratably on a quarterly basis over the following three years. The options had an aggregate grant date fair value of $253,023, which will be recognized ratably over the vesting period.

The Company has computed the fair value of options granted using the Black-Scholes option pricing model. The weighted average grant date fair value per share of options granted during the years ended December 31, 2018 and 2017 was $0.10 and $0.32, respectively. Assumptions used in applying the Black-Scholes option pricing model during years ended December 31, 2018 and 2017, respectively, are as follows:

	For the Years Ended
	December 31,
	2018	2017
Risk free interest rate	2.96%	2.06%
Expected term (years)	3.6 - 5.0	3.5-4.5
Expected volatility	43.53%	42.30%
Expected dividends	0.00%	0.00%

F-61

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

Until September 23, 2016, there was no public trading market for the shares of GGH common stock underlying the Company’s 2001 Plan and 2008 Plan and 2016 Plan. Accordingly, the fair value of the GGH common stock was estimated by management based on observations of the cash sales prices of GGH equity securities. Forfeitures are estimated at the time of valuation and reduce expense ratably over the vesting period. This estimate will be adjusted periodically based on the extent to which actual forfeitures differ, or are expected to differ, from the previous estimate, when it is material. The expected term of options granted to consultants represents the contractual term, whereas the expected term of options granted to employees and directors was estimated based upon the “simplified” method for “plain-vanilla” options. Given that the Company’s shares were not publicly traded, the Company developed an expected volatility based on a review of the historical volatilities, over a period of time equivalent to the expected term of the options, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the options. The Company estimated forfeitures related to options at an annual rate of 5% for options outstanding at December 31, 2018. There were 2,830,000 and 1,395,000 stock options granted during the years ended December 31, 2018 and 2017, respectively.

During the years ended December 31, 2018 and 2017, the Company recorded stock-based compensation expense of $716,249 and $622,802, respectively, related to stock option grants, which is reflected as general and administrative expenses (classified in the same manner as the grantees’ wage compensation) in the consolidated statements of operations. As of December 31, 2018, there was $1,049,807 of unrecognized stock-based compensation expense related to stock option grants that will be amortized over a weighted average period of 2.78 years.

A summary of options activity during the years ended December 31, 2018 and 2017 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Intrinsic Value

Outstanding, December 31, 2016	8,024,265	2.39
Granted	1,395,000	1.10
Exercised	-	-
Expired	(75,000)	3.85
Forfeited	(110,000)	2.39
Outstanding, December 31, 2017	9,234,265	2.18
Granted	2,830,000	0.65
Exercised	-	-
Expired	(2,505,000)	2.49
Forfeited	(60,000)	1.62
Outstanding, December 31, 2018	9,499,265	$1.65	2.5	$-

Exercisable, December 31, 2018	5,232,035	$2.25	1.3	$-

F-62

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

The following table presents information related to stock options as of December 31, 2018:

Options Outstanding		Options Exercisable
Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life in Years	Exercisable Number of Options

$0.54	1,500,000	-	0
$0.77	1,320,000	-	0
$1.10	1,370,000	3.9	342,500
$2.20	3,071,890	1.5	2,679,160
$2.48	2,237,375	0.7	2,210,375
	9,499,265	1.3	5,232,035

17. COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is involved in litigation and arbitrations from time to time in the ordinary course of business. The Company does not believe that the outcome of any such pending or threatened litigation will have a material adverse effect on its financial condition or results of operations. However, as is inherent in legal proceedings, there is a risk that an unpredictable decision adverse to the Company could be reached. The Company records legal costs associated with loss contingencies as incurred. Settlements are accrued when, and if, they become probable and estimable.

Employment Agreement

On September 28, 2015, we entered into an employment agreement with Scott Mathis, our CEO (the “Employment Agreement”). Among other things, the agreement provides for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on the Mr. Mathis’ annual sales of GGH common stock. Mr. Mathis is subject to a covenant not to compete during the term of the agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CEO for good reason, in accordance with the terms of the agreement. On September 20, 2018, the Board of Directors extended the Employment Agreement on the same terms for a period of 120 days. On January 31, 2019, the Board of Directors of the Company extended Scott Mathis’ employment agreement through April 30, 2019. All other terms of the Employment Agreement remain the same.

F-63

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

Importer Agreement

The Company entered into an agreement (the “Importer Agreement”) with an importer (the “Importer”) effective June 1, 2016, pursuant to which the Company has engaged the Importer as its sole and exclusive importer, distributor and marketing agent of wine in the United States for certain minimum sales quantities at prices mutually agreed upon by the Company and the Importer. The Importer Agreement terminates on December 31, 2020 and is automatically renewable for an indefinite number of successive three-year terms, unless terminated by the Company or the Importer for cause, as defined in the Importer Agreement.

Lease Commitments

The Company leases office space in New York City under an operating lease (as amended) which expires on August 31, 2020. Rent expense for this property was $211,271 and $192,237 for the years ended December 31, 2018 and 2017, respectively, net of expense allocation to affiliates (see Note 14 – Related Party Transactions – Expense Sharing).

Future minimum payments on this operating lease are as follows:

For the Years Ending
December 31,	Amount

2019	$240,376
2020	163,424
Total	$403,800

Reverse Stock Split

On December 12, 2017, the Company’s Board of Directors approved a five-for-one reverse stock split, to be effective upon the Company’s uplisting to a national stock exchange.

18. SUBSEQUENT EVENTS

Stock Options

On January 31, 2019, the Board of Directors of GGH granted options to certain employees as consideration for their services to GGH, which included options to acquire 450,000 shares of common stock to GGH’s Chief Executive Officer and options to acquire 75,000 shares to GGH’s Chief Financial Officer all at an exercise price of $0.385 per share. The options vest 25% at the first anniversary of the date of grant, with the remaining 75% vesting in equal quarterly installments over the following three years. The options expire on January 31, 2024.

In addition, in connection with services provided by two members of the Board of Directors of GGH, the Board also granted options to acquire 50,000 shares of common stock of the Company at an exercise price of $0.385 per share. The options vest 25% at the first anniversary of the date of grant, with the remaining 75% vesting in equal quarterly installments over the following three years. The options expire on January 31, 2024.

F-64

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY ALGODON GROUP, INC)

Notes to Consolidated Financial Statements

Gaucho Notes

In January 2019, management of GG gave the option to the noteholders of extending the maturity date from December 31, 2018 to March 31, 2019 of their specific convertible promissory notes. All of the noteholders retain their right, but not the obligation, to convert the principal amount of the note plus accrued interest into GG common stock at a 20% discount to the share price in a future offering of common stock by GG. As of February 11, 2019, all noteholders representing have agreed to the extension of the maturity date on their convertible notes, except for noteholders holding notes in the amount of $10,500 which have matured.

Between January 1, 2019 and March 4, 2019, GG has sold convertible promissory notes in the total amount of $751,000 to accredited investors. The maturity date of the notes is March 31, 2019, and at the option of the holder, the principal amount of the note plus accrued interest can be converted into GG common stock at a 20% discount to the share price in a future offering of common stock by GG.

On March 13, 2019, the Company issued 181,185 shares of common stock at $0.35 per share to employees for the year ended December 31, 2018 of the 401(k) profit sharing plan.

Common Stock

Between February 8, 2019 and March 27, 2019, GGH sold a total of 2,527,857 shares of its common stock to accredited investors for total gross proceeds of $884,750.

Management has evaluated all subsequent events to determine if events or transactions occurring through the date that the consolidated financial statements were issued, require adjustment to or disclosure in the consolidated financial statements.

Foreign Currency Exchange Rates

The Argentine Peso to United States Dollar exchange rate was 43.370, 37.569 and 18.593 at March 31, 2019, December 31, 2018 and December 31, 2017, respectively.

F-65

PROSPECTUS

Gaucho Group Holdings, Inc.

Offering of Common Stock

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	NQ

Book-runner

                  , 2019

Through and including                 , 2019 (the 25 th day after the date of this Offering), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Company, other than underwriting discounts and commissions, upon the completion of this Offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Approximate Amount
SEC registration fee	$1,309
FINRA filing fee	1,880
Nasdaq Capital Market initial listing fee	55,000
Legal fees and expenses	200,000
Accounting fees and expenses	100,000
Transfer agent and registrar fees	10,000
Miscellaneous	100,000

Total	$468,189

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorney’s fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware.

II-1

Our amended and restated certificate of incorporation provides for the indemnification of our directors to the fullest extent permissible under Delaware General Corporation Law. Our amended and restated bylaws provide for the indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, we maintain insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as officers and directors of the Company.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of all securities that we have sold in the past three years, since January 1, 2016 without registration under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with sales of its common stock in 2015, the Company issued warrants during the first three months of 2016 to purchase 98,378 shares of common stock at $2.50 per share to DPEC Capital, Inc., the Company’s registered broker dealer subsidiary who acted as placement agent in connection with the share issuances. DPEC Capital, Inc., in turn, awarded such warrants to its registered representatives who all had sufficient knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of investment in the Company and able to bear the risk of loss. For this sale of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On or about January 11, 2016, the Company issued 350,000 shares of common stock subject to vesting to Maxim Group LLC (“Maxim”), an accredited investor, in connection with the entry into agreement with Maxim for general financial advisory and investment banking services. For this sale of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. No Form D was filed with the SEC for this transaction.

On January 1, 2016, the Company issued 37,700 shares of the Company’s common stock at $2.00 per share in consideration of principal and interest of $50,000 and $25,433, respectively, related to the 12.5% Notes to accredited investors. For this sale of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. A Form D was filed for these transactions on October 22, 2014.

During the three months ended March 31, 2016, the Company issued 1,140,644 common shares at $2.50 per share to accredited investors for cash proceeds of $2,851,610. Commissions in the form of cash of 10% of the cash proceeds raised and warrants to purchase 10% of the total common shares sold at $2.50 per share were paid to DPEC Capital, Inc., the Company’s registered broker dealer subsidiary who acted as placement agent in connection with these share issuances. DPEC Capital, Inc., in turn, awarded such warrants to its registered representatives who all had sufficient knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of investment in the Company and able to bear the risk of loss. For this sale of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. A Form D was filed with the SEC on October 8, 2015.

During the three months ended March 31, 2016, the Company issued 30,700 shares of common stock at $2.50 per share to employees for the 401(k) profit sharing plan. For this sale of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. No Form D was filed with the SEC for this transaction.

II-2

Between April 1, 2016 and May 31, 2016, the Company issued 467,556 shares of its common stock at a price of $2.50 per share to accredited investors in a private placement transaction for gross proceeds of $1,168,890. Commissions in the form of cash of 10% of the cash proceeds raised and warrants to purchase 10% of the total common shares sold at $2.50 per share were paid to DPEC Capital, Inc., the Company’s registered broker dealer subsidiary who acted as placement agent in connection with these share issuances. DPEC Capital, Inc., in turn, awarded such warrants to its registered representatives. The investors and registered representatives all had sufficient knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of investment in the Company and able to bear the risk of loss. For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. No general solicitation was used in this offering. A Form D was filed on October 8, 2015.

On April 18, 2016, in connection with an investor relations consulting agreement, the Company issued a warrant to MZHCI LLC, an accredited investor, to purchase up to 75,000 shares of common stock of the Company at an exercise price of $2.50, a term of three years, and a cashless exercise option. For this sale of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. No Form D was filed with the SEC for this transaction.

Effective May 31, 2016, the Board of Directors of the Company approved a reduction in price from $2.50 per share to $2.00 per share of all shares of common stock issued to accredited investors pursuant to private placement transactions from October 6, 2015 through May 31, 2016. The Company issued total of 470,765 shares of additional common stock to those investors for no additional consideration at a price of $2.50 per share, in order to effectively reduce the per share price to $2.00 per share. In addition, DPEC Capital, Inc. was issued 47,077 additional warrants which it, in turn, awarded such warrants to its registered representatives. For this issuance of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

Between June 1, 2016 and June 30, 2016, the Company issued 105,000 shares of its common stock at a price of $2.00 per share to accredited investors in a private placement transaction for gross proceeds of $210,000. Commissions in the form of cash of 10% of the cash proceeds raised and warrants to purchase 10% of the total common shares sold at $2.00 per share were paid to DPEC Capital, Inc., the Company’s registered broker dealer subsidiary who acted as placement agent in connection with these share issuances. DPEC Capital, Inc., in turn, awarded such warrants to its registered representatives. The investors and registered representatives all had sufficient knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of investment in the Company and able to bear the risk of loss. For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. No general solicitation was used in this offering. A Form D was filed on October 8, 2015.

During the three months ended September 30, 2016, the Company issued 658,539 shares of its common stock for $2.00 per share to accredited investors in a private placement transaction for gross proceeds of $1,317,078. No general solicitation was used in this offering. For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. Commissions in the form of cash of 10% of the cash proceeds raised and warrants to purchase 10% of the total common shares sold at $2.00 per share were paid to DPEC Capital, Inc., the Company’s registered broker dealer subsidiary who acted as placement agent in connection with these share issuances. DPEC Capital, Inc., in turn, awarded such warrants to its registered representatives who all had sufficient knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of investment in the Company and able to bear the risk of loss. An initial Form D was filed with the SEC on October 8, 2015 and an amended Form D was filed on December 8, 2016.

On October 20, 2016, the Company granted five-year options for the purchase of 100,000 shares of the Company’s common stock to an employee of the Company and five-year options for the purchase of an aggregate 400,000 shares of the Company’s common stock to Company consultants, under the 2016 Plan, at an exercise price of $2.20 per share. No general solicitation was used in this offering and options were granted to employees and consultants who all had sufficient knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of investment in the Company and able to bear the risk of loss. For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act with respect to transactions by an issuer not involving any public offering.

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During the three months ended December 31, 2016, the Company issued 775,136 shares of its common stock for $2.00 per share to accredited investors in a private placement transaction for gross proceeds of $1,550,271. No general solicitation was used in this offering. For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. Commissions in the form of cash of 10% of the cash proceeds raised and warrants to purchase 10% of the total common shares sold at $2.00 per share were paid to DPEC Capital, Inc., the Company’s registered broker dealer subsidiary who acted as placement agent in connection with these share issuances. DPEC Capital, Inc., in turn, awarded such warrants to its registered representatives who all had sufficient knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of investment in the Company and able to bear the risk of loss. An initial Form D was filed with the SEC on October 8, 2015 and an amended Form D was filed on December 8, 2016.

On January 7, 2017, the Company issued 25,000 common shares at $2.00 per share to accredited investors for cash proceeds of $50,000, and paid DPEC Capital Inc. cash commissions in the amount of $5,000 and warrants to purchase 2,500 shares of common stock at an exercise price of $2.00 per share. DPEC Capital, Inc., in turn, awarded such warrants to its registered representatives. For this sale of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. A Form D was filed with the SEC on October 8, 2015 and an amended Form D was filed on December 8, 2016.

On or about January 17, 2017, at the request of the investor, the Company cancelled 2,500 shares of its common stock previously issued to one accredited investor and refunded the investor the full purchase price of the securities, which was $5,000. Warrants to purchase 250 shares of common stock and commissions in the amount of $500 were returned by DPEC Capital, Inc. to the Company.

Between January 27, 2017 and February 27, 2017, the Company sold convertible promissory notes to accredited investors in for total gross proceeds to the Company of $1,260,000. The notes have a 90-day maturity, and pay 8% annual interest. The principal amount of each note plus accrued interest are convertible into preferred shares. The investors all had sufficient knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of investment in the Company and able to bear the risk of loss. For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. No general solicitation was used in this offering and no commissions were paid. A Form D was filed on February 27, 2017 and the offering was terminated on the same day.

For the three months ending March 31, 2017, the Company issued 28,500 shares of its Series B Preferred Shares for $10.00 per share to one accredited investor in a private placement transaction for gross proceeds of $285,000. Series B Preferred Shares feature an 8% annual dividend and will be subject to certain rights and obligations to convert to common shares on a ten to one basis. No general solicitation was used in this offering. For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. No commissions were paid in connection with the transaction. An initial Form D was filed with the SEC on April 7, 2017.

On March 31, 2017, the Company issued 126,739 shares of Series B convertible preferred stock to accredited investors upon the conversion of principal and interest on the notes, totaling, in the aggregate, $1,267,234. Holders of Series B Preferred will be entitled to, among other things, an annual dividend, liquidation preference, conversion to common stock of the Company upon certain events, redemption if not previously converted to common stock, and voting privileges. For this sale of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. A Form D was filed with the SEC on February 27, 2017, amended and filed with the SEC on August 15, 2017, and amended again and filed with the SEC on December 7, 2017.

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On March 31, 2017, the Company issued 67,770 shares of common stock at $1.08 per share to employees for the year ended December 31, 2016 of the 401(k) profit sharing plan and issued 30,700 shares of common stock at $2.50 per share to employees for the year ended December 31, 2015 of the 401(k) profit sharing plan. For these sales of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

For the three months ending June 30, 2017, the Company issued 325,421 shares of its Series B Preferred Shares for $10.00 per share to one accredited investor in a private placement transaction for gross proceeds of $3,254,210. Series B Preferred Shares feature an 8% annual dividend and will be subject to certain rights and obligations to convert to common shares on a ten to one basis. No general solicitation was used in this offering. For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. No commissions were paid in connection with the transaction. An initial Form D was filed with the SEC on April 7, 2017, an amended Form D was filed on June 15, 2017, an amended Form D was filed on June 29, 2017, and an amended Form D was filed on July 27, 2017.

Between March 1, 2017 and December 4, 2017, the Company sold 775,931 shares of Series B convertible preferred stock at $10.00 per share for gross proceeds of $7,759,500 to accredited investors. Holders of Series B Preferred will be entitled to, among other things, an annual dividend, liquidation preference, conversion to common stock of the Company upon certain events, redemption if not previously converted to common stock, and voting privileges. For this sale of securities, no general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. An initial Form D was filed on April 7, 2017, an amended Form D was filed on June 15, 2017, an amended Form D was filed on June 29, 2017, an amended Form D was filed on July 12, 2017, an amended Form D was filed on July 27, 2017, an amended Form D was filed on September 13, 2017, an amended Form D was filed on October 11, 2017, an amended Form D was filed on November 15, 2017, and an amended Form D was filed on December 7, 2017.

On July 1, 2017, the Company issued 62,270 shares of its common stock valued in the aggregate at $124,539 to an accredited investor to refund a real estate lot sale deposit in the amount of $82,500, which had been recorded as deferred revenue, and recorded $42,039 of interest expense related to this transaction. For this issuance of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

For the three months ending September 30, 2017, the Company issued 281,312 shares of its Series B Preferred Shares for $10.00 per share to one accredited investor in a private placement transaction for gross proceeds of $2,813,120. Series B Preferred Shares feature an 8% annual dividend and will be subject to certain rights and obligations to convert to common shares on a ten to one basis. No general solicitation was used in this offering. For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. No commissions were paid in connection with the transaction. An initial Form D was filed with the SEC on April 7, 2017, an amended Form D was filed on June 15, 2017, an amended Form D was filed on June 29, 2017, an amended Form D was filed on July 27, 2017, an amended Form D was filed on September 13, 2017, and an amended Form D was filed on October 11, 2017.

For the three months ended December 31, 2017, the Company sold 140,698 shares of Series B convertible preferred stock at $10.00 per share for gross proceeds of $1,406,980 to accredited investors. Holders of Series B Preferred will be entitled to, among other things, an annual dividend, liquidation preference, conversion to common stock of the Company upon certain events, redemption if not previously converted to common stock, and voting privileges. For this sale of securities, no general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. An initial Form D was filed on April 7, 2017, an amended Form D was filed on June 15, 2017, an amended Form D was filed on June 29, 2017, an amended Form D was filed on July 12, 2017, an amended Form D was filed on July 27, 2017, an amended Form D was filed on September 13, 2017, an amended Form D was filed on October 11, 2017, an amended Form D was filed on November 15, 2017, and an amended Form D was filed on December 7, 2017.

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On December 31, 2017, the Company sold a convertible promissory note (the “2017 Notes”) in the amount of $20,000 to an accredited investor. The note has a 90-day maturity, bears interest at 8% per annum and is convertible into the Company’s common stock at a 10% discount to the price used for the sale of the Company’s common stock in the Company’s next private placement offering This provision resulted in a contingent beneficial conversion feature which will be recognized when the private placement offering commences and the contingency is resolved. For this issuance of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

Between February 2, 2018 and April 26, 2018, the Company sold additional 2017 Notes in the amount of $2,026,730 to accredited investors. The 2017 Notes have a 90-day maturity, bear interest at 8% per annum and are convertible into the Company’s common stock at a at a 10% discount to the price used for the sale of the Company’s common stock in the Company’s next private placement offering. On June 30, 2018, a total of 1,285,517 shares of common stock were issued to certain holders of 2017 Notes who were accredited investors upon conversion of certain of the 2017 Notes representing $809,875 of principal and accrued interest. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. A Form D was filed with the SEC on May 23, 2018. The remaining principal balance owed on the Convertible Notes of $1,251,854 is past due as of December 31, 2018.

On February 12, 2018, the Company granted options to purchase of 1,330,000 shares of common stock at an exercise price of $0.77 to certain employees under the 2016 Stock Option Plan. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2).

During March 2018, the Company issued 116,284 shares of common stock at $0.70 per share in settlement of its matching obligations for the year ended December 31, 2017 under the Company’s 401(k) profit sharing plan. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On March 20, 2018, the Company declared a dividend for holders of Series B convertible preferred stock (the “Series B Preferred”) covering the third and fourth quarters of 2017. On May 14, 2018, the Board declared a dividend for the Series B Preferred covering the first quarter of 2018. The Board approved payment of the declared dividends for each of the three quarters either in cash or in shares of common stock. For this issuance of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On June 18, 2018, the Company issued 156,038 shares of common stock in connection with the payment of a dividend to certain holders of Series B Preferred totaling $109,225 in lieu of cash. On June 30, 2018, the Company issued 222,155 shares of common stock in connection with the payment of a dividend to certain holders of Series B Preferred totaling $153,241 in lieu of cash. All holders of Series B Preferred receiving the common stock in lieu of cash were accredited investors. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed on June 25, 2018 with the Securities and Exchange Commission and an amended Form D was filed with the SEC on July 16, 2018.

Between June 30, 2018 and September 11, 2018, the Company sold 1,890,993 shares of common stock to accredited investors for gross proceeds of $1,323,695 pursuant to a private placement. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on July 17, 2018, an amended Form D was filed with the SEC on August 1, 2018, and a second amended Form D was filed with the SEC on September 17, 2018.

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Between July 11, 2018 and December 31, 2018, the Company’s wholly-owned subsidiary at the time, GGI, sold convertible promissory notes in the amount of $1,480,800 to accredited investors (the “GGI Notes”). The maturity date of the GGI Notes is December 31, 2018, and at the option of the holder, the principal amount of the note plus accrued interest can be converted into GGI common stock at a 20% discount to the share price in a future offering of common stock by GGI. No general solicitation was used, no commissions were paid, and GGI relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on September 18, 2018, an amended Form D was filed on November 20, 2018, an amended Form D was filed on December 10, 2018, and an amended Form D was filed on January 17, 2019.

On September 20, 2018, the Company granted five-year options for the purchase of 1,500,000 shares of the Company’s common stock under the 2018 Plan, of which options for the purchase of 725,000 shares of the Company’s common stock were granted to the Company’s President and CEO, Scott L. Mathis, and options for the purchase of 200,000 shares of the Company’s common stock were granted to Peter J. Lawrence, a member of the Board of Directors. The options have an exercise price of $0.539 per share and vest 25% at the first anniversary of date of grant, with the remaining shares vesting ratably on a quarterly basis over the following three years. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the issuance of options.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Company.

On December 18, 2018, the Board of Directors of GGI granted options under its 2018 Gaucho Plan to purchase common stock of GGI to certain employees, consultants, officers, and directors of GGI at an exercise price of $0.1375 per share, of which an option to purchase 4,500,000 shares of common stock was granted to the CEO, an option for 200,000 shares was granted to the CFO, and two options, each for 50,000 shares was granted to two members of the Board of Directors of GGI. After one year from the date of grant, 25% of the options vest, with the remaining 75% vesting in equal quarterly installments thereafter. The options expire on December 18, 2023. No general solicitation was used, no commissions were paid, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the issuance of options.

In January 2019, management of GGI gave the option to the holders of GGI Notes to extend the maturity date from December 31, 2018 to March 31, 2019 of their specific convertible promissory notes. All of the holders of GGI Notes retain their right, but not the obligation, to convert the principal amount of the note plus accrued interest into GGI common stock at a 20% discount to the share price in a future offering of common stock by GGI. As of February 11, 2019, all holders of GGI Notes agreed to the extension of the maturity date on their convertible notes, except for holders of GGI Notes in the amount of $10,500 which have matured. If the extension is considered an issuance of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

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Between January 1, 2019 and March 12, 2019, GGI sold additional GGI Notes in the total amount of $786,000 to accredited investors. The maturity date of the GGI Notes was March 31, 2019, and at the option of the holder, the principal amount of the note plus accrued interest could be converted into GGI common stock at a 20% discount to the share price in a future offering of common stock by GGI. Together with the GGI Notes sold in 2018, a total of $2,266,800 convertible promissory notes of GGI were sold. No general solicitation was used, no commissions were paid, and GGI relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed with the Securities and Exchange Commission on September 18, 2018, an amended Form D was filed on November 20, 2018, an amended Form D was filed on December 10, 2018, an amended Form D was filed on January 17, 2019, an amended Form D was filed on February 8, and another amended Form D was filed on February 21, 2019.

On March 13, 2019, the Company issued 181,185 shares of common stock at $0.35 per share to employees for the year ended December 31, 2018 of the 401(k) profit sharing plan. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On April 14, 2019, GGI Notes representing $1,951,300 of principal and $51,160 of interest converted into 5,006,151 shares of GGI common stock. GGI Notes in the amount of $65,500 were repaid in cash and GGI Notes representing $150,000 of principal and $1,987 of interest as of June 30, 2019 are due and outstanding. For this issuance of securities, no general solicitation was used and the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

Between February 8, 2019 and August 30, 2019, the Company sold a total of 13,318,310 shares of its common stock to accredited investors for total cash proceeds of $4,610,700 as well as cancellation of a GGI Note in the amount of $50,708.62, including principal and interest. No general solicitation was used, no commissions were paid, and Algodon relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act of 1933, as amended, in connection with the sales. A Form D was filed on April 22, 2019 with the SEC, an amended Form D was filed on May 6, 2019, an additional amended Form D was filed on May 31, 2019, an amended Form D was filed on July 31, 2019, and a final amended Form D was filed on September 25, 2019.

During 2018, principal and interest of the 2017 Notes of $794,875 and $15,000, respectively, were converted into 1,285,517 shares of common stock at a conversion price of $0.63 per share. During the six months ended June 30, 2019, the Company repaid principal and interest of $30,000 and $2,151, respectively, and principal and interest of $51,500 and $1,160, respectively, were converted into 83,587 shares of common stock at a conversion price of $0.63 per share. The 2017 Notes are no longer convertible.

On May 13, 2019, the Board of Directors of the Company, with option-holder consent, cancelled a total 3,139,890 of options with exercise prices between $2.20 and $2.48 that had been issued pursuant to the Company’s to certain employees and consultants including options to purchase 2,109,890 shares of common stock by the Company’s President & CEO, 150,000 by the Company’s CFO, and 150,000 by one of the Company’s directors.

On July 8, 2019, the Company granted options for the purchase of 3,139,890 shares of common stock at an exercise price of $0.385 per share to certain employees and consultants under the 2018 Stock Option Plan, including a grant of options to purchase 2,209,890 shares to the Company’s President and CEO, a grant of options to purchase 155,000 shares to the Company’s CFO, and options to purchase 150,000 shares to one of the Company’s directors. For these sales of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

On July 23, 2019, pursuant to agreements with certain warrant holders, the Company canceled warrants for the purchase of 364,639 shares of common stock, with exercise prices between $2.00 and $2.50 per share, which includes warrants for the purchase of 151,383 shares of common stock held by the Company’s President and CEO.

On August 5, 2019, GGI granted options for the purchase of 100,000 shares of common stock of GGI at an exercise price of $0.55 per share to an advisor under GGI’s 2018 Stock Option Plan. For this sale of securities, no general solicitation was used, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

Exhibit	Description

1.1	Form of Underwriting Agreement[13]
2.1	Stock Purchase Agreement between the Company and China Concentric Capital Group, Inc., dated December 20, 2016[3]
2.2	First Amendment to the Stock Purchase Agreement between the Company and China Concentric Capital Group, Inc., dated January 17, 2017[3]
2.3	Escrow Agreement between the Company, China Concentric Capital Group, Inc., and J.M. Walker & Associates, dated December 16, 2016[3]
2.4	First Amendment to the Escrow Agreement between the Company, China Concentric Capital Group, Inc., and J.M. Walker & Associates, dated January 17, 2017[3]
3.1	Amended and Restated Certificate of Incorporation filed September 30, 2013[1]
3.2	Amended and Restated Bylaws[8]
3.3	Amendment to the Amended and Restated Certificate of Incorporation filed September 20, 2018 and effective October 1, 2018[9]
3.4	Amendment to the Amended and Restated Certificate of Incorporation filed March 1, 2019 and effective March 11, 2019[10]
3.5	Amendment to the Company’s Amended and Restated Bylaws as approved on July 8, 2019[11]
4.1	Amended and Restated Certificate of Designation of the Series A Preferred filed September 30, 2013[1]
4.2	Amendment No. 1 to the Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock, effective February 28, 2017[2]
4.3	Certificate of Designation of Series B Convertible Preferred Stock, effective February 28, 2017[2]
4.4	2016 Stock Option Plan.[3]
4.5	First Amendment to 2016 Stock Option Plan as adopted by the Board of Directors on October 20, 2016.[3]
4.6	2018 Equity Incentive Plan.[9]
4.7	Amendment to the Company’s 2018 Equity Incentive Plan as approved by the Board of Directors on May 13, 2019 and the stockholders on July 8, 2019[11]
4.8	Amendment to the Company’s 2018 Equity Incentive Plan effective July 8, 2019 as approved by the Board of Directors[12]
4.9	Underwriters’ Warrant[13]
5.1	Opinion of Burns, Figa & Will, P.C.**
10.1	Employment Agreement by and between the Company and Scott L. Mathis dated September 28, 2015[6]
10.2	Agreement of Lease between 135 Fifth Avenue LLC and Diversified Biotech Holdings Corp. dated July 1, 2006 and Amendment of Lease between 135 Fifth Avenue LLC and Diversified Private Equity Corp., dated September 1, 2010[1]
10.3	Second Amendment of Lease between 135 Fifth Avenue LLC and Diversified Private Equity Corp., dated July 10, 2015[5]
10.4	Investor Relations Consulting Agreement between MZHCI, LLC and the Company, dated April 8, 2016[7]
21.1	Subsidiaries of Gaucho Group Holdings, Inc.[12]
23.1	Consent of Marcum LLP*
23.2	Intentionally omitted.
23.3	Consent of Burns, Figa & Will, P.C. (included in Exhibit 5.1)**
24.1	Power of Attorney (see signature page to this registration statement on Form S-1)
99.1	Algodon Wine Estates Property Map[12]

1.	Incorporated by reference from the Company’s Registration of Securities Pursuant to Section 12(g) on Form 10 dated May 14, 2014.
2.	Incorporated by reference from the Company’s Current Report on Form 8-K, filed on March 2, 2017.
3.	Incorporated by reference from the Company’s Annual Report on Form 10-K, filed on March 31, 2017.
4.	Incorporated by reference from the Company’s Annual Report on Form 10-K, filed on March 31, 2015.
5.	Incorporated by reference from the Company’s Annual Report on Form 10-K, filed on March 30, 2016.
6.	Incorporated by reference from the Company’s Quarterly report on Form 10-Q, filed on November 16, 2015.
7.	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed on May 16, 2016.
8.	Incorporated by reference from the Company’s Current Report on Form 8-K, filed on December 20, 2017.
9.	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed on November 19, 2018.
10.	Incorporated by reference from the Company’s Current Report on Form 8-K, filed on March 14, 2019.
11.	Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 9, 2019.
12.	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on August 30, 2019.
13.	Incorporated by reference to the Company’s Amended Registration Statement on Form S-1 filed on September 30, 2019.
*	Filed herewith.
**	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 29, 2019.

GAUCHO GROUP HOLDINGS, INC.

By:	/s/ Scott L. Mathis
Scott L. Mathis
President, Chief Executive Officer & Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS , that each person whose signature appears below hereby constitutes and appoints Scott L. Mathis and Maria I. Echevarria, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Dated: October 29, 2019	By:	/s/ Scott L. Mathis
Scott L. Mathis
President, Chief Executive Officer (principal executive officer) & Chairman of the Board

Dated: October 29, 2019	By:	/s/ Maria I. Echevarria
Maria I. Echevarria
Chief Financial Officer (principal financial and accounting officer)

Dated: October 29, 2019	By:	/s/ Peter J.L. Lawrence
Peter J.L. Lawrence
Director

Dated: October 29, 2019	By:	/s/ Steven A. Moel
Steven A. Moel
Director

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